EXHIBIT 4.5

                             TEMPLE-INLAND INC.

                           Officers' Certificate
                           ---------------------

         Each of the undersigned officers of Temple-Inland Inc., a Delaware corporation (the "Company"), does hereby certify as follows:

                  1. Each of the undersigned has read Sections 201, 301 and 303 of the Indenture, dated as of September 1, 1986 (the "Indenture"), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (the "Trustee"), as amended by the first supplemental indenture, dated as of April 15, 1988, the second supplemental indenture, dated as of December 27, 1990, and the third supplemental indenture, dated as of May 9, 1991, and the definitions in such Indenture relating thereto and has reviewed such other corporate documents and records relating to the matters referred to herein, and, in the opinion of the undersigned, has made such examination or investigation as is necessary to enable him to express an informed opinion on the matters set forth below.

                  2. The terms of the series of Securities of the Company entitled the "6.42% Senior Notes due 2007" (the "Notes") to be issued under the Indenture are hereby established pursuant to resolutions duly adopted by a Special Committee of the Board of Directors of the Company on April 25, 2002 and are set forth in Annex A, and in Exhibits A-D hereto.

                  3. All conditions precedent provided for in the Indenture relating to the establishment and original issuance, authentication and delivery of the Notes have been complied with.

                  4. In the opinion of the undersigned, Section 301 of the Indenture has been complied with in the establishment of the terms of the Notes.

                          [Signature page follows]




         IN WITNESS WHEREOF, each of the undersigned has executed this Officers' Certificate as of May 1, 2002.



                                   By:    /s/   M. Richard Warner
                                       ----------------------------------------
                                   Name:  M. Richard Warner
                                   Title:    Chief Administrative Officer
                                             and Vice President


                                   By:    /s/   Randall D. Levy
                                       ----------------------------------------
                                   Name:  Randall D. Levy
                                   Title:   Chief Financial Officer




ANNEX A

                                     To

                           Officers' Certificate
                           ---------------------

         Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture or the Purchase Contract Agreement (the "Purchase Contract Agreement," attached as Exhibit A hereto) between the Company and JPMorgan Chase Bank, as Purchase Contract Agent (the "Purchase Contract Agent"), dated as of May 1, 2002.

         The series of Securities authorized hereby shall be the "6.42% Senior Notes due 2007" of the Company (the "Notes").

         The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture in accordance with this Officers' Certificate is initially limited to $300,000,000, subject to increase to $345,000,000 in case of the exercise of the over-allotment option under the Underwriting Agreement, except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, other Notes pursuant to Sections 304, 305, 906 or 1107 of the Indenture and or any Notes which, pursuant to Section 303, are deemed never to have been authenticated and delivered under the Indenture; provided, however, that the Company may, without the consent of Holders of the Notes, create and issue additional Notes ranking equally with the Notes and otherwise similar in all respects so that such further Notes would be consolidated and form a single series of the Notes.

         Subject to the terms and conditions set forth in the form of Note (attached as Exhibit B hereto), the Notes will mature on May 17, 2007. The Notes will initially pay interest at the annual rate of 6.42% on each February 17, May 17, August 17 and November 17, commencing on August 17, 2002, for quarterly payments due on or before February 17, 2005. If the Notes are successfully remarketed pursuant to the terms set forth in the Remarketing Agreement (the "Remarketing Agreement," attached as Exhibit C hereto) between the Company, the Remarketing Agent and the Purchase Contract Agent, the Remarketing Agent will reset the interest rate on the Notes (including Notes not participating in the remarketing) and the Notes will thereafter pay interest at the annual rate equal to the Reset Rate. If the Notes are not successfully remarketed prior to the Stock Purchase Date, the Notes will continue to pay interest at the initial annual rate of 6.42%. The Notes are not redeemable prior to their stated maturity except as described below.

         The amount of interest payable for any period will be computed (1) for any full quarterly period, on the basis of a 360-day year of twelve 30-day months, (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and (3) for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Notes is not a Business Day, the payment of the interest payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of the delay, except that, if the Business Day is in the next succeeding calendar year, then the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the scheduled payment date.

         In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal thereof and any interest accrued thereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         Each Note will initially be pledged to secure the Holder's obligations under the Purchase Contract, pursuant to the terms and conditions set forth in the Pledge Agreement ("Pledge Agreement," attached as Exhibit D hereto) among the Company, the Purchase Contract Agent and Bank One Trust Company, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary, dated as of May 1, 2002.

         The Notes held by each Holder of an Upper DECS will be subject to a remarketing, unless the Holder elects not to participate in the remarketing, in accordance with the terms and conditions set forth in the Purchase Contract Agreement.

         On or prior to the fourth Business Day immediately preceding the first day of a Remarketing Period, Holders of Notes that are not components of Upper DECS may elect to have their Notes remarketed in the same manner as Notes that are components of Upper DECS by delivering their Notes along with a notice of this election (substantially in the form of Exhibit C to the Pledge Agreement) to the Custodial Agent prior to the beginning of a Remarketing Period, but no earlier than the Payment Date immediately preceding February 17, 2005. The Collateral Agent will hold the Notes in an account separate from the Collateral Account in which the pledged Notes will be held. Holders of Notes electing to have their Notes remarketed will also have the right to withdraw that election on or prior to the fifth Business Day immediately preceding the first day of the relevant Remarketing Period.

         If a Tax Event occurs and is continuing, the Company may, at its option, redeem the Notes in whole, but not in part, at any time at the Redemption Price (as defined in the Purchase Contract Agreement). The Company shall give the Trustee written notice of the Redemption Price promptly after the calculation thereof. Installments of interest on Notes which are due and payable on or prior to the Tax Event Redemption Date will be payable to Holders of the Notes registered as such at the close of business on the relevant record dates. If, following the settlement of the Purchase Contracts and following the occurrence of a Tax Event, the Company exercises its option to redeem the Notes, the proceeds of the redemption will be payable in cash to the Holders of the Notes. If the Tax Event Redemption occurs prior to a successful remarketing of the Notes, the Redemption Price for the Notes forming part of Upper DECS at the time of the Tax Event Redemption will be distributed to the Collateral Agent, who in turn will purchase the applicable Treasury Portfolio on behalf of the Holders of Upper DECS and remit the remainder of the Redemption Price, if any, to the Purchase Contract Agent for payment to the Holders. The Treasury Portfolio will be substituted for corresponding Notes and will be pledged to the Collateral Agent to secure the obligations of the Holders of the Upper DECS to purchase shares of the Company's Common Stock under the Purchase Contracts.

         Notice of any Tax Event Redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered Holder of Notes to be redeemed at its registered address. If money sufficient to pay the Redemption Price is deposited on or before the Redemption Date and the other conditions set forth in the Indenture are satisfied, then on and after such date, interest will cease to accrue on the Notes called for redemption. In the event any Notes are called for redemption, neither the Company nor the Trustee will be required to register the transfer of or exchange the Notes to be redeemed.

         Notes that are released from the pledge following substitution or early settlement will be issued in the form of one or more global certificates, referred to as "Global Securities," registered in the name of the Depositary or its nominee. Except as provided below and except upon recreation of Upper DECS, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Notes in certificated form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Notes shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or a successor Depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the Depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a Holder under the Indenture. The Depository Trust Company shall be the initial Depositary.

         In the event that: (1) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for the Global Security certificates and no successor Depositary has been appointed within 90 days after this notice, (2) the Depositary at any time ceases to be a Depositary registered under the Securities Exchange Act at which time the Depositary is required to be so registered to act as the Depositary and no successor Depositary has been appointed within 90 days after the Company learns that the Depositary has ceased to be so registered, (3) the Company determines in its sole discretion that it will no longer have the Notes represented by Global Securities or permit any the Global Security certificates to be so exchangeable or (4) an Event of Default under the Indenture has occurred and is continuing, the Company will execute, and subject to Article 3 of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations and in an aggregate principal amount of the Global Security in exchange for such Global Security.

         Upon exchange of the Global Security for such Notes in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depositary for delivery to the persons in whose names such Notes are so registered.

         The principal of and interest on the Notes shall be payable at the Corporate Trust Office of the Trustee; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it shall appear in the Security Register or by wire transfer to an account in the United States designated to the Trustee by a prior written notice by such Person delivered at least five Business Days prior to the applicable Interest Payment Date.

         The Notes will be issued in denominations of $50 and integral multiples of $50.

         The Notes shall not have the benefit of a sinking fund and shall not be exchangeable into shares of the Company's Common Stock.

         The provisions of Section 403 of the Indenture shall apply to the Notes.




                                 Exhibit A

                        Purchase Contract Agreement



                             TEMPLE-INLAND INC.

                                    AND

                            JPMORGAN CHASE BANK,

                         AS PURCHASE CONTRACT AGENT



                        PURCHASE CONTRACT AGREEMENT

                          Dated as of May 1, 2002





                                                  TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                                     ARTICLE I.

                               DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1           Definitions................................................................................1

SECTION 1.2           Compliance Certificates And Opinions......................................................12

SECTION 1.3           Form Of Documents Delivered To Agent......................................................13

SECTION 1.4           Acts Of Holders; Record Dates.............................................................14

SECTION 1.5           Notices...................................................................................15

SECTION 1.6           Notice To Holders; Waiver.................................................................16

SECTION 1.7           Effect Of Headings And Table Of Contents..................................................16

SECTION 1.8           Successors And Assigns....................................................................16

SECTION 1.9           Separability Clause.......................................................................16

SECTION 1.10          Benefits Of Agreement.....................................................................16

SECTION 1.11          Governing Law.............................................................................17

SECTION 1.12          Legal Holidays............................................................................17

SECTION 1.13          Counterparts..............................................................................17

SECTION 1.14          Inspection Of Agreement...................................................................17


                                                     ARTICLE II.

                                                  CERTIFICATE FORMS

SECTION 2.1           Forms Of Certificates Generally...........................................................18

SECTION 2.2           Form Of Agent's Certificate Of Authentication.............................................19


                                                    ARTICLE III.

                                          THE UPPER DECS AND STRIPPED DECS

SECTION 3.1           Title And Terms; Denominations............................................................19

SECTION 3.2           Rights And Obligations Evidenced By The Certificates......................................19

SECTION 3.3           Execution, Authentication, Delivery And Dating............................................20

SECTION 3.4           Temporary Certificates....................................................................21

SECTION 3.5           Registration; Registration Of Transfer And Exchange.......................................21

SECTION 3.6           Book-Entry Interests......................................................................23

SECTION 3.7           Notices To Holders........................................................................23

SECTION 3.8           Appointment Of Successor Clearing Agency..................................................23

SECTION 3.9           Definitive Certificates...................................................................24

SECTION 3.10          Mutilated, Destroyed, Lost And Stolen Certificates........................................24

SECTION 3.11          Persons Deemed Owners.....................................................................25

SECTION 3.12          Cancellation..............................................................................26

SECTION 3.13          Establishment Of Stripped DECS............................................................26

SECTION 3.14          Reestablishment Of Upper DECS.............................................................28

SECTION 3.15          Transfer Of Collateral Upon Occurrence Of Termination Event...............................29

SECTION 3.16          No Consent To Assumption..................................................................30


                                                     ARTICLE IV.

                                                      THE NOTES

SECTION 4.1           Payment Of Interest; Rights To Interest Payments Preserved; Notice........................30

SECTION 4.2           Notice And Voting.........................................................................31

SECTION 4.3           Tax Event Redemption......................................................................31


                                                     ARTICLE V.

                                       THE PURCHASE CONTRACTS; THE REMARKETING

SECTION 5.1           Purchase Of Shares Of Common Stock........................................................32

SECTION 5.2           Contract Adjustment Payments..............................................................34

SECTION 5.3           Deferral Of Contract Adjustment Payments..................................................35

SECTION 5.4           Payment Of Purchase Price; Remarketing....................................................37

SECTION 5.5           Issuance Of Shares Of Common Stock........................................................41

SECTION 5.6           Adjustment Of Settlement Rate.............................................................42

SECTION 5.7           Notice Of Adjustments And Certain Other Events............................................48

SECTION 5.8           Termination Event; Notice.................................................................49

SECTION 5.9           Early Settlement..........................................................................49

SECTION 5.10          Early Settlement Upon Merger..............................................................51

SECTION 5.11          Charges And Taxes.........................................................................52

SECTION 5.12          No Fractional Shares......................................................................53

SECTION 5.13          Registration Statement and Prospectus.....................................................53


                                                     ARTICLE VI.

                                                      REMEDIES

SECTION 6.1           Unconditional Right Of Holders To Purchase Common Stock...................................54

SECTION 6.2           Restoration Of Rights And Remedies........................................................54

SECTION 6.3           Rights And Remedies Cumulative............................................................54

SECTION 6.4           Delay or Omission Not Waiver..............................................................54

SECTION 6.5           Undertaking For Costs.....................................................................54

SECTION 6.6           Waiver Of Stay Or Extension Laws..........................................................55


                                                    ARTICLE VII.

                                                      THE AGENT

SECTION 7.1           Certain Duties, Rights And Immunities.....................................................55

SECTION 7.2           Notice Of Default.........................................................................57

SECTION 7.3           Certain Rights Of Agent...................................................................57

SECTION 7.4           Not Responsible For Recitals, Etc.........................................................58

SECTION 7.5           May Hold Upper DECS and Stripped DECS And Other Dealings..................................58

SECTION 7.6           Money Held In Custody.....................................................................58

SECTION 7.7           Compensation And Reimbursement............................................................58

SECTION 7.8           Corporate Agent Required; Eligibility.....................................................59

SECTION 7.9           Resignation And Removal; Appointment Of Successor.........................................59

SECTION 7.10          Acceptance Of Appointment By Successor....................................................60

SECTION 7.11          Merger, Conversion, Consolidation Or Succession To Business...............................61

SECTION 7.12          Preservation Of Information; Communications To Holders....................................61

SECTION 7.13          Failure to Act............................................................................61

SECTION 7.14          No Obligations Of Agent...................................................................62

SECTION 7.15          Tax Compliance............................................................................62


                                                    ARTICLE VIII.

                                               SUPPLEMENTAL AGREEMENTS

SECTION 8.1           Supplemental Agreements Without Consent Of Holders........................................63

SECTION 8.2           Supplemental Agreements With Consent Of Holders...........................................63

SECTION 8.3           Execution Of Supplemental Agreements......................................................64

SECTION 8.4           Effect Of Supplemental Agreements.........................................................64

SECTION 8.5           Reference To Supplemental Agreements......................................................65


                                                     ARTICLE IX.

                                      CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 9.1           Covenant Not To Merge, Consolidate, Sell Or Convey Property Except Under Certain Conditions65

SECTION 9.2           Rights And Duties Of Successor Corporation................................................65

SECTION 9.3           Opinion Of Counsel Given To Agent.........................................................66


                                                     ARTICLE X.

                                                      COVENANTS

SECTION 10.1          Performance Under Purchase Contracts......................................................66

SECTION 10.2          Maintenance Of Office Or Agency...........................................................66

SECTION 10.3          Company To Reserve Common Stock...........................................................67

SECTION 10.4          Covenants As To Common Stock..............................................................67

SECTION 10.5          Statements Of Officer Of The Company As To Default........................................67




         PURCHASE CONTRACT AGREEMENT (the "Agreement"), dated as of May 1, 2002, between TEMPLE-INLAND INC., a Delaware corporation (the "Company"), and JPMORGAN CHASE BANK, a New York banking corporation, acting as purchase contract agent for the Holders of Upper DECS and Stripped DECS from time to time (the "Agent").

                                  RECITALS

         The Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Upper DECS and Stripped DECS.

         All things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute this Agreement a valid agreement of the Company, in accordance with its terms, have been done.

                                WITNESSETH:

         For and in consideration of the premises and the purchase of the Upper DECS by the Holders thereof, it is mutually agreed as follows:

                                 Article I

                     DEFINITIONS AND OTHER PROVISIONS
                           OF GENERAL APPLICATION

         SECTION 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

                  (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

                  (d) the following terms have the meanings given to them in this Section 1.1(d):

         "Act" when used with respect to any Holder, has the meaning specified in Section 1.4.

         "Affiliate" has the same meaning as given to that term in Rule 405 promulgated under the Securities Act or any successor rule thereunder.

         "Agent" means the Person named as the "Agent" in the first paragraph of this instrument until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Agent" shall mean such Person.

         "Agent-purchased Treasury Consideration" has the meaning specified in Section 5.4(b)(i).

         "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Applicable Market Value" has the meaning specified in Section
5.1(c).

         "Applicable Ownership Interest" means, with respect to an Upper DECS and the Treasury Securities in the Treasury Portfolio, (A) a 1/20, or 5.0%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury security included in such Treasury Portfolio that matures on or prior to the Stock Purchase Date and (B) for the scheduled interest Payment Date on the Notes that occurs on the Stock Purchase Date, in the case of a successful remarketing, or for each scheduled interest Payment Date on the Notes that occurs after the Tax Event Redemption Date and on or before the Stock Purchase Date, in the case of a Tax Event Redemption, a 5.0% undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury security included in the Treasury Portfolio that matures on or prior to that interest Payment Date or Dates.

         "Applicants" has the meaning specified in Section 7.12(b).

         "Bankruptcy Code" means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

         "Beneficial Owner" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Board of Directors" means either the Board of Directors of the Company or the Executive Committee of such Board or any other committee of such Board duly authorized to act generally or in any particular respect for such Board hereunder.

         "Board Resolution" means (i) a copy of a resolution certified by the Secretary or the Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, (ii) a copy of a unanimous written consent of the Board of Directors or (iii) a certificate signed by the authorized officer or officers to whom the Board of Directors has delegated its authority, and in each case, delivered to the Agent.

         "Book-Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 3.6.

         "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in The State of New York or at a place of payment are authorized or required by law, regulation or executive order to be closed.

         "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting) corporate stock or similar interests in other types of entities.

         "Cash Merger" has the meaning set forth in Section 5.10.

         "Cash Settlement" has the meaning set forth in Section 5.4(a).

         "Certificate" means an Upper DECS Certificate or a Stripped DECS Certificate.

         "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Upper DECS and Stripped DECS and in whose name, or in the name of a nominee of that organization, shall be registered a Global Certificate and which shall undertake to effect book-entry transfers and pledges of the Upper DECS and Stripped DECS.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Price" has the meaning specified in Section 5.1(c).

         "Collateral" has the meaning specified in Section 2.1(a) of the Pledge Agreement.

         "Collateral Agent" means Bank One Trust Company, N.A., a national banking association, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

         "Collateral Substitution" has the meaning specified in Section
3.13(a).

         "Common Stock" means the common stock, par value $1.00 per share, of the Company.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter "Company" shall mean such successor.

         "Constituent Person" has the meaning specified in Section 5.6(b).

         "Contract Adjustment Payments" means, in the case of Upper DECS and Stripped DECS, the amount payable by the Company in respect of each Purchase Contract constituting a part of such Upper DECS or Stripped DECS, equal to 1.08% per year of the Stated Amount, in each case computed on the basis of a 360-day year of twelve 30-day months, plus any Deferred Contract Adjustment Payments accrued pursuant to Section 5.3.

         "Corporate Trust Office" means the office of the Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 450 West 33rd Street, New York, New York 10001.

         "Coupon Rate" means the percentage rate per annum at which each Note will bear interest initially.

         "Current Market Price" has the meaning specified in Section
5.6(a)(8).

         "Custodial Agent" means Bank One Trust Company, N.A., a national banking association, as Custodial Agent under the Pledge Agreement until a successor Custodial Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Custodial Agent" shall mean the Person who is then the Custodial Agent thereunder.

         "Deferred Contract Adjustment Payments" has the meaning specified in Section 5.3.

         "Depositary" means, initially, DTC, until another Clearing Agency becomes its successor.

         "DTC" means The Depository Trust Company, the initial Clearing Agency.

         "Early Settlement" has the meaning specified in Section 5.9(a).

         "Early Settlement Amount" has the meaning specified in Section
5.9(a).

         "Early Settlement Date" has the meaning specified in Section
5.9(a).

         "Early Settlement Rate" has the meaning specified in Section
5.9(b).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

         "Expiration Date" has the meaning specified in Section 1.4(f).

         "Expiration Time" has the meaning specified in Section 5.6(a)(6).

         "Failed Remarketing" has the meaning specified in Section
5.4(b)(ii).

         "Fair Market Value" with respect to securities distributed in a Spin-Off means (a) in the case of any Spin-Off that is effected simultaneously with an initial public offering of such securities, the initial public offering price of those securities, and (b) in the case of any other Spin-Off, the average of the Sale Prices of those securities over the first 10 Trading Days after the effective date of such Spin-Off.

         "Global Certificate" means a Certificate that evidences all or part of the Upper DECS or Stripped DECS and is registered in the name of a Depositary or a nominee thereof.

         "Holder" means the Person in whose name the Upper DECS or Stripped DECS evidenced by an Upper DECS Certificate and/or a Stripped DECS Certificate is registered in the related Upper DECS Register and/or the Stripped DECS Register, as the case may be.

         "Indenture" means the Indenture, dated as of September 1, 1986, between the Company and the Trustee, as amended by the first supplemental indenture, dated as of April 15, 1988, the second supplemental indenture, dated as of December 27, 1990, and the third supplemental indenture, dated as of May 9, 1991, and as further supplemented by any officers' certificate or supplemental indenture.

         "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary (or other officer performing similar functions) of the Company and delivered to the Agent.

         "Last Failed Remarketing" has the meaning specified in Section 5.4(b)(ii).

         "Merger Early Settlement" has the meaning specified in Section
5.10.

         "Merger Early Settlement Amount" has the meaning specified in
Section 5.10.

         "Merger Early Settlement Date" has the meaning specified in
Section 5.10.

         "Non-electing Share" has the meaning specified in Section 5.6(b).

         "Notes" means the series of senior debt securities of the Company designated the 6.42% Senior Notes due 2007, to be issued under the Indenture.

         "NYSE" has the meaning specified in Section 5.1.

         "Officer's Certificate" means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary (or other officer performing similar functions) of the Company and delivered to the Agent.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or an Affiliate and who shall be reasonably acceptable to the Agent.

         "Opt-out Treasury Consideration" has the meaning specified in
Section 5.4(b)(iv).

         "Outstanding DECS" means, as of the date of determination, all Upper DECS and Stripped DECS evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

                           (i) If a Termination Event has occurred, (A)
                  Stripped DECS and (B) Upper DECS for which the related Note or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, has been theretofore deposited with the Agent in trust for the Holders of such Upper DECS;

                           (ii) Upper DECS and Stripped DECS evidenced by
                  Certificates theretofore cancelled by the Agent or delivered to the Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

                           (iii) Upper DECS and Stripped DECS evidenced by
                  Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Certificate is held by a bona fide purchaser in whose hands the Upper DECS or Stripped DECS evidenced by such Certificate are valid obligations of the Company;

provided, that in determining whether the Holders of the requisite number of the Upper DECS or Stripped DECS have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Upper DECS and Stripped DECS owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Upper DECS and Stripped DECS that a Responsible Officer of the Agent knows to be so owned shall be so disregarded. Upper DECS or Stripped DECS so owned that have been pledged in good faith may be regarded as Outstanding DECS if the pledgee establishes to the satisfaction of the Agent the pledgee's right so to act with respect to such Upper DECS or Stripped DECS and that the pledgee is not the Company or any Affiliate of the Company.

         "Payment Date" means each February 17, May 17, August 17 and November 17, commencing August 17, 2002.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Pledge" means the pledge under the Pledge Agreement of the Notes, the Treasury Securities or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, in each case constituting a part of the Upper DECS or Stripped DECS, property, cash, securities, financial assets and security entitlements of the Collateral Account (as defined in the Pledge Agreement) and any proceeds of any of the foregoing.

         "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, by and among the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Upper DECS and Stripped DECS.

         "Pledged Applicable Ownership Interest in the Treasury Portfolio" has the meaning set forth in Section 2.1(c) of the Pledge Agreement.

         "Pledged Notes" has the meaning set forth in Section 2.1(c) of the Pledge Agreement.

         "Pledged Treasury Consideration" has the meaning set forth in
Section 2.1(c) of the Pledge Agreement.

         "Pledged Treasury Securities" has the meaning set forth in Section 2.1(c) of the Pledge Agreement.

         "Predecessor Certificate" means a Predecessor Upper DECS
Certificate or a Predecessor Stripped DECS Certificate.

         "Predecessor Upper DECS Certificate" of any particular Upper DECS Certificate means every previous Upper DECS Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Upper DECS evidenced thereby; and, for the purposes of this definition, any Upper DECS Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Upper DECS Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Upper DECS Certificate.

         "Predecessor Stripped DECS Certificate" of any particular Stripped DECS Certificate means every previous Stripped DECS Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Stripped DECS evidenced thereby; and, for the purposes of this definition, any Stripped DECS Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Stripped DECS Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Stripped DECS Certificate.

         "Purchase Contract," when used with respect to any Upper DECS or Stripped DECS, means the contract forming a part of such Upper DECS or Stripped DECS and obligating the Company to sell and the Holder of such Upper DECS or Stripped DECS to purchase Common Stock on the terms and subject to the conditions set forth in Article Five.

         "Purchase Contract Settlement Fund" has the meaning specified in
Section 5.5.

         "Purchase Price" has the meaning specified in Section 5.1.

         "Purchased Shares" has the meaning specified in Section 5.6(a)(6).

         "Quotation Agent" means Salomon Smith Barney Inc., or a successor or any other primary U.S. government securities dealer in New York City selected by the Company.

         "Record Date" for the distribution payable on any Payment Date means, as to any Global Certificate, the Business Day immediately preceding such Payment Date, and as to any other Certificate, the 15th day preceding such Payment Date.

         "Redemption Amount" means, in the case of a Tax Event Redemption occurring prior to a successful remarketing of the Notes, for each Note the product of (i) the principal amount of such Note and (ii) a fraction whose numerator is the applicable Treasury Portfolio Purchase Price and whose denominator is the aggregate principal amount of Notes outstanding on the Tax Event Redemption Date, and in the case of a Tax Event Redemption occurring after a successful remarketing of the Notes, for each Note the Stated Amount of the Note.

         "Redemption Price" means the redemption price per Note equal to the Redemption Amount plus any accrued and unpaid interest on such Note to the date of redemption.

         "Reference Price" has the meaning specified in Section 5.1(a)(ii).

         "Register" means the Upper DECS Register or the Stripped DECS Register, as applicable.

         "Registrar" means the Upper DECS Registrar or the Stripped DECS Registrar, as applicable.

         "Remarketing Agent" has the meaning specified in Section
5.4(b)(i).

         "Remarketing Agreement" means the Remarketing Agreement to be entered into by and among the Company, the Remarketing Agent and the Agent.

         "Remarketing Date" means the third Business Day immediately preceding February 17, 2005.

         "Remarketing Fee" has the meaning specified in Section 5.4(b)(i).

         "Remarketing Period" means the three Business Day period either
(i) beginning on the Remarketing Date and ending after the two immediately following Business Days; (ii) immediately preceding April 6, 2005; or (iii) immediately preceding May 17, 2005.

         "Remarketing Value" means the sum of

                           (i) the value at the Remarketing Date or any
                  Subsequent Remarketing Date, as the case may be, of U.S. Treasury securities that will pay, on or prior to the Payment Date falling on the Stock Purchase Date, an amount of cash equal to the aggregate interest payments that are scheduled to be payable on that Payment Date, on
                  (a) the Notes which are included in Upper DECS and are participating in the remarketing and (b) the Separate Notes that are to be remarketed pursuant to Section 4.5(d) of the Pledge Agreement, assuming for that purpose that the interest rate on the Notes is equal to the Coupon Rate, and

                           (ii) the value at the Remarketing Date or the
                  Subsequent Remarketing Date, as the case may be, of U.S. Treasury securities that will pay, on or prior to the Stock Purchase Date, an amount of cash equal to the Stated Amount (a) of such Notes that are included in Upper DECS and which are participating in the remarketing and (b) the Separate Notes which are to be remarketed pursuant to Section 4.5(d) of the Pledge Agreement, provided that for purposes of clauses (i) and (ii) above, the Remarketing Value shall be calculated on the assumptions that (x) the U.S. Treasury securities are highly liquid and mature on or within 35 days prior to the Stock Purchase Date, as determined in good faith by the Remarketing Agent in a manner intended to minimize the cash value of the U.S. Treasury securities, and (y) the U.S. Treasury securities are valued based on the ask-side price of the U.S. Treasury securities at a time between 9:00 a.m. and 11:00 a.m., New York City time, selected by the Remarketing Agent, on the Remarketing Date or any Subsequent Remarketing Date, as the case may be, as determined on a third-day settlement basis by a reasonable and customary means selected in good faith by the Remarketing Agent, plus accrued interest to that date.

         "Reorganization Event" has the meaning specified in Section 5.6(b).

         "Reset Rate" has the meaning specified in Section 5.4(b)(i) and shall be established pursuant to Section 5.4(b)(i) or (ii), as appropriate.

         "Responsible Officer" means, when used with respect to the Agent, any officer within the corporate trust department of the Agent (or any successor of the Agent), including any Vice President, any assistant Vice President, any assistant secretary, the treasurer, any assistant treasurer, any trust officer, any senior trust officer or any other officer of the Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who, in each of the above cases, shall have direct responsibility for the administration of this Agreement.

         "Sale Price" of the Common Stock or any securities distributed in a Spin-Off, as the case may be, on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on such Trading Day as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock or such securities are traded or, if the Common Stock or such securities are not listed on a U.S. national or regional securities exchange, as reported by Nasdaq.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Intermediary" means Bank One Trust Company, N.A., a national banking association, in its capacity as Securities Intermediary under the Pledge Agreement, together with its successors in such capacity.

         "Separate Notes" has the meaning set forth in the Pledge
Agreement.

         "Settlement Date" means any Early Settlement Date or Merger Early Settlement Date or the Stock Purchase Date.

         "Settlement Rate" has the meaning specified in Section 5.1.

         "Spin-Off" means a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company.

         "Stated Amount" means, with respect to any one Note, Upper DECS or Stripped DECS, $50.

         "Stock Purchase Date" means May 17, 2005.
         "Stripped DECS" means the collective rights and obligations of a holder of a Stripped DECS Certificate in respect of a 1/20 undivided beneficial interest in a Treasury Security, subject in each case to the Pledge thereof, and the related Purchase Contract.

         "Stripped DECS Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Stripped DECS specified on such certificate, substantially in the form of Exhibit B hereto.

         "Stripped DECS Register" and "Stripped DECS Registrar" have the respective meanings specified in Section 3.5.

         "Subsequent Remarketing Date" means, provided there has been one or more Failed Remarketings, the date on which the Remarketing Agent has consummated a successful remarketing in accordance with Section 5.4 hereof, such date to be no later than the Business Day immediately preceding the Stock Purchase Date.

         "Tax Event" means the receipt by the Company of an opinion of a nationally recognized tax counsel experienced in such matters, which may be Skadden, Arps, Slate, Meagher & Flom LLP, to the effect that there is more than an insubstantial risk that interest payable by the Company on the Notes on the next Payment Date would not be deductible, in whole or in part, by the Company for United States federal income tax purposes, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an official interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any official interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on April 25, 2002, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after April 25, 2002.

         "Tax Event Redemption" means, if a Tax Event shall occur and be continuing, the redemption of the Notes, at the option of the Company, in whole but not in part, on not less than 30 days nor more than 60 days' written notice.

         "Tax Event Redemption Date" means the date upon which a Tax Event Redemption is to occur.

         "Termination Date" means the date, if any, on which a Termination Event occurs.

         "Termination Event" means the occurrence of any of the following events:

                           (i) at any time on or prior to the Stock
                  Purchase Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code or any other similar Federal or state law, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company under the Bankruptcy Code or any other similar applicable federal or state law, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Stock Purchase Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

                           (ii) at any time on or prior to the Stock
                  Purchase Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Stock Purchase Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or

                           (iii) at any time on or prior to the Stock
                  Purchase Date, the Company shall file a petition for relief under the Bankruptcy Code or any other similar federal or state law, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

         "Threshold Appreciation Price" has the meaning specified in
Section 5.1(a)(i).

         "TIA" means the Trust Indenture Act of 1939, as amended.

         "Trading Day" has the meaning specified in Section 5.1(c).

         "Transaction Documents" has the meaning specified in Section
7.1(a).

         "Treasury Consideration" means the Agent-purchased Treasury Consideration or the Opt-out Treasury Consideration.

         "Treasury Portfolio" means: (i) if a Tax Event Redemption occurs prior to a successful remarketing of the Notes, a portfolio of principal or interest strips of U.S. Treasury Securities that mature on or prior to the Stock Purchase Date in an aggregate amount equal to the aggregate principal amount of the Notes included in the Upper DECS on the Tax Event Redemption Date and with respect to each scheduled interest Payment Date on the Notes that occurs after the Tax Event Redemption Date and on or before the Stock Purchase Date, interest or principal strips of U.S. Treasury Securities that mature on or prior to such interest Payment Date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the Notes on such date if the interest rate of the Notes were not reset on the applicable Remarketing Date, and (ii) solely for purposes of determining the Treasury Portfolio Purchase Price in the case of a Tax Event Redemption Date occurring prior to a successful remarketing of the Notes, a portfolio of U.S. Treasury Securities consisting of principal or interest strips of U.S. Treasury Securities that mature on or prior to the Stock Purchase Date in an aggregate amount equal to the aggregate principal amount of the Notes outstanding on the Tax Event Redemption Date and with respect to each scheduled interest Payment Date on the Notes that occurs after the Tax Event Redemption Date and on or before the Stock Purchase Date, interest or principal strips of U.S. Treasury Securities that mature on or prior to such interest Payment Date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the Notes outstanding on the Tax Event Redemption Date.

         "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.

         "Treasury Security" means a zero-coupon U.S. Treasury security (CUSIP Number 912803AD5) maturing on May 15, 2005 that will pay $1,000 on such maturity date.

         "Trustee" means JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), a New York banking corporation, as trustee under the Indenture, or any successor thereto.

         "Underwriting Agreement" means the Underwriting Agreement relating to the Upper DECS and Stripped DECS dated April 25, 2002 among the Company and the underwriters named therein.

         "Upper DECS" means the collective rights and obligations of a Holder of an Upper DECS Certificate in respect of a Note or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, subject in each case to the Pledge thereof, and the related Purchase Contract.

         "Upper DECS Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Upper DECS specified on such certificate, substantially in the form of Exhibit A hereto.

         "Upper DECS Register" and "Upper DECS Registrar" have the respective meanings specified in Section 3.5(a).

         "Vice-President" means any vice-president, whether or not designated by a number or a word or words added before or after the title "vice-president."

         SECTION 1.2 Compliance Certificates And Opinions. Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Agent to take any action under any provision of this Agreement, the Company shall furnish to the Agent an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if requested by the Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officer's Certificate provided for in Section 10.5) shall include:

                  (a) a statement that the Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

         SECTION 1.3 Form Of Documents Delivered To Agent.

                  (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  (b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

         SECTION 1.4 Acts Of Holders; Record Dates.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Agent and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Agent deems sufficient.

                  (c) The ownership of Upper DECS or Stripped DECS shall be proved by the Upper DECS Register or the Stripped DECS Register, as the case may be.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding DECS entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Upper DECS and Stripped DECS. If any record date is set pursuant to this paragraph, the Holders of the Outstanding DECS on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Upper DECS or the Stripped DECS, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding DECS on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding DECS on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Agent in writing and to each Holder of Upper DECS and Stripped DECS in the manner set forth in Section
         1.6. Notwithstanding the foregoing, for purposes of distributions payable on any Payment Date, the Record Date shall be, as to any Global Certificate, the Business Day immediately preceding such Payment Date.

                  (f) With respect to any record date set pursuant to this Section, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Agent in writing, and to each Holder of Upper DECS and Stripped DECS in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

         SECTION 1.5 Notices. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

                  (a) the Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered, mailed, first-class postage prepaid, telecopied or delivered by overnight air courier guaranteeing next day delivery, to the Agent at 450 West 33rd Street, New York, New York 10001, Attention: Institutional Trust Services, telecopy:
         212-946-8160, or at any other address furnished in writing by the Agent to the Holders and the Company; or

                  (b) the Company by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered, mailed, first-class postage prepaid, telecopied or delivered by overnight air courier guaranteeing next day delivery, to the Company at Temple-Inland Inc., 303 South Temple Drive, Diboll, Texas 75941, Attention: Secretary, telecopy:
         936-829-3333 or at any other address furnished in writing to the Agent by the Company; or

                  (c) the Collateral Agent by the Agent, the Company or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered, mailed, first-class postage prepaid, telecopied or delivered by overnight air courier guaranteeing next day delivery, addressed to the Collateral Agent at Bank One Trust Company, N.A., 1 Bank One Plaza, Chicago, Illinois 60670, Attention: Corporate Trust Administration, telecopy: 312-336-8840/1, or at any other address furnished in writing by the Collateral Agent to the Agent, the Company and the Holders; or

                  (d) the Trustee by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered, mailed, first-class postage prepaid, telecopied or delivered by overnight air courier guaranteeing next day delivery, addressed to the Trustee at 450 West 33rd Street, New York, New York 10001, Attention: Institutional Trust Services, telecopy: 212-946-8160 or at any other address furnished in writing by the Trustee to the Company.

         SECTION 1.6 Notice To Holders; Waiver.

                  (a) Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the applicable Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  (b) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall constitute a sufficient notification for every purpose hereunder.

         SECTION 1.7 Effect Of Headings And Table Of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.8 Successors And Assigns. All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 1.9 Separability Clause. In case any provision in this Agreement or in the Upper DECS or Stripped DECS shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

         SECTION 1.10 Benefits Of Agreement. Nothing in this Agreement or in the Upper DECS or Stripped DECS, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Upper DECS and Stripped DECS evidenced by their Certificates by their acceptance of delivery of such Certificates.

         SECTION 1.11 Governing Law. This Agreement and the Upper DECS and Stripped DECS shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws.

         SECTION 1.12 Legal Holidays.

                  (a) In any case where any Payment Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or the Upper DECS Certificates) payments on the Notes shall not be made on such date, but such payments shall be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, provided that no interest shall accrue or be payable by the Company for the period from and after any such Payment Date, except that if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such Payment Date.

                  (b) If any date on which Contract Adjustment Payments are to be made on the Purchase Contracts is not a Business Day, then payment of the Contract Adjustment Payments payable on that date will be made on the next succeeding day which is a Business Day, and no interest or additional payment will be paid in respect of the delay. However, if that Business Day is in the next succeeding calendar year, the payment will be made on the immediately preceding Business Day with the same force and effect as if made on that Payment Date.

                  (c) In any case where the Stock Purchase Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or the Certificates), the Purchase Contracts shall not be performed on such date, but the Purchase Contracts shall be performed on the immediately following Business Day with the same force and effect as if performed on the Stock Purchase Date.

         SECTION 1.13 Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 1.14 Inspection Of Agreement. A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder.

                                Article II.

                             CERTIFICATE FORMS

         SECTION 2.1 Forms Of Certificates Generally.

                  (a) The Upper DECS Certificates (including the form of Purchase Contract forming part of the Upper DECS evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange or quotation system on which the Upper DECS are listed or quoted for trading or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Upper DECS Certificates, as evidenced by their execution of the Upper DECS Certificates.

                  (b) The definitive Upper DECS Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Upper DECS Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

                  (c) The Stripped DECS Certificates (including the form of Purchase Contracts forming part of the Stripped DECS evidenced thereby) shall be in substantially the form set forth in Exhibit B hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange or the quotation system on which the Stripped DECS may be listed or quoted for trading or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Stripped DECS Certificates, as evidenced by their execution of the Stripped DECS Certificates.

                  (d) The definitive Stripped DECS Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Stripped DECS Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

                  (e) Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

                  "THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT."

         SECTION 2.2 Form Of Agent's Certificate Of Authentication.

                  (a) The form of the Agent's certificate of authentication of the Upper DECS shall be in substantially the form set forth on the form of the Upper DECS Certificates.

                  (b) The form of the Agent's certificate of authentication of the Stripped DECS shall be in substantially the form set forth on the form of the Stripped DECS Certificates.

                               Article III.

                      THE UPPER DECS AND STRIPPED DECS

         SECTION 3.1 Title And Terms; Denominations.

                  (a) The aggregate number of Upper DECS and Stripped DECS, if any, evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 6,000,000 (6,900,000 if the Underwriters' (as defined in the Underwriting Agreement) over-allotment option pursuant to the Underwriting Agreement is exercised in full), except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.4, 3.5, 3.10, 3.13, 3.14, 5.9,
         5.10 or 8.5.

                  (b) The Certificates shall be issuable only in registered form and only in denominations of a single Upper DECS or Stripped DECS and any integral multiple thereof.

         SECTION 3.2 Rights And Obligations Evidenced By The Certificates.

                  (a) Each Upper DECS Certificate shall evidence the number of Upper DECS specified therein, with each such Upper DECS representing the ownership by the Holder thereof of a beneficial interest in a Note or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, subject to the Pledge of such Note or such Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Agent as attorney-in-fact for, and on behalf of, the Holder of each Upper DECS shall pledge, pursuant to the Pledge Agreement, the Note or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, forming a part of such Upper DECS, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title, and interest of such Holder in such Note or such Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, for the benefit of the Company, to secure the obligation of the Holder under each Purchase Contract to purchase the Common Stock of the Company. Prior to the purchase of shares of Common Stock under each Purchase Contract, such Purchase Contracts shall not entitle the Holders of Upper DECS Certificates to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as stockholders of the Company.

                  (b) Each Stripped DECS Certificate shall evidence the number of Stripped DECS specified therein, with each such Stripped DECS representing the ownership by the Holder thereof of a 1/20 undivided beneficial interest in a Treasury Security, subject to the Pledge of such interest in such Treasury Security by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. Prior to the purchase of shares of Common Stock under each Purchase Contract, such Purchase Contracts shall not entitle the Holders of Stripped DECS Certificates to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as stockholders of the Company.

         SECTION 3.3 Execution, Authentication, Delivery And Dating.

                  (a) Subject to the provisions of Sections 3.13 and 3.14, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

                  (b) The Certificates shall be executed on behalf of the Company by the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary (or other officer performing similar functions) of the Company and delivered to the Agent. The signature of any of these officers on the Certificates may be manual or facsimile.

                  (c) Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

                  (d) No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual or facsimile signature of an authorized officer of the Agent, as such Holder's attorney-in-fact. Such signature by an authorized officer of the Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

                  (e) Each Certificate shall be dated the date of its authentication.

                  (f) No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

         SECTION 3.4 Temporary Certificates.

                  (a) Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Upper DECS or Stripped DECS, as the case may be, are listed, or as may, consistent herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

                  (b) If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Upper DECS or Stripped DECS, as the case may be, as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Upper DECS or Stripped DECS, as the case may be, evidenced thereby as definitive Certificates.

         SECTION 3.5 Registration; Registration Of Transfer And Exchange.

                  (a) The Agent shall keep at the Corporate Trust Office a register (the "Upper DECS Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Upper DECS Certificates and of transfers of Upper DECS Certificates (the Agent, in such capacity, the "Upper DECS Registrar") and a register (the "Stripped DECS Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of the Stripped DECS Certificates and transfers of Stripped DECS Certificates (the Agent, in such capacity, the "Stripped DECS Registrar").

                  (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of like tenor and denominations, and evidencing a like number of Upper DECS or Stripped DECS, as the case may be.

                  (c) At the option of the Holder, Certificates may be exchanged for other Certificates, of like tenor and denominations and evidencing a like number of Upper DECS or Stripped DECS, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

                  (d) All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Upper DECS or Stripped DECS, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Upper DECS or Stripped DECS, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

                  (e) Every Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

                  (f) No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.4, 3.6, 3.9 and 8.5 not involving any transfer.

                  (g) Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earlier of the Stock Purchase Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall,

                           (i) if the Stock Purchase Date has occurred,
                  deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Upper DECS or Stripped DECS, as the case may be, evidenced by such Certificate,

                           (ii) in the case of Upper DECS, if a Termination
                  Event shall have occurred prior to the Stock Purchase Date, transfer the Notes or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as applicable, relating to such Upper DECS, or

                           (iii) in the case of Stripped DECS, if a
                  Termination Event shall have occurred prior to the Stock Purchase Date, transfer the Treasury Securities relating to such Stripped DECS, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article V.

         SECTION 3.6 Book-Entry Interests. The Certificates, on original issuance, will be issued in the form of one or more, fully registered Global Certificates, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. Such Global Certificate shall initially be registered in the applicable Register in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in Section 3.9. The Agent shall enter into an agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.9:

                  (a) the provisions of this Section 3.6 shall be in full force and effect;

                  (b) the Company shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including receiving approvals, votes or consents hereunder) as the Holder of the Upper DECS and Stripped DECS and the sole holder of the Global Certificate(s) and shall have no obligation to the Beneficial Owners;

                  (c) to the extent that the provisions of this Section 3.6 conflict with any other provisions of this Agreement, the provisions of this Section 3.6 shall control; and

                  (d) the rights of the Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants. The Clearing Agency will make book-entry transfers among Clearing Agency Participants.

         SECTION 3.7 Notices To Holders. Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company's agent shall give such notices and communications to the Holders and, with respect to any Upper DECS or Stripped DECS registered in the name of a Clearing Agency or the nominee of a Clearing Agency, the Company or the Company's agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

         SECTION 3.8 Appointment Of Successor Clearing Agency. If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Upper DECS and Stripped DECS, the Company may, in its sole discretion, appoint a successor Clearing Agency with respect to the Upper DECS and Stripped DECS.

         SECTION 3.9 Definitive Certificates. If

                           (i) a Clearing Agency elects to discontinue its
                  services as securities depositary with respect to the Upper DECS and Stripped DECS and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 3.8,

                           (ii) the Company elects to terminate the
                  book-entry system through the Clearing Agency with respect to the Upper DECS and Stripped DECS, or

                           (iii) there shall have occurred and be
                  continuing a default by the Company in respect of its obligations under one or more Purchase Contracts,

then upon surrender of the Global Certificates representing the Book- Entry Interests with respect to the Upper DECS and Stripped DECS by the Clearing Agency, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Clearing Agency. The Company and the Agent shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be protected in relying on, such instructions.

         SECTION 3.10 Mutilated, Destroyed, Lost And Stolen Certificates.

                  (a) If any mutilated Certificate is surrendered to the Agent, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate at the cost of the Holder, evidencing the same number of Upper DECS or Stripped DECS, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

                  (b) If there shall be delivered to the Company and the Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity at the cost of the Holder as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Agent that such Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Upper DECS or Stripped DECS, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

                  (c) Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earlier of the Stock Purchase Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Stock Purchase Date has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Upper DECS or Stripped DECS evidenced by such Certificate, or (ii) if a Termination Event shall have occurred prior to the Stock Purchase Date, transfer the Notes, the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, or the Treasury Securities, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article V.

                  (d) Upon the issuance of any new Certificate under this Section, the Company and the Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Agent) connected therewith.

                  (e) Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Upper DECS or Stripped DECS, as the case may be, evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Upper DECS and Stripped DECS evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

                  (f) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

         SECTION 3.11 Persons Deemed Owners.

                  (a) Prior to due presentment of a Certificate for registration of transfer, the Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name such Certificate is registered as the owner of the Upper DECS or Stripped DECS, as the case may be, evidenced thereby, for the purpose of receiving interest payments on the Notes, receiving payment of Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever (subject to Sections 4.1(a) and 5.2(a)), whether or not any such payments shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Agent, nor any agent of the Company or the Agent, shall be affected by notice to the contrary.

                  (b) Notwithstanding the foregoing, with respect to any Global Certificate, nothing herein shall prevent the Company, the Agent or any agent of the Company or the Agent, from giving effect to any written certification, proxy or other authorization furnished by any Clearing Agency (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Clearing Agency and owners of beneficial interests in such Global Certificate, the operation of customary practices governing the exercise of rights of such Clearing Agency (or its nominee) as Holder of such Global Certificate. None of the Company, the Agent, or any agent of the Company or the Agent, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         SECTION 3.12 Cancellation.

                  (a) All Certificates surrendered (i) for delivery of shares of Common Stock on or after any Settlement Date; (ii) upon the transfer of Notes, the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, or Treasury Securities, as the case may be, after the occurrence of a Termination Event; or (iii) upon the registration of a transfer or exchange of an Upper DECS or Stripped DECS, as the case may be, shall, if surrendered to any Person other than the Agent, be delivered to the Agent and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon Issuer Order, be promptly cancelled by the Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Agent shall be disposed of by the Agent in accordance with its customary procedures unless otherwise directed by Issuer Order.

                  (b) If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Agent cancelled or for cancellation.

         SECTION 3.13 Establishment Of Stripped DECS.

                  (a) A Holder may separate the Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as applicable, from the related Purchase Contracts in respect of the Upper DECS held by such Holder by substituting for such Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, Treasury Securities that will pay, on the Stock Purchase Date, an amount equal to the aggregate principal amount of such Notes or the appropriate Treasury Consideration or Applicable Ownership Interest (as specified in clause (A) of the definition of such term) in the Treasury Portfolio (a "Collateral Substitution"), at any time from and after the date of this Agreement and on or prior to the second Business Day immediately preceding the Stock Purchase Date, by (i) depositing with the Collateral Agent Treasury Securities having an aggregate principal amount equal to the aggregate Stated Amount of such Upper DECS, and (ii) transferring the related Upper DECS to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit D hereto, stating that the Holder has transferred the relevant amount of Treasury Securities to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying such Upper DECS, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C hereto. Notwithstanding the foregoing, a Holder may not separate the Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from the related Purchase Contracts in respect of the Upper DECS held by such Holder during the periods beginning on the fourth Business Day prior to any Remarketing Period and ending on the third Business Day after the end of such Remarketing Period. Upon receipt of the Treasury Securities described in clause (i) above and the instruction described in clause (ii) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release to the Agent, on behalf of the Holder, such Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from the Pledge, free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

                           (i) cancel the related Upper DECS;

                           (ii) transfer the Pledged Notes, Pledged
                  Treasury Consideration or Pledged Applicable Ownership Interest of the Treasury Portfolio, as the case may be, to the Holder; and

                           (iii) authenticate, execute on behalf of such
                  Holder and deliver to such Holder a Stripped DECS Certificate executed by the Company in accordance with
                  Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Upper DECS.

                  (b) Holders who elect to separate the Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from the related Purchase Contract and to substitute Treasury Securities for such Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest of the Treasury Portfolio, as the case may be, shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

                  (c) Holders may make Collateral Substitutions (i) if Treasury Securities are being substituted for Pledged Notes, only in integral multiples of 20 Upper DECS, or (ii) if the Collateral Substitutions occur after the Remarketing Date or any Subsequent Remarketing Date, or after a Tax Event Redemption, as the case may be, only in integral multiples of Upper DECS such that the Treasury Securities to be deposited and the Treasury Consideration or the Applicable Ownership Interest in the Treasury Portfolio to be released are in integral multiples of $1,000.

                  (d) In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Upper DECS or fails to deliver an Upper DECS Certificate to the Agent after depositing Treasury Securities with the Collateral Agent, the Pledged Notes or Pledged Treasury Consideration or Pledged Applicable Ownership Interest of the Treasury Portfolio, as the case may be, constituting a part of such Upper DECS, and any distributions on such Pledged Notes or Pledged Treasury Consideration or Pledged Applicable Ownership Interest of the Treasury Portfolio, as the case may be, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Upper DECS are so transferred or the Upper DECS Certificate is so delivered, as the case may be, or, with respect to an Upper DECS Certificate, such Holder provides evidence satisfactory to the Company and the Agent that such Upper DECS Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

                  (e) Except as described in this Section 3.13, for so long as the Purchase Contract underlying an Upper DECS remains in effect, such Upper DECS shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Upper DECS in respect of the Note or the appropriate Treasury Consideration or Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and the Purchase Contract comprising such Upper DECS may be acquired, and may be transferred and exchanged, only as an Upper DECS.

         SECTION 3.14 Reestablishment Of Upper DECS.

                  (a) A Holder of Stripped DECS may reestablish Upper DECS at any time from and after the date of this Agreement and on or prior to the second Business Day immediately preceding the Stock Purchase Date, by (i) depositing with the Collateral Agent (x) if the substitution occurs prior to a successful remarketing of the Notes, Notes then comprising such number of Upper DECS as is equal to such Stripped DECS or (y) if the substitution occurs after a successful remarketing of the Notes or a Tax Event Redemption, the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio identified and calculated by reference to the Treasury Consideration or the Treasury Portfolio then constituting a part of the Upper DECS, as the case may be, and (ii) transferring such Stripped DECS to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit D hereto, stating that the Holder has transferred the relevant amount of Notes or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the Pledged Treasury Securities underlying such Stripped DECS, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C hereto. Notwithstanding the foregoing, a Holder may not reestablish Upper DECS during the periods beginning on the fourth Business Day prior to any Remarketing Period and ending on the third business day after the end of such Remarketing Period. Upon receipt of the Notes or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, described in clause (i) above and the instruction described in clause (ii) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release to the Agent, on behalf of the Holder, such Pledged Treasury Securities from the Pledge, free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

                           (i) cancel the related Stripped DECS;

                           (ii) transfer the Pledged Treasury Securities to
                  the Holder; and

                           (iii) authenticate, execute on behalf of such
                  Holder and deliver an Upper DECS Certificate executed by the Company in accordance with Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Stripped DECS.

                  (b) Holders of Stripped DECS may reestablish Upper DECS
         (i) only in integral multiples of 20 Stripped DECS for 20 Upper DECS or (ii) if the reestablishment occurs after a successful remarketing, or after a Tax Event Redemption, only in integral multiples of Stripped DECS such that the Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, to be deposited and the Treasury Securities to be released are in integral multiples of $1,000.

                  (c) Except as provided in this Section 3.14, for so long as the Purchase Contract underlying a Stripped DECS remains in effect, such Stripped DECS shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Stripped DECS in respect of the Treasury Security and Purchase Contract comprising such Stripped DECS may be acquired, and may be transferred and exchanged, only as a Stripped DECS.

                  (d) Holders of Stripped DECS who reestablish Upper DECS shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

                  (e) In the event a Holder who reestablishes Upper DECS pursuant to this Section 3.14 fails to effect a book-entry transfer of the Stripped DECS or fails to deliver a Stripped DECS Certificate to the Agent after depositing Pledged Notes, the Pledged Treasury Consideration or Pledged Applicable Ownership Interest of the Treasury Portfolio, as the case may be, with the Collateral Agent, the Treasury Securities constituting a part of such Stripped DECS, and any distributions on such Treasury Securities shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Stripped DECS are so transferred or the Stripped DECS Certificate is so delivered, as the case may be, or, with respect to a Stripped DECS Certificate, such Holder provides evidence satisfactory to the Company and the Agent that such Stripped DECS Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

         SECTION 3.15 Transfer Of Collateral Upon Occurrence Of Termination Event. Upon the occurrence of a Termination Event and the transfer to the Agent of the Notes, the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, or the Treasury Securities, as the case may be, underlying the Upper DECS and the Stripped DECS pursuant to the terms of the Pledge Agreement, the Agent shall request transfer instructions with respect to such Notes or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, or Treasury Securities, as the case may be, from each Holder by written request mailed to such Holder at its address as it appears in the Upper DECS Register or the Stripped DECS Register, as the case may be. Upon book-entry transfer of the Upper DECS or Stripped DECS, as the case may be, or delivery of an Upper DECS Certificate or Stripped DECS Certificate to the Agent with such transfer instructions, the Agent shall transfer the Notes, the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Upper DECS or Stripped DECS, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions. In the event a Holder of Upper DECS or Stripped DECS fails to effect such transfer or delivery, the Notes, the appropriate Treasury Consideration, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, underlying such Upper DECS or Stripped DECS, as the case may be, and any distributions thereon, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Upper DECS or Stripped DECS, as the case may be, are transferred or the Upper DECS Certificate or Stripped DECS Certificate is surrendered or such Holder provides satisfactory evidence that such Upper DECS Certificate or Stripped DECS Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

         SECTION 3.16 No Consent To Assumption. Each Holder of an Upper DECS or Stripped DECS, as the case may be, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under
Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company, any receiver, liquidator or person or entity performing similar functions or its trustee in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or federal law providing for reorganization or liquidation.

                                Article IV.

                                 THE NOTES

         SECTION 4.1 Payment Of Interest; Rights To Interest Payments Preserved; Notice.

                  (a) A payment on any Note, Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, which is paid on any Payment Date other than a Payment Date with respect to the Stated Amount due on Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio shall, subject to receipt thereof by the Agent from the Collateral Agent (if the Collateral Agent is the registered owner thereof) as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Upper DECS Certificate (or one or more Predecessor Upper DECS Certificates) of which such Note or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, is a part is registered at the close of business on the Record Date for such Payment Date.

                  (b) Each Upper DECS Certificate evidencing Notes delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Upper DECS Certificate shall carry the rights to interest accrued and unpaid, which were carried by the Notes and Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, underlying such other Upper DECS Certificate.

                  (c) In the case of any Upper DECS with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, Merger Early Settlement of the underlying Purchase Contract is effected on a Merger Early Settlement Date, Cash Settlement is effected on the Business Day immediately preceding the Stock Purchase Date, or a Collateral Substitution is effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, payments on the Note or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, underlying such Upper DECS otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement, Merger Early Settlement, Cash Settlement or Collateral Substitution, as the case may be, and such payments shall, subject to receipt thereof by the Agent, be payable to the Person in whose name the Upper DECS Certificate (or one or more Predecessor Upper DECS Certificates) was registered at the close of business on the Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Upper DECS with respect to which Early Settlement, Merger Early Settlement or Cash Settlement of the underlying Purchase Contract is effected, or with respect to which a Collateral Substitution has been effected, payments on the related Notes or payments on the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, that would otherwise be payable after the applicable Settlement Date or after such Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Upper DECS; provided, that to the extent that such Holder continues to hold the Separate Notes that formerly comprised a part of such Holder's Upper DECS, such Holder shall be entitled to receive the payments on such Separate Notes.

                  (d) By purchasing and accepting the Upper DECS or the Separate Notes, a Holder of the Upper DECS or a holder of the Separate Notes, as the case may be, will be deemed to have agreed to treat for all U.S. federal income tax purposes the Notes forming a part of such Upper DECS or the Separate Notes, as the case may be, as "contingent payment debt instrument" as the term is used in Treasury regulations section 1275-4.

         SECTION 4.2 Notice And Voting. Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes but only to the extent instructed by the Holders as described below. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Notes, the Agent shall, as soon as practicable thereafter, mail to the Holders of Upper DECS a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Pledged Notes underlying their Upper DECS and (c) stating the manner in which such instructions may be given. Upon the written request of the Holders of Upper DECS on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Pledged Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of an Upper DECS, the Agent shall abstain from voting the Pledged Note underlying such Upper DECS. The Company hereby agrees, if applicable, to solicit Holders of Upper DECS to timely instruct the Agent in order to enable the Agent to vote such Pledged Notes.

         SECTION 4.3 Tax Event Redemption. Upon the occurrence of a Tax Event Redemption prior to the successful remarketing of the Notes, the Company may elect to instruct in writing the Collateral Agent to apply, and upon such written instruction, the Collateral Agent shall apply, out of the aggregate Redemption Price for the Notes that are components of Upper DECS, an amount equal to the aggregate Redemption Amount for the Notes that are components of Upper DECS to purchase on behalf of the Holders of Upper DECS the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Agent for payment to the Holders of such Upper DECS. The Treasury Portfolio will be substituted for the Pledged Notes, and will be pledged to the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of an Upper DECS to purchase the Common Stock under the Purchase Contract constituting a part of such Upper DECS. Following the occurrence of a Tax Event Redemption prior to a successful remarketing of the Notes, the Holders of Upper DECS and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holder of Upper DECS and the Collateral Agent had in respect of the Notes, as the case may be, subject to the Pledge thereof as provided in Articles II, III, IV, V and VI of the Pledge Agreement, and any reference herein or in the Certificates to the Note shall be deemed to be a reference to such Treasury Portfolio and any reference herein or in the Certificates to interest on the Notes shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio. The Company may cause to be made in any Upper DECS Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Treasury Portfolio for Notes as collateral.

         The Company shall cause notice of any Tax Event Redemption to be mailed, at least 30 calendar days but not more than 60 calendar days before such Tax Event Redemption Date, to each Holder of Notes to be redeemed at its registered address.

         Upon the occurrence of a Tax Event Redemption after the successful remarketing of the Notes, the Redemption Price will be payable in cash to the holders of the Notes.

                                Article V.

                  THE PURCHASE CONTRACTS; THE REMARKETING

         SECTION 5.1 Purchase Of Shares Of Common Stock.

                  (a) Each Purchase Contract shall, unless an Early Settlement has occurred in accordance with Section 5.9, or a Merger Early Settlement has occurred in accordance with Section 5.10, obligate the Holder of the related Upper DECS or Stripped DECS, as the case may be, to purchase, and the Company to sell, on the Stock Purchase Date at a price equal to $50 (the "Purchase Price"), a number of newly issued shares of Common Stock equal to the Settlement Rate unless, on or prior to the Stock Purchase Date, there shall have occurred a Termination Event with respect to the Upper DECS or Stripped DECS, as the case may be, of which such Purchase Contract is a part. The "Settlement Rate" is equal to,

                           (i) if the Applicable Market Value (as defined
                  below) is greater than or equal to $63.44 (the "Threshold Appreciation Price"), 0.7881 shares of Common Stock per Purchase Contract,

                           (ii) if the Applicable Market Value is less than
                  the Threshold Appreciation Price, but is greater than $52.00 (the "Reference Price"), the number of shares of Common Stock per Purchase Contract equal to the Stated Amount of the related Upper DECS or Stripped DECS, as the case may be, divided by the Applicable Market Value, and

                           (iii) if the Applicable Market Value is equal to
                  or less than the Reference Price, 0.9615 shares of Common Stock per Purchase Contract,

         in each case subject to adjustment as provided in Section 5.6 (and in each case rounded upward or downward to the nearest 1/10,000th of a share). As provided in Section 5.12, no fractional shares of Common Stock will be issued upon settlement of Purchase Contracts.

                  (b) No fractional shares of Common Stock will be issued by the Company with respect to the payment of Contract Adjustment Payments on the Stock Purchase Date. In lieu of fractional shares otherwise issuable with respect to such payment of Contract Adjustment Payments, the Holder will be entitled to receive an amount in cash as provided in Section 5.12.

                  (c) The "Applicable Market Value" means the average of the Closing Prices per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Stock Purchase Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

                  (d) Each Holder of an Upper DECS or Stripped DECS, as the case may be, by its acceptance thereof, irrevocably authorizes the Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including the execution of Certificates on behalf of such Holder), agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, and consents to the provisions hereof, irrevocably authorizes the Agent as its attorney-in-fact to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Notes, the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, or the Treasury Securities, pursuant to the Pledge Agreement; provided that upon a Termination Event, the rights of the Holder of such Upper DECS or Stripped DECS, as the case may be, under the Purchase Contract may be enforced without regard to any other rights or obligations. Each Holder of an Upper DECS or Stripped DECS, as the case may be, by its acceptance thereof, further covenants and agrees, that, to the extent and in the manner provided in Section 5.4 and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Notes, the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, or the Treasury Securities to be paid upon settlement of such Holder's obligations to purchase Common Stock under the Purchase Contract, shall be paid on the Stock Purchase Date by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract.

                  (e) Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) under the terms of this Agreement, the Purchase Contracts underlying such Certificate and the Pledge Agreement, and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificates so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         SECTION 5.2 Contract Adjustment Payments.

                  (a) Contract Adjustment Payments shall accrue on each Purchase Contract constituting a part of an Upper DECS or Stripped DECS at 1.08% per year of the Stated Amount of such Upper DECS or Stripped DECS, from May 1, 2002 through and including the Stock Purchase Date, provided that no Contract Adjustment Payment shall accrue after an Early Settlement or Merger Early Settlement. Subject to Section 5.3 herein, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name a Certificate (or one or more Predecessor Certificates) is registered at the close of business on the Record Date immediately preceding such Payment Date in such coin or currency of the United States as at the time of payment shall be legal tender for payments. The Contract Adjustment Payments, if any, will be payable at the office in New York, New York, maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Register or by wire transfer to the account designated to the Agent by a prior written notice by such Person delivered at least five Business Days prior to the applicable Payment Date.

                  (b) Upon the occurrence of a Termination Event, the Company's obligation to pay Contract Adjustment Payments
         (including any accrued Deferred Contract Adjustment Payments), if any, shall cease.

                  (c) Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the re-establishment of an Upper DECS) any other Certificate shall carry the rights to Contract Adjustment Payments, if any, accrued and unpaid, and to accrue Contract Adjustment Payments, if any, which were carried by the Purchase Contracts underlying such other Certificates.

                  (d) Subject to Sections 5.9 and 5.10, in the case of any Upper DECS or Stripped DECS, as the case may be, with respect to which Early Settlement or Merger Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date or a Merger Early Settlement Date, respectively, or in respect of which Cash Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Stock Purchase Date, or with respect to which a Collateral Substitution or an establishment or re-establishment of an Upper DECS pursuant to Section 3.14 is effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, Contract Adjustment Payments on the Purchase Contract underlying such Upper DECS or Stripped DECS, as the case may be, otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Merger Early Settlement, Collateral Substitution or establishment or re-establishment of Upper DECS, and such Contract Adjustment Payments shall be paid to the Person in whose name the Certificate evidencing such Upper DECS or Stripped DECS (or one or more Predecessor Certificates) is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Upper DECS or Stripped DECS with respect to which Cash Settlement, Early Settlement, Merger Early Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Stock Purchase Date, an Early Settlement Date or Merger Early Settlement Date, as the case may be, or with respect to which a Collateral Substitution or an establishment or re-establishment of an Upper DECS has been effected, Contract Adjustment Payments, if any, that would otherwise be payable after the Early Settlement Date, or Merger Early Settlement Date, Collateral Substitution or such establishment or re-establishment with respect to such Purchase Contract shall not be payable.

         SECTION 5.3 Deferral Of Contract Adjustment Payments.

                  (a) The Company shall have the right, at any time prior to the Stock Purchase Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer each such deferred Contract Adjustment Payment (specifying the amount to be deferred) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Adjustment Payments to the NYSE or other applicable self-regulatory organization or to Holders of the Upper DECS and Stripped DECS, but in any event not less than one Business Day prior to such Record Date. Any Contract Adjustment Payments so deferred shall, to the extent permitted by law, bear additional Contract Adjustment Payments thereon at the rate of 6.42% per year (computed on the basis of a 360-day year of 12 30-day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, being referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section 5.3. No Contract Adjustment Payments may be deferred to a date that is after the Stock Purchase Date and no such deferral period may end other than on a Payment Date. If the Purchase Contracts are terminated upon the occurrence of a Termination Event, the Holder's right to receive Contract Adjustment Payments, if any, and Deferred Contract Adjustment Payments, will terminate.

                  (b) In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until a Payment Date prior to the Stock Purchase Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

                  (c) In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Stock Purchase Date, each Holder will receive on the Stock Purchase Date in lieu of a cash payment a number of shares of Common Stock (in addition to a number of shares of Common Stock equal to the Settlement Rate) equal to (A) the aggregate amount of Deferred Contract Adjustment Payments payable to such Holder (net of any required tax withholding on such Deferred Contract Adjustment Payment, which shall be remitted to the appropriate taxing jurisdiction) divided by (B) the Applicable Market Value.

                  (d) No fractional shares of Common Stock will be issued by the Company with respect to the payment of Deferred Contract Adjustment Payments on the Stock Purchase Date. In lieu of fractional shares otherwise issuable with respect to such payment of Deferred Contract Adjustment Payments, the Holder will be entitled to receive an amount in cash as provided in Section 5.12.

                  (e) In the event the Company exercises its option to defer the payment of Contract Adjustment Payments then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Company's Common Stock other than:

                           (i) purchases, redemptions or acquisitions of
                  shares of Common Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date the Company exercises its right to defer the Contract Adjustment Payments;

                           (ii) as a result of a reclassification of the
                  Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of the Company's Capital Stock;

                           (iii) the purchase of fractional interests of
                  the Common Stock pursuant to the conversion or exchange provisions of such Common Stock or the security being converted or exchanged;

                           (iv) dividends or distributions in any series of
                  the Company's Common Stock (or rights to acquire Common Stock) or repurchases, acquisitions or redemptions of Common Stock in connection with the issuance or exchange of the Common Stock (or securities convertible into or exchangeable for shares of the Company's Common Stock); or

                           (v) redemptions, exchanges or repurchases of any
                  rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future.

         SECTION 5.4 Payment Of Purchase Price; Remarketing.

                  (a) Unless a Tax Event Redemption, successful remarketing or Termination Event, Merger Early Settlement or Early Settlement has occurred, each Holder of an Upper DECS may pay in cash ("Cash Settlement") the Purchase Price for the shares of Common Stock to be purchased pursuant to a Purchase Contract if such Holder notifies the Agent by use of a notice in substantially the form of Exhibit E hereto of its intention to make a Cash Settlement. Such notice shall be made on or prior to 5:00 p.m., New York City time, on the seventh Business Day immediately preceding the Stock Purchase Date. The Agent shall promptly notify the Collateral Agent of the receipt of such a notice from a Holder intending to make a Cash Settlement.

                           (i) A Holder of an Upper DECS who has so
                  notified the Agent of its intention to make a Cash Settlement is required to pay the Purchase Price to the Collateral Agent prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the Stock Purchase Date in lawful money of the United States by certified or cashiers' check or wire transfer, in each case payable to or upon the order of the Company. Any cash received by the Collateral Agent will be paid to the Company on the Stock Purchase Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement.

                           (ii) If a Holder of an Upper DECS fails to
                  notify the Agent of its intention to make a Cash Settlement in accordance with paragraph (a) above, the Holder shall be deemed to have consented to the disposition of the Pledged Notes pursuant to the remarketing as described in paragraph (b) below. If a Holder of an Upper DECS does notify the Agent as provided in paragraph (a)(i) above of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph (a)(i) above, such failure shall constitute an event of default; however, the Notes of such a Holder will not be remarketed but instead the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to such Notes, including but not limited to those rights specified in subsection (b)(iii) below.

                           (b) (i) The Company shall engage a nationally
                  recognized investment bank (the "Remarketing Agent") pursuant to a Remarketing Agreement to be mutually agreed on by the Company, the Agent and the Remarketing Agent, but substantially as set forth in Exhibit F hereto to sell the Notes of Holders of Upper DECS, other than Holders that have elected not to participate in the remarketing pursuant to the procedures set forth in clause (iv) below, and holders of Separate Notes that have elected to participate in the remarketing pursuant to the procedures set forth in Section 4.5(d) of the Pledge Agreement. On the seventh day prior to the Remarketing Date the Agent shall give Holders of Upper DECS and holders of Separate Notes notice of the remarketing (the form of which notice to be provided by the Company) in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal, including the specific U.S. Treasury security or securities (including the CUSIP number and/or the principal terms of such Treasury security or securities) described in clause (iv) below, that must be delivered by Holders of Upper DECS that elect not to participate in the remarketing pursuant to clause (iv) below, no later than 10:00 a.m. on the fourth Business Day preceding the Remarketing Date. The Agent shall notify, by 10:00 a.m., New York City time, on the third Business Day preceding the Remarketing Date, the Remarketing Agent and the Collateral Agent of the aggregate number of Notes of Upper DECS Holders to be remarketed. On the third Business Day immediately preceding the Remarketing Date, no later than by 10:00 a.m. New York City time, pursuant to the terms of the Pledge Agreement, the Custodial Agent will notify the Remarketing Agent of the aggregate number of Separate Notes to be remarketed. On the third Business Day immediately preceding the Remarketing Date, the Collateral Agent and the Custodial Agent, pursuant to the terms of the Pledge Agreement, will deliver for remarketing to the Remarketing Agent all Notes to be remarketed. Upon receipt of such notice from the Agent and the Custodial Agent and such Notes from the Collateral Agent and the Custodial Agent, the Remarketing Agent will, on the Remarketing Date, use its reasonable best efforts to (i) establish a rate of interest that, in the opinion of the Remarketing Agent, will, when applied to the Notes (assuming, even if not true, that all of the Notes are included in the remarketing), enable the then current aggregate market value of the Notes to have a value equal to at least 100.50% of the Remarketing Value as of the Remarketing Date or as of any Subsequent Remarketing Date, as the case may be (the "Reset Rate") and (ii) sell such Notes on such date at a price equal to at least 100.50% of the Remarketing Value. The Remarketing Agent will deduct as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds from the remarketing (the "Remarketing Fee"). The Remarketing Agent will use the remaining proceeds from the successful remarketing to purchase the appropriate U.S. Treasury securities (the "Agent-purchased Treasury Consideration") with the CUSIP numbers, if any, selected by the Remarketing Agent, described in clauses (i) and (ii) of the definition of Remarketing Value related to the Notes of Holders of Upper DECS that were remarketed. On or prior to the third Business Day following the Remarketing Date, the Remarketing Agent shall deliver such Agent-purchased Treasury Consideration to the Agent, which shall thereupon deliver such Agent-purchased Treasury Consideration to the Collateral Agent. The Collateral Agent, for the benefit of the Company, will thereupon apply such Agent-purchased Treasury Consideration, in accordance with the Pledge Agreement, to secure such Holders' obligations under the Purchase Contracts. The Remarketing Agent will remit (1) the portion of the proceeds from the remarketing attributable to the Separate Notes to the holders of Separate Notes that were remarketed and (2) the remaining portion of the proceeds, less those proceeds used to purchase the Agent-purchased Treasury Consideration, to the Holders of the Upper DECS that were remarketed, all determined on a pro rata basis, in each case, on or prior to the third Business Day following the Remarketing Date. Holders whose Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith.

                           (ii) If, in spite of using its commercially
                  reasonable best efforts, the Remarketing Agent cannot establish the Reset Rate and remarket the Notes included in the remarketing at a price equal to at least 100.50% of the Remarketing Value on the Remarketing Date, the Remarketing Agent will attempt to again establish the Reset Rate and remarket the Notes included in the remarketing at a price equal to at least 100.50% of the Remarketing Value on each of the two immediately following Business Days. If the Remarketing Agent cannot remarket the Notes included in the remarketing at a price equal to at least 100.50% of the Remarketing Value on either of those days, it will attempt to establish the Reset Rate and remarket the Notes included in the remarketing at a price equal to at least 100.50% of the Remarketing Value on each of the three Business Days immediately preceding April 6, 2005. If the Remarketing Agent cannot establish the Reset Rate and remarket the Notes included in the remarketing at a price equal to at least 100.50% of the Remarketing Value either on any of the two Business Days immediately following the Remarketing Date or on any of the three Business Days immediately preceding April 6, 2005, the remarketing in each such period will be deemed to have failed (each, a "Failed Remarketing"). If the Remarketing Agent cannot establish the Reset Rate and remarket the Notes included in the remarketing at a price equal to at least 100.50% of the Remarketing Value on any of the three Business Days immediately preceding April 6, 2005, the Remarketing Agent will further attempt to establish the Reset Rate and remarket the Notes included in the remarketing at a price equal to at least 100.50% of the Remarketing Value on each of the three Business Days immediately preceding the Stock Purchase Date. If, in spite of using its commercially reasonable best efforts, the Remarketing Agent fails to remarket the Notes underlying the Upper DECS at 100.50% of the Remarketing Value in accordance with the terms of the Pledge Agreement by 4:00 p.m., New York City time, on the Business Day immediately preceding the Stock Purchase Date, the "Last Failed Remarketing" will be deemed to have occurred. In this case, within three Business Days following the date of the Last Failed Remarketing, the Remarketing Agent shall return any Notes delivered to it to the Collateral Agent. The Collateral Agent, for the benefit of the Company, may exercise its rights as a secured party with respect to such Notes, including those actions specified in subsection (b) (iii) below, and the Holders of Upper DECS, by their acceptance of the Upper DECS, shall be deemed to have agreed to such exercise by the Collateral Agent in such case; provided, that if upon the Last Failed Remarketing, the Collateral Agent delivers the Note to the Company in full satisfaction of the Holder's obligation under the Purchase Contract, any accumulated and unpaid interest on such Notes will become payable by the Company to the Agent for payment to the Holder of the Upper DECS to which such Notes relate. Such payment will be made by the Company on or prior to 11:00 a.m., New York City time, on the Stock Purchase Date in lawful money of the United States by certified or cashier's check or wire transfer in immediately available funds payable to or upon the order of the Agent. The Company will cause a notice of any Failed Remarketing and of the Last Failed Remarketing to be published on the fourth Business Day following the Remarketing Date, any Subsequent Remarketing Date and the date of the Last Failed Remarketing, as the case may be, in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. The Company will also release this information by means of Bloomberg and Reuters newswire. In addition, the Company will request, not later than seven nor more than 15 calendar days prior to any Remarketing Period, that DTC notify its participants holding Notes, Upper DECS or Stripped DECS, as the case may be, of the remarketing.

                           (iii) With respect to any Notes that constitute
                  part of Upper DECS that are subject to the Last Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and
                  Section 5.4 (e) below, may, among other things, permit the Company to cause the Notes to be sold or to retain and cancel such Notes, in either case, in full satisfaction of the Holders' obligations under the Purchase Contracts, and the Holders of Upper DECS, by their acceptance of the Upper DECS, shall be deemed to have agreed to such action by the Collateral Agent or the Company, as the case may be, in such case.

                           (iv) A Holder of Upper DECS may elect not to
                  participate in the remarketing and retain the Notes underlying such Upper DECS by notifying the Agent of such election and delivering the specific U.S. Treasury security or securities (including the CUSIP number and/or the principal terms of such security or securities) identified by the Agent that constitute the U.S. Treasury securities described in clauses (i) and (ii) of the definition of Remarketing Value relating to the retained Notes (as if only such Notes were being remarketed) (the "Opt-out Treasury Consideration") to the Agent not later than 10:00 a.m. on the fourth Business Day prior to the Remarketing Date (or, in the case of a Failed Remarketing, not later than 10:00 a.m. on the Business Day immediately prior to the Subsequent Remarketing
                  Date). Upon receipt thereof by the Agent, the Agent shall deliver such Opt-out Treasury Consideration to the Collateral Agent, which will, for the benefit of the Company, thereupon apply such Opt-out Treasury Consideration to secure such Holder's obligations under the Purchase Contracts. On the first Business Day immediately preceding the Remarketing Date, the Collateral Agent, pursuant to the terms of the Pledge Agreement, will deliver the Pledged Notes of such Holder who has so delivered the Opt-out Treasury Consideration to the Agent. Within three Business Days following the Remarketing Date, (A) if the remarketing was successful, the Agent shall distribute such Notes to the Holders thereof, and (B) if there was a Failed Remarketing on such date, the Agent will deliver such Notes to the Collateral Agent, which will, for the benefit of the Company, thereupon apply such Notes to secure such Holders' obligations under the Purchase Contract and return the Opt-out Treasury Consideration delivered by such Holders to such Holders. A Holder that does not so deliver the Opt-out Treasury Consideration pursuant to this clause (iv) shall be deemed to have elected to participate in the remarketing.

                  (c) Upon the maturity of the Pledged Treasury Securities underlying the Stripped DECS and the Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, underlying the Upper DECS, on the Stock Purchase Date, the Collateral Agent shall remit to the Company an amount equal to the aggregate Purchase Price applicable to such Upper DECS and Stripped DECS, as payment for the Common Stock issuable upon settlement thereof without receiving any instructions from the Holders of such Upper DECS and Stripped DECS. In the event the payments in respect of the Pledged Treasury Securities, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio underlying an Upper DECS or Stripped DECS, as the case may be, is in excess of the Purchase Price of the Purchase Contract being settled thereby, the Collateral Agent will distribute such excess to the Agent for the benefit of the Holder of such Upper DECS or Stripped DECS, as the case may be, when received.

                  (d) Any distribution to Holders of excess funds and interest described in Section 5.4(b) and (c) above shall be payable at the office of the Agent in The City of New York maintained for that purpose or, at the option of the Holder or the holder of Separate Notes, as applicable, by check mailed to the address of the Person entitled thereto at such address as it appears on the Register or by wire transfer to an account specified by the Holder or the holder of Separate Notes, as applicable.

                  (e) The obligations of each Holder to pay the Purchase Price are non-recourse obligations and except to the extent paid by Cash Settlement, Early Settlement or Merger Early Settlement, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between such payments and the Purchase Price.

                  (f) Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue any Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder of the related Upper DECS or Stripped DECS, as the case may be, unless the Company shall have received payment in full for the shares of Common Stock to be purchased thereunder by such Holder in the manner herein set forth.

                  (g) In the event of a successful remarketing, the interest rate on all of the outstanding Notes (whether or not included in the remarketing) shall be adjusted to the Reset Rate.

         SECTION 5.5 Issuance Of Shares Of Common Stock. Unless a Termination Event shall have occurred on or prior to the Stock Purchase Date or an Early Settlement or a Merger Early Settlement shall have occurred, on the Stock Purchase Date, upon its receipt of payment for the shares of Common Stock purchased by the Holders pursuant to the foregoing provisions of this Article and subject to Section 5.6, the Company shall issue and deposit with the Agent, for the benefit of the Holders of the Outstanding DECS, one or more certificates representing the newly issued shares of Common Stock registered in the name of the Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred after the Stock Purchase Date, being hereinafter referred to as the "Purchase Contract Settlement Fund") to which the Holders are entitled hereunder. Subject to the foregoing, upon surrender of a Certificate to the Agent on or after the Stock Purchase Date, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article V (after taking into account all Upper DECS and Stripped DECS then held by such Holder) together with cash in lieu of fractional shares as provided in Section 5.12 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Agent. If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of such Certificate or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

         SECTION 5.6 Adjustment Of Settlement Rate.

                  (a) Adjustments for Dividends, Distributions, Stock
         Splits, Etc.

                           (1) Stock Dividends. In case the Company shall
                  pay or make a dividend or other distribution on the Common Stock in Common Stock, the Settlement Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at the time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                           (2) Stock Purchase Rights. In case the Company
                  shall issue rights, options or warrants to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Upper DECS and Stripped DECS upon settlement of the Purchase Contracts underlying such Upper DECS and Stripped DECS) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment, share purchase or similar plan), the Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

                           (3) Stock Splits; Reverse Splits. In case
                  outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

                           (4) Debt or Asset Distributions.

                           (i) In case the Company shall, by dividend or
                  otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid exclusively in cash and any dividend, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin-Off referred to in the next paragraph, or distribution referred to in paragraph
                  (1) of this Section), the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator of which shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section shall not be applicable.

                           (ii) In the case of a Spin-Off, the Settlement
                  Rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying the Settlement Rate by a fraction, the numerator of which is the Current Market Price per share of the Common Stock plus the Fair Market Value of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of Common Stock and the denominator of which is the Current Market Price per share of the Common Stock. Any adjustment to the settlement rate under this paragraph 4(ii) will occur at the earlier of (1) the tenth Trading Day from, and including, the effective date of the Spin-Off and (2) the date of the securities being offered in the Initial Public Offering of the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off.

                           (5) Cash Distributions. In case the Company
                  shall, (i) by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed in a Reorganization Event to which Section 5.6(b) applies or as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (ii) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph
                  (5) or paragraph (6) of this Section has been made and
                  (iii) the aggregate of any cash plus the fair market value as of the date of the expiration of the tender or exchange offer referred to below (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender or exchange offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of the distribution described in clause (i) above and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made, exceeds 15% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (A) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in clauses (i), (ii) and (iii) above and (y) the number of shares of Common Stock outstanding on such date for determination and (B) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination.

                           (6) Tender Offers. In case (i) a tender or
                  exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (ii) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Company or any subsidiary of the Company for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this Section or this paragraph (6) has been made and (iii) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this Section or this paragraph (6) has been made, exceeds 15% of the product of the Current Market Price per share of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to (x) the product of (I) the Current Market Price per share of the Common Stock on the date of the Expiration Time and
                  (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the transactions described in clauses (i), (ii) and (iii) above (assuming in the case of clause (i) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (B) the denominator of which shall be equal to the product of (x) the Current Market Price per share of the Common Stock as of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

                           (7) Reclassification. The reclassification of
                  Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.6(b) applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section), and (ii) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of paragraph (3) of this Section).

                           (8) "Current Market Price". The "Current Market
                  Price" of the Common Stock means (a) on any day the average of the Sales Prices for the 5 consecutive Trading Days preceding the earlier of the day preceding the day in question and the day before the "ex date" with respect to the issuance or distribution requiring computation,
                  (b) in the case of any Spin-Off that is effected simultaneously with and Initial Public Offering of the securities being distributed in the Spin-Off, the Sale Price of the Common Stock on the Trading Day on which the initial public offering price of the securities being distributed in the Spin-Off is determined, and (c) in the case of any other Spin-Off, the average of the Sale Prices of the Common Stock over the first 10 Trading Days after the effective date of such Spin-Off. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

                           (9) Calculation of Adjustments. All adjustments
                  to the Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to paragraph (1), (2), (3), (4), (5), (6),
                  (7) or (10) of this Section 5.6(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (i), (ii) or (iii) of the definition of Settlement Rate in Section 5.1(a) will apply on the Stock Purchase Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction, the numerator of which shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of this Section 5.6(a) and the denominator of which shall be the Settlement Rate immediately before such adjustment; provided, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1), (2), (3),
                  (4), (5), (7) or (10) of this Section 5.6(a) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

                           (10) Increase of Settlement Rate. The Company
                  may make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

                  (b) Adjustment for Consolidation, Merger or Other Reorganization Event. In the event of

                           (1) any consolidation or merger of the Company
                  with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation),

                           (2) any sale, transfer, lease or conveyance to
                  another Person of the property of the Company as an entirety or substantially as an entirety,

                           (3) any statutory exchange of securities of the
                  Company with another Person (other than in connection with a merger or acquisition), or

                           (4) any liquidation, dissolution or winding up
                  of the Company other than as a result of or after the occurrence of a Termination Event

         (any such event, a "Reorganization Event"),

each share of Common Stock covered by each Purchase Contract forming a part of an Upper DECS or Stripped DECS, as the case may be, immediately prior to such Reorganization Event shall, after such Reorganization Event, be converted for purposes of the Purchase Contract into the kind and amount of securities, cash and other property receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the Stock Purchase Date) per share of Common Stock by a holder of Common Stock that
(i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-Affiliates, and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). On the Stock Purchase Date, the Settlement Rate then in effect will be applied to the value on the Stock Purchase Date of such securities, cash or other property.

         In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Agent an agreement supplemental hereto providing that the Holder of each Outstanding DECS shall have the rights provided by this Section 5.6. Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this Section shall similarly apply to successive Reorganization Events.

         SECTION 5.7 Notice Of Adjustments And Certain Other Events.

                  (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:

                           (i) forthwith compute the Settlement Rate and
                  the Applicable Market Value in accordance with Section
                  5.6 and prepare and transmit to the Agent an Officer's Certificate setting forth the Settlement Rate and the Applicable Market Value, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

                           (ii) as soon as practicable following the
                  occurrence of an event that requires an adjustment to the Settlement Rate pursuant to Section 5.6 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Upper DECS and Stripped DECS of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate and the Applicable Market Value was determined and setting forth the adjusted Settlement Rate and the Applicable Market Value.

                  (b) The Agent shall not at any time be under any duty or responsibility to any Holder of Upper DECS or Stripped DECS to determine whether any facts exist which may require any adjustment of the Settlement Rate and the Applicable Market Value, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Agent makes no representation with respect thereto. The Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

         SECTION 5.8 Termination Event; Notice. The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Stock Purchase Date, a Termination Event shall have occurred. Upon and after the occurrence of a Termination Event, the Upper DECS shall thereafter represent the right to receive the Notes or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, forming a part of such Upper DECS, and the Stripped DECS shall thereafter represent the right to receive the Treasury Securities forming a part of such Stripped DECS, in each case in accordance with the provisions of Section 4.3 of the Pledge Agreement. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Register.

         SECTION 5.9 Early Settlement.

                  (a) Subject to and upon compliance with the provisions of this Section 5.9, Purchase Contracts underlying Upper DECS or Stripped DECS having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof, may, at the option of the Holder thereof, be settled early ("Early Settlement") on or prior to 10:00 a.m. on the seventh Business Day immediately preceding the Stock Purchase Date. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing the related Upper DECS or Stripped DECS, as the case may be, shall deliver such Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment payable to the Company in immediately available funds in an amount (the "Early Settlement Amount") equal to (A) the product of (i) the Stated Amount of such Upper DECS or Stripped DECS, as the case may be, multiplied by (ii) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (B) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments, if any, payable on such Payment Date with respect to such Purchase Contracts; provided that no payment shall be required pursuant to clause (B) of this sentence if the Company shall have elected to defer the Contract Adjustment Payments that would otherwise be payable on such Payment Date. Except as provided in the immediately preceding sentence and subject to Section 5.2(d), no payment or adjustment shall be made upon Early Settlement of any Purchase Contract on any Contract Adjustment Payments accrued on such Purchase Contract or on account of any dividends on the Common Stock issued upon such Early Settlement. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Upper DECS or Stripped DECS, as the case may be, at or prior to 5:00 p.m., New York City time, on a Business Day, such day shall be the "Early Settlement Date" with respect to such Upper DECS or Stripped DECS, as the case may be, and if such requirements are first satisfied after 5:00 p.m., New York City time, on a Business Day or on a day that is not a Business Day, the "Early Settlement Date" with respect to such Upper DECS or Stripped DECS, as the case may be, shall be the next succeeding Business Day.

                  (b) Upon Early Settlement of any Purchase Contract by the Holder of the related Upper DECS or Stripped DECS, as the case may be, the Company shall issue, and the Holder shall be entitled to receive, 0.7881 shares of Common Stock on account of such Purchase Contract (the "Early Settlement Rate"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted. As promptly as practicable after Early Settlement of Purchase Contracts in accordance with the provisions of this Section 5.9, the Company shall issue and shall deliver to the Agent at the Corporate Trust Office a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.12.

                  (c) No later than the third Business Day after the applicable Early Settlement Date the Company shall cause (i) the shares of Common Stock issuable upon Early Settlement of Purchase Contracts to be issued and delivered, and (ii) the related Pledged Notes or Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, in the case of Upper DECS, or the related Pledged Treasury Securities, in the case of Stripped DECS, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Agent for delivery to the Holder thereof or the Holder's designee.

                  (d) Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock from the Company and the Pledged Notes, Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio, or Pledged Treasury Securities, as the case may be, from the Collateral Agent, as applicable, the Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Upper DECS or Stripped DECS, as the case may be, (i) transfer to the Holder the Pledged Notes, Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio, or Pledged Treasury Securities, as the case may be, forming a part of such Upper DECS or Stripped DECS, as the case may be, and (ii) deliver to the Holder a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.12.

                  (e) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Upper DECS or Stripped DECS, as the case may be, evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Agent shall authenticate, execute and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Upper DECS or Stripped DECS, as the case may be, as to which Early Settlement was not effected.

         SECTION 5.10 Early Settlement Upon Merger.

                  (a) In the event of a merger or consolidation of the Company of the type described in clause (1) of Section 5.6(b) in which the Common Stock outstanding immediately prior to such merger or consolidation is exchanged for consideration consisting of at least 30% cash or cash equivalents (any such event a "Cash Merger"), then the Company (or the successor to the Company hereunder) shall be required to offer the Holder of each Upper DECS or Stripped DECS, as the case may be, the right to settle the Purchase Contract underlying such Upper DECS or Stripped DECS, as the case may be, prior to the Stock Purchase Date ("Merger Early Settlement") as provided herein. On or before the fifth Business Day after the consummation of a Cash Merger, the Company or, at the request and expense of the Company, the Agent, shall give all Holders notice of the occurrence of the Cash Merger and of the right of Merger Early Settlement arising as a result thereof. The Company shall also deliver a copy of such notice to the Agent and the Collateral Agent.

Each such notice shall contain:

                           (i) the date, which shall be not less than 20
                  nor more than 30 calendar days after the date of such notice, on which the Merger Early Settlement will be effected (the "Merger Early Settlement Date");

                           (ii) the date, which shall be on or one Business
                  Day prior to the Merger Early Settlement Date, by which the Merger Early Settlement right must be exercised;

                           (iii) the Settlement Rate in effect as a result
                  of such Cash
                  Merger and the kind and amount of securities, cash and other property receivable by the Holder upon settlement of each Purchase Contract pursuant to Section 5.6(b);

                           (iv) a statement to the effect that all or a
                  portion of the Purchase Price payable by the Holder to settle the Purchase Contract will be offset against the amount of cash so receivable upon exercise of Merger Early Settlement, as applicable; and

                           (v) the instructions a Holder must follow to
                  exercise the Merger Early Settlement right.

                  (b) To exercise a Merger Early Settlement right, a Holder shall deliver to the Agent at the Corporate Trust Office on or before 5:00 p.m., New York City time on the date specified in the notice the Certificate(s) evidencing the Upper DECS or Stripped DECS, as the case may be, with respect to which the Merger Early Settlement right is being exercised duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment payable to the Company in immediately available funds in an amount equal to the Early Settlement Amount less the amount of cash that otherwise would be deliverable by the Company or its successor upon settlement of the Purchase Contract in lieu of Common Stock pursuant to Section 5.6(b) and as described in the notice to Holders (the "Merger Early Settlement Amount").

                  (c) On the Merger Early Settlement Date, the Company shall deliver or cause to be delivered (i) the net cash, securities and other property to be received by such exercising Holder, equal to the Settlement Rate as adjusted pursuant to
         Section 5.6, in respect of the number of Purchase Contracts for which such Merger Early Settlement right was exercised, and (ii) the related Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, in the case of Upper DECS, or Pledged Treasury Securities, in the case of Stripped DECS, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Agent for delivery to the Holder thereof or the Holder's designee. In the event a Merger Early Settlement right shall be exercised by a Holder in accordance with the terms hereof, all references herein to Stock Purchase Date shall be deemed to refer to such Merger Early Settlement Date.

                  (d) Upon Merger Early Settlement of any Purchase Contracts, and subject to receipt of such net cash, securities or other property from the Company and the Pledged Notes, Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, from the Collateral Agent, as applicable, the Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Upper DECS or Stripped DECS, as the case may be, (i) transfer to the Holder the Pledged Notes, Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio, or Pledged Treasury Securities, as the case may be, forming a part of such Upper DECS or Stripped DECS, as the case may be, and (ii) deliver to the Holder such net cash, securities or other property issuable upon such Merger Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.12.

                  (e) In the event that Merger Early Settlement is effected with respect to Purchase Contracts underlying less than all the Upper DECS or Stripped DECS, as the case may be, evidenced by a Certificate, upon such Merger Early Settlement the Company (or the successor to the Company hereunder) shall execute and the Agent shall authenticate, execute and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Upper DECS or Stripped DECS, as the case may be, as to which Merger Early Settlement was not effected.

         SECTION 5.11 Charges And Taxes. The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts and in payment of any Deferred Contract Adjustment Payments; provided, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing an Upper DECS or Stripped DECS, as the case may be, or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Upper DECS and Stripped DECS evidenced thereby, other than in the name of the Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless and until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or that no such tax is due.

         SECTION 5.12 No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Stock Purchase Date or upon Early Settlement or Merger Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the applicable Settlement Date or upon Early Settlement or Merger Early Settlement, the Company, through the Agent, shall make a cash payment in respect of such fractional shares in an amount equal to the value of such fractional shares times the Applicable Market Value. The Company shall provide the Agent from time to time with sufficient funds to permit the Agent to make all cash payments required by this Section 5.12 in a timely manner.

         SECTION 5.13 Registration Statement and Prospectus. To permit and enable the Holders to exercise their rights of Cash Settlement, Early Settlement or Merger Early Settlement under Section 5.4(a), 5.9 or 5.10, as the case may be, if and to the extent required by applicable law, regulations or interpretations in effect at the time in the view of counsel to the Company, the Company shall use commercially reasonable efforts, (i) to have a registration statement relating to the Common Stock effective under the Securities Act and (ii) to furnish a current final prospectus and, if applicable, a final prospectus supplement, in each case in a form that may be used in connection with the settlement and delivery of the Common Stock pursuant to such Cash Settlement, Early Settlement or Merger Early Settlement under Section 5.4(a), 5.9 or 5.10, as applicable. The Company shall also take all such actions as may (upon advice of counsel to the Company) be necessary or desirable under state securities or blue sky laws in connection with any such Cash Settlement, Early Settlement or Merger Early Settlement under Section 5.4(a), 5.9 or 5.10, as applicable. The Company shall pay all expenses relating thereto.

                                Article VI.

                                  REMEDIES

         SECTION 6.1 Unconditional Right Of Holders To Purchase Common Stock. The Holder of any Upper DECS or Stripped DECS, as the case may be, shall have the right, which is absolute and unconditional,

                  (a) subject to the right of the Company to defer payment thereof pursuant to Section 5.3, and to the forfeiture of any Deferred Contract Adjustment Payments upon Early Settlement pursuant to Section 5.9(a) or upon Merger Early Settlement pursuant to Section 5.10 or upon the occurrence of a Termination Event, to receive payment of each installment of the Contract Adjustment Payments, if any, with respect to the Purchase Contract constituting a part of such Upper DECS or Stripped DECS, as the case may be, on the respective Payment Date for such Upper DECS or Stripped DECS, as the case may be, and

                  (b) to purchase Common Stock pursuant to the Purchase Contract constituting a part of such Upper DECS or Stripped DECS and to institute suit for the enforcement of any such right to purchase Common Stock, and such rights shall not be impaired without the consent of such Holder.

         SECTION 6.2 Restoration Of Rights And Remedies. If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

         SECTION 6.3 Rights And Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.4 Delay or Omission Not Waiver. No delay or omission of any Holder to exercise any right or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

         SECTION 6.5 Undertaking For Costs. All parties to this Agreement agree, and each Holder of an Upper DECS or Stripped DECS, as the case may be, by its acceptance of such Upper DECS or Stripped DECS, as the case may be, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding DECS, or to any suit instituted by any Holder for the enforcement of distributions on any Notes on any Purchase Contract on or after the respective Payment Date therefor in respect of any Upper DECS or Stripped DECS, as the case may be, held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contract constituting part of any Upper DECS or Stripped DECS, as the case may be, held by such Holder.

         SECTION 6.6 Waiver Of Stay Or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, but will suffer and permit the execution of every such power as though no such law had been enacted.

                               Article VII.

                                 THE AGENT

         SECTION 7.1 Certain Duties, Rights And Immunities.

                  (a) The Agent shall act as agent for the Holders of the Upper DECS and Stripped DECS hereunder with such powers as are specifically vested in the Agent by the terms of this Agreement, the Pledge Agreement, the Remarketing Agreement, the Notes and the Upper DECS and Stripped DECS, and any documents evidencing thereof or related thereto (the "Transaction Documents"), together with such other powers as are reasonably incidental thereto. The Agent:

                           (1) shall have no duties or responsibilities
                  except those expressly set forth in the Transaction Documents and no implied covenants or obligations shall be inferred from any Transaction Documents against the Agent, nor shall the Agent be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof;

                           (2) shall be entitled conclusively to rely upon
                  (x) any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone or facsimile) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), (y) the truth of the statements and the correctness of the opinions expressed therein and (z) advice and statements of legal counsel and other experts selected by the Agent;

                           (3) as to any matters not expressly provided for
                  by any Transaction Document, shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Company or the Holders in accordance with the Transaction Documents;

                           (4) shall not be responsible for any recitals
                  contained in any Transaction Document, or in any certificate or other document referred to or provided for in, or received by it under, any Transaction Document or the Upper DECS or Stripped DECS, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document (other than as against the Agent) or the Upper DECS or Stripped DECS or any other document referred to or provided for herein or therein or for any failure by the Company, any Holder or any other Person (except the Agent) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, existence, validity, perfection or maintenance of any security interest created under the Pledge Agreement, or for the use or application by the Company of the proceeds in respect of the Purchase Contracts;

                           (5) shall not be required to initiate or conduct
                  any litigation or collection proceedings hereunder;

                           (6) shall not be responsible for any action
                  taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own gross negligence, bad faith or willful misconduct; and

                           (7) shall not be required to advise any party as
                  to selling or retaining, or taking or refraining from taking any action with respect to, the Upper DECS or Stripped DECS or other rights under any Transaction Document.

                  (b) No provision of any Transaction Document shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, its own bad faith, or its own willful misconduct, except that:

                           (1) this paragraph (b) shall not be construed to
                  limit the effect of paragraph (a) of this Section;

                           (2) the Agent shall not be liable for any error
                  of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Agent was grossly negligent in ascertaining the pertinent facts; and

                           (3) in no event shall the Agent be required to
                  expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

                  (c) In no event shall the Agent or its officers, employees or agents be liable for any special, indirect, individual, punitive or consequential loss or damages, lost profits or loss of business, arising in connection with any Transaction Document, whether or not the likelihood of such loss or damage was known to the Agent, and regardless of the form of action.

                  (d) Whether or not therein expressly so provided, every provision of every Transaction Document relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

                  (e) The Agent is authorized to execute and deliver the Pledge Agreement and the Remarketing Agreement and any supplement thereto in its capacity as Agent.

                  (f) The Agent shall have no liability whatsoever for the action or inaction of any Clearing Agency or any book-entry system thereof. In no event shall any Clearing Agency or any book-entry system thereof be deemed an agent or subcustodian of the Agent.

                  (g) The Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under any Transaction Document arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; acts of terrorism; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation.

         SECTION 7.2 Notice Of Default. Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Agent has actual knowledge, the Agent shall transmit by mail to the Company and the Holders of Upper DECS and Stripped DECS, as their names and addresses appear in the Register, notice of such default hereunder, unless such default shall have been cured or waived.

         SECTION 7.3 Certain Rights Of Agent. Subject to the provisions of
Section 7.1:

                  (a) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officer's
         Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

                  (b) whenever in the administration of this Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company;

                  (c) the Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (d) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the books, records and premises of the Company, personally or by agent or attorney; and

                  (e) the Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate of the Agent and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder.

         SECTION 7.4 Not Responsible For Recitals, Etc. The recitals contained herein and in the Certificates shall be taken as the statements of the Company.

         SECTION 7.5 May Hold Upper DECS and Stripped DECS And Other Dealings. Any Registrar or any other agent of the Company, or the Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Upper DECS or Stripped DECS, as the case may be, and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Registrar or such other agent, or the Agent. The Agent and its Affiliates may (without having to account therefor to the Company or any Holder of Upper DECS or Stripped DECS or holder of Separate Notes) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Company, any Holder of Upper DECS or Stripped DECS and any holder of Separate Notes (and any of their respective subsidiaries or Affiliates) as if it were not acting as the Agent and the Agent and their Affiliates may accept fees and other consideration from the Company, any Holder of Upper DECS or Stripped DECS or any holder of Separate Notes without having to account for the same to any such Person.

         SECTION 7.6 Money Held In Custody. Money held by the Agent in custody hereunder need not be segregated from the Agent's other funds except to the extent required by law or provided herein. The Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

         SECTION 7.7 Compensation And Reimbursement. The Company agrees:

                  (a) to pay to the Agent from time to time compensation for all services rendered by it hereunder or under the Transaction Documents as shall be agreed in writing between the Company and the Agent;

                  (b) to reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement or the Transaction Documents (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

                  (c) to indemnify the Agent and any predecessor Agent for, and to hold it harmless against, any loss, liability or reasonable out-of-pocket expense incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties under the Transaction Documents, including the costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Transaction Documents. The Agent shall promptly notify the Company of any third party claim which may give rise to the indemnity hereunder and give the Company the opportunity to participate in the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld, provided that any failure to give any such notice shall not affect the obligation of the Company under this Section.

The provisions of this Section 7.7 shall survive the termination of this Agreement or the resignation or removal of the Agent.

         SECTION 7.8 Corporate Agent Required; Eligibility. There shall at all times be an Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and having a Corporate Trust Office in the Borough of Manhattan, The City of New York, if there be such a corporation, qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 7.9 Resignation And Removal; Appointment Of Successor.

                  (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of
         Section 7.10.

                  (b) The Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Agent required by Section 7.10 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

                  (c) The Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding DECS delivered to the Agent and the Company.

                  (d) If at any time:

                           (1) the Agent fails to comply with Section
                  310(b) of the TIA, as if the Agent were a trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of an Upper DECS or Stripped DECS for at least six months; or

                           (2) the Agent shall cease to be eligible under
                  Section 7.8 and shall fail to resign after written request therefor by the Company or by any such Holder; or

                           (3) the Agent shall become incapable of acting
                  or shall be adjudged a bankrupt or insolvent or a receiver of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (x) the Company by a Board Resolution may remove the Agent, or (y) any Holder who has been a bona fide Holder of an Upper DECS or Stripped DECS for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent.

                  (e) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Agent and shall comply with the applicable requirements of Section 7.10. If no successor Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of an Upper DECS or Stripped DECS for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Agent.

                  (f) The Company shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Register. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office.

         SECTION 7.10 Acceptance Of Appointment By Successor.

                  (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent; but, on the request of the Company or the successor Agent, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of the retiring Agent and duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder.

                  (b) Upon request of any such successor Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

                  (c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.

         SECTION 7.11 Merger, Conversion, Consolidation Or Succession To Business. Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Agent, shall be the successor of the Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to such Agent shall adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Agent had itself authenticated and executed such Upper DECS and Stripped DECS.

         SECTION 7.12 Preservation Of Information; Communications To
Holders.

                  (a) The Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Agent in its capacity as Registrar.

                  (b) If three or more Holders (herein referred to as "Applicants") apply in writing to the Agent, and furnish to the Agent reasonable proof that each such applicant has owned an Upper DECS or Stripped DECS, as the case may be, for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Upper DECS or Stripped DECS, as the case may be, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Agent of the materials to be mailed and of payment, or provision, in the absence of bad faith, satisfactory to the Agent for the payment, of the reasonable expenses of such mailing.

         SECTION 7.13 Failure to Act. In the event of any ambiguity in the provisions of any Transaction Document or any dispute between or conflicting claims by or among the parties hereto or any other Person, the Agent shall be entitled, after prompt notice to the Company and the Holders of Upper DECS and Stripped DECS, at its sole option, to refuse to comply with any and all such claims, demands or instructions so long as such dispute or conflict shall continue, and the Agent shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, reasonably satisfactory to the Agent, or
(ii) the Agent shall have received security or an indemnity reasonably satisfactory to the Agent sufficient to save the Agent harmless from and against any and all loss, liability or reasonable out-of-pocket expense which the Agent may incur by reason of its acting without bad faith, willful misconduct or gross negligence. The Agent may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Agent may deem necessary. Notwithstanding anything contained herein to the contrary, the Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of any Transaction Document, or which would in its opinion subject it or any of its officers, employees or directors to liability.

         SECTION 7.14 No Obligations Of Agent. Except to the extent otherwise provided in this Agreement, the Agent assumes no obligation and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the Holder of any Upper DECS or Stripped DECS thereunder. The Company agrees, and each Holder of a Certificate, by such Holder's acceptance thereof, shall be deemed to have agreed, that the Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article V.

         SECTION 7.15 Tax Compliance.

                  (a) The Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed on it as a paying agent by applicable tax laws, regulations or administrative practice with respect to any payments made with respect to the Upper DECS and Stripped DECS. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

                  (b) The Agent shall comply with any reasonable written direction timely received from the Company with respect to the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 7.1(a)(2).

                  (c) The Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

                               Article VIII.

                          SUPPLEMENTAL AGREEMENTS

         SECTION 8.1 Supplemental Agreements Without Consent Of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Agent, for any of the following purposes:

                  (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates; or

                  (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                  (c) to evidence and provide for the acceptance of appointment hereunder by a successor Agent; or

                  (d) to make provision with respect to the rights of Holders pursuant to the requirements of Section 5.6(b) or 5.10; or

                  (e) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

         SECTION 8.2 Supplemental Agreements With Consent Of Holders.

                  (a) With the consent of the Holders of not less than a majority of the outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company and the Agent, the Company, when authorized by a Board Resolution, and the Agent may enter into an agreement or agreements supplemental hereto, in form satisfactory to the Company and the Agent, for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Upper DECS and Stripped DECS; provided, that, except as contemplated herein, no such supplemental agreement shall, without the consent of the Holder of each Outstanding DECS affected thereby:

                           (1) change any Payment Date;

                           (2) change the amount or the type of Collateral
                  required to be Pledged to secure a Holder's Obligations under the Purchase Contract, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral (except for the rights of Holders of Upper DECS to substitute the Treasury Securities for the Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, or the rights of holders of Stripped DECS to substitute Notes or appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio for the Pledged Treasury Securities) or otherwise adversely affect the Holder's rights in or to such Collateral or materially adversely alter the rights in or to such Collateral;

                           (3) reduce any Contract Adjustment Payments, if
                  any, or any Deferred Contract Adjustment Payment, or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable;

                           (4) impair the right to institute suit for the
                  enforcement of any Purchase Contract, any Contract Adjustment Payment, if any, or any Deferred Contract Adjustment Payment, if any;

                           (5) reduce the number of shares of Common Stock
                  to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock upon settlement of any Purchase Contract, change the Stock Purchase Date or otherwise materially adversely affect the Holder's rights under any Purchase Contract; or

                           (6) reduce the percentage of the outstanding
                  Purchase Contracts the consent of whose Holders is required for any such supplemental agreement;

         provided, that if any amendment or proposal referred to above would adversely affect only the Upper DECS or the Stripped DECS, then only the affected class of Holder as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority or 100% of such class, as the case may be.

                  (b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 8.3 Execution Of Supplemental Agreements. In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Agent shall be provided and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Agent's own rights, duties or immunities under this Agreement or otherwise.

         SECTION 8.4 Effect Of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder shall be bound thereby.

         SECTION 8.5 Reference To Supplemental Agreements. Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Agent, bear a notation in form approved by the Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent in exchange for outstanding Certificates.

                                Article IX.

                 CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         SECTION 9.1 Covenant Not To Merge, Consolidate, Sell Or Convey Property Except Under Certain Conditions. The Company covenants that it will not (a) merge or consolidate with any other Person or (b) sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person or group of affiliated Persons in one transaction or a series of related transactions other than, with respect to clause (b), a direct or indirect wholly-owned subsidiary of the Company, unless (i) either the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume all the obligations of the Company under the Purchase Contracts, the Notes, this Agreement, the Remarketing Agreement and the Pledge Agreement by one or more supplemental agreements in form reasonably satisfactory to the Agent and the Collateral Agent, executed and delivered to the Agent and the Collateral Agent by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, assignment, transfer, lease or conveyance, be in default in the performance of any covenant or condition hereunder, under any of the Purchase Contracts, under the Remarketing Agreement, or under the Pledge Agreement. Notwithstanding anything herein to the contrary, a wholly-owned subsidiary of the Company to whom the Company has sold, assigned, transferred, leased or conveyed all or substantially all of its properties and assets shall be required to expressly assume by a supplemental agreement, executed and delivered to the Agent, in form satisfactory to the Agent, all the obligations of the Company under Section 7.7.

         SECTION 9.2 Rights And Duties Of Successor Corporation.

                  (a) In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 9.1, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Purchase Contracts, the Notes, this Agreement, the Remarketing Agreement and the Pledge Agreement. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Certificates evidencing Upper DECS and Stripped DECS issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Agent for authentication and execution, and any Certificate evidencing Upper DECS or Stripped DECS which such successor corporation thereafter shall cause to be signed and delivered to the Agent for that purpose. All the Certificates so issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

                  (b) In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Upper DECS and Stripped DECS thereafter to be issued as may be appropriate.

         SECTION 9.3 Opinion Of Counsel Given To Agent. The Agent, subject to Sections 7.1 and 7.3, shall receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such consolidation, merger, sale, assignment, transfer, lease or conveyance have been met.

                                Article X.

                                 COVENANTS

         SECTION 10.1 Performance Under Purchase Contracts. The Company covenants and agrees for the benefit of the Holders from time to time of the Upper DECS and Stripped DECS that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

         SECTION 10.2 Maintenance Of Office Or Agency.

                  (a) The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Certificates may be presented or surrendered for payment of Contract Adjustment Payments, acquisition of shares of Common Stock upon settlement of the Purchase Contracts on any Settlement Date and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or reestablishment of Upper DECS and where notices and demands to or upon the Company in respect of the Upper DECS and Stripped DECS and this Agreement may be served. The Company will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

                  (b) The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Upper DECS and Stripped DECS the Corporate Trust Office and appoints the Agent at its Corporate Trust Office as paying agent in such city.

         SECTION 10.3 Company To Reserve Common Stock. The Company shall at all times prior to the Stock Purchase Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or treasury Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Upper DECS and Stripped DECS evidenced by outstanding Certificates.

         SECTION 10.4 Covenants As To Common Stock. The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding DECS will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

         SECTION 10.5 Statements Of Officer Of The Company As To Default. The Company will deliver to the Agent, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer's Certificate, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such Officer may have knowledge.

                          [SIGNATURE PAGES FOLLOW]




         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                     TEMPLE-INLAND INC.


                                     By:       /s/ M. Richard Warner
                                         -------------------------------
                                         Name:  M. Richard Warner
                                         Title:    Vice President and Chief
                                         Administrative Officer


                                     JPMORGAN CHASE BANK,
                                         as Purchase Contract Agent


                                     By:    /s/ William B. Keenan
                                         -----------------------------------
                                         Name:  William B. Keenan
                                         Title:     Assistant Vice President




                                 EXHIBIT A
                       FORM OF UPPER DECS CERTIFICATE

         [For inclusion in Global CertificateS only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

                  (Form of Face of Upper DECS Certificate)

No. ______________                                        CUSIP No. 879868206
Number of Upper DECS____________

         This Upper DECS Certificate certifies that [For inclusion in Global Certificates only - Cede & Co.] is the registered Holder of the number of Upper DECS set forth above [For inclusion in Global Certificates only - or such other number of Upper DECS reflected in the Schedule of Increases or Decreases in Global Certificates attached hereto]. Each Upper DECS represents (i) either (a) beneficial ownership by the Holder of one 6.42% Senior Note due 2007 (the "Note") of TEMPLE-INLAND INC., a Delaware corporation (the "Company"), having a principal amount of $50, subject to the Pledge of such Note by such Holder pursuant to the Pledge Agreement, or
(b) if the Note has been remarketed by the Remarketing Agent (or if the Holder has elected not to have the Note remarketed by delivering the appropriate Treasury Consideration specified by the Remarketing Agent), the appropriate Treasury Consideration, subject to the Pledge of such Treasury Consideration by such Holder pursuant to the Pledge Agreement, or (c) if a Tax Event Redemption has occurred, the appropriate Applicable Ownership Interest in the Treasury Portfolio subject to the Pledge of such Applicable Ownership Interest in the Treasury Portfolio pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

         Pursuant to the Pledge Agreement, the Note or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, constituting part of each Upper DECS evidenced hereby has been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a part of such Upper DECS.

         The Pledge Agreement provides that all payments in respect of the Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds (i) in the case of (A) quarterly cash distributions on Upper DECS which include Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio and (B) any payments in respect of the Notes, Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by the Agent, no later than 10:00 a.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 9:00 a.m., New York City time, on a Business Day, then such payment shall be made no later than 9:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments in respect of any Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, to be paid upon settlement of such Holder's obligations to purchase Common Stock under the Purchase Contract, to the Company on the Stock Purchase Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Upper DECS of which such Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, are a part under the Purchase Contracts forming a part of such Upper DECS. Quarterly distributions on Upper DECS which include Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, which are payable quarterly in arrears on February 17, May 17, August 17 and November 17 each year commencing August 17, 2002 (a "Payment Date"), shall, subject to receipt thereof by the Agent from the Collateral Agent (if the Collateral Agent is the registered owner thereof), be paid to the Person in whose name this Upper DECS Certificate (or a Predecessor Upper DECS Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Each Purchase Contract evidenced hereby obligates the Holder of this Upper DECS Certificate to purchase, and the Company to sell, on May 17, 2005 (the "Stock Purchase Date"), at a price equal to $50 (the "Stated Amount"), a number of newly issued shares of Common Stock, $1.00 par value per share ("Common Stock"), of the Company, equal to the Settlement Rate, unless on or prior to the Stock Purchase Date there shall have occurred a Termination Event or a Cash Settlement, Early Settlement or Merger Early Settlement with respect to the Upper DECS of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The Purchase Price (as defined herein) for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Stock Purchase Date by application of payments received in respect of the Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, pledged to secure the obligations of the Holder under such Purchase Contract.

         Payments on the Notes or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Upper DECS Register or by wire transfer to an account specified by such Person at least five Business Days prior to the applicable Payment Date.

         The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of an Upper DECS evidenced hereby an amount (the "Contract Adjustment Payment") equal to 1.08% per year of the Stated Amount, computed on the basis of a 360-day year of twelve 30-day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof (provided that if any date on which a Contract Adjustment Payment is to be made on the Purchase Contracts is not a Business Day, then payment of such Contract Adjustment Payment payable on such date will be made on the next succeeding day which is a Business Day, and no interest or payment will be paid in respect of such delay, except that if such next succeeding Business Day is in the next succeeding calendar year, then such payment will be made on the immediately preceding Business Day). Such Contract Adjustment Payments shall be payable to the Person in whose name this Upper DECS Certificate (or a Predecessor Upper DECS Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Contract Adjustment Payments will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Upper DECS Register or by wire transfer to the account designated to the Agent by a prior written notice by such Person delivered at least five Business Days prior to the applicable Payment Date.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Upper DECS Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                       TEMPLE-INLAND INC.


                                       By:
                                           Name:
                                           Title:


                                       HOLDER SPECIFIED ABOVE (as to
                                           obligations of such Holder under
                                           the Purchase Contracts evidenced
                                           hereby)


                                       By:  JPMORGAN CHASE BANK, not
                                            individually but solely as
                                            Attorney-in-Fact of such Holder


                                       By:__________________________________
                                           Authorized Officer




                   AGENT'S CERTIFICATE OF AUTHENTICATION

This is one of the Upper DECS Certificates referred to in the within mentioned Purchase Contract Agreement.

                                          JPMORGAN CHASE BANK,
                                          as Purchase Contract Agent


Dated:                                    By:
                                              --------------------------------
                                          Authorized Officer




                (Form of Reverse of Upper DECS Certificate)

         Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of May 1, 2002 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and JPMorgan Chase Bank, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company, and the Holders and of the terms upon which the Upper DECS Certificates are, and are to be, executed and delivered. In the case of any inconsistency between this Certificate and the Purchase Contract Agreement, the terms of the Purchase Contract Agreement shall prevail.

         Each Purchase Contract evidenced hereby obligates the Holder of this Upper DECS Certificate to purchase, and the Company to sell, on the Stock Purchase Date at a price equal to $50 (the "Purchase Price"), a number of shares of Common Stock of the Company equal to the Settlement Rate, unless, on or prior to the Stock Purchase Date, there shall have occurred a Termination Event or an Early Settlement, Merger Early Settlement or Cash Settlement with respect to the Upper DECS of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is greater than or equal to $63.44 (the "Threshold Appreciation Price"), 0.7881 shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $52.00 (the "Reference Price"), the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to the Reference Price,
0.9615 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

         The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Stock Purchase Date.

         The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

         A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the- counter market that is the primary market for the trading of the Common Stock.

         Each Purchase Contract evidenced hereby may be settled prior to the Stock Purchase Date through Early Settlement, Merger Early Settlement or Cash Settlement, in accordance with the terms of the Purchase Contract Agreement.

         In accordance with the terms of the Purchase Contract Agreement, the Holder of this Upper DECS Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby (i) by effecting a Cash Settlement, Early Settlement or Merger Early Settlement, (ii) by application of payments received in respect of the Pledged Treasury Consideration acquired from the proceeds of a remarketing of the related Pledged Notes underlying the Upper DECS represented by this Upper DECS Certificate, (iii) if the Holder has elected not to participate in the remarketing, by application of payments received in respect of the Pledged Treasury Consideration deposited by such Holder in respect of such Purchase Contract, or (iv) if a Tax Event Redemption has occurred prior to the successful remarketing of the Notes by application of payments received in respect of the Pledged Applicable Ownership Interest in the Treasury Portfolio purchased by the Collateral Agent on behalf of the Holder of this Upper DECS Certificate. If, as provided in the Purchase Contract Agreement, upon the occurrence of a Last Failed Remarketing the Collateral Agent, for the benefit of the Company, exercises its rights as a secured creditor with respect to the Pledged Notes related to this Upper DECS Certificate, any accrued and unpaid interest on such Pledged Notes will become payable by the Company to the Holder of this Upper DECS Certificate in the manner provided for in the Purchase Contract Agreement.

         The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

         Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Notes, the Agent shall, as soon as practicable thereafter, mail to the Holders of Upper DECS a notice (a) containing such information as is contained in the notice or solicitation,
(b) stating that each such Holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Pledged Notes constituting a part of such Holder's Upper DECS and (c) stating the manner in which such instructions may be given. Upon the written request of the Holders of Upper DECS on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Pledged Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of an Upper DECS, the Agent shall abstain from voting the Pledged Note evidenced by such Upper DECS.

         The Upper DECS Certificates are issuable only in registered form and only in denominations of a single Upper DECS and any integral multiple thereof. The transfer of any Upper DECS Certificate will be registered and Upper DECS Certificates may be exchanged as provided in the Purchase Contract Agreement. The Upper DECS Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Holder of an Upper DECS may substitute for the Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, securing its obligations under the related Purchase Contract Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Upper DECS for which such Pledged Treasury Securities secures the Holder's obligation under the Purchase Contract shall be referred to as a "Stripped DECS." A Holder that elects to substitute a Treasury Security for Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, thereby creating Stripped DECS, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying an Upper DECS remains in effect, such Upper DECS shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Upper DECS in respect of the Pledged Note, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and Purchase Contract constituting such Upper DECS may be transferred and exchanged only as an Upper DECS.

         A Holder of Stripped DECS may reestablish Upper DECS by delivering to the Collateral Agent Notes or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, in exchange for the release of the Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

         Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name the Upper DECS Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments, if any, will be payable at the office of the Agent in the City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Upper DECS Register or by wire transfer to the account designated by such Person in writing at least five Business Days prior to the applicable Payment Date.

         The Company shall have the right, at any time prior to the Stock Purchase Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer Contract Adjustment Payments as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments so deferred shall, to the extent permitted by law, bear additional Contract Adjustment Payments thereon at the rate of 6.42% per year (computed on the basis of a 360-day year of twelve 30-day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments, if any, accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments may be deferred to a date that is after the Stock Purchase Date and no such deferral period may end other than on a Payment Date.

         In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until a Payment Date prior to the Stock Purchase Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

         In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Stock Purchase Date, the Holder of this Upper DECS Certificate will receive on the Stock Purchase Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to the number of shares of Common Stock equal to the Settlement Rate) equal to (i) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Upper DECS Certificate divided by (ii) the Applicable Market Value.

         In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its Common Stock other than (i) purchases, redemptions or acquisitions of shares of Common Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date the Company exercises its rights to defer the Contract Adjustment Payments; (ii) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of for another class or series of the Company's Capital Stock; (iii) the purchase of fractional interests in shares of any series of the Company's Common Stock pursuant to the conversion or exchange provisions of such Common Stock or the security being converted or exchanged; (iv) dividends or distributions in any series of the Company's Common Stock (or rights to acquire Common Stock) or repurchases, acquisitions or redemptions of Common Stock in connection with the issuance or exchange of any series of Common Stock (or securities convertible into or exchangeable for shares of the Company's Common Stock; or (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future.

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments, and the rights of the Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Stock Purchase Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Upper DECS Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement.

         Upon registration of transfer of this Upper DECS Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Upper DECS Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Upper DECS Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Upper DECS evidenced hereby on his behalf as his attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform such Holder's obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on such Holder's behalf as attorney-in-fact, and consents to the Pledge of the Notes or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, underlying this Upper DECS Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, to be paid upon settlement of such Holder's obligations to purchase Common Stock under the Purchase Contract, shall be paid on the Stock Purchase Date by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Each Holder of any Upper DECS or Stripped DECS, and each Beneficial Owner thereof, by its acceptance thereof or of its interest therein, further agrees to treat (i) itself as the owner of the related Notes, Treasury Consideration, Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, and (ii) the Notes as indebtedness of the Company, in each case, for all tax purposes.

         Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

         The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

         The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Upper DECS Certificate is registered as the owner of the Upper DECS evidenced hereby for the purpose of receiving quarterly payments on the Notes, the Treasury Consideration or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, receiving payments of Contract Adjustment Payments, if any, and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever (subject to the Record Date provisions hereof), whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent, such Affiliates nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

         A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.




                               ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenants in common

UNIF GIFT MIN ACT -             Custodian

                                              --------------------------------
                                              (cust)                 (minor)

                                              Under Uniform Gifts to Minors Act

                                              --------------------------------
                                                        (State)

TEN ENT -         as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.




                                 ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Upper DECS Certificates and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ attorney to transfer said Upper DECS Certificates on the books of TEMPLE-INLAND INC. with full power of substitution in the premises.

Dated: _______________________      Signature: ___________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Upper DECS Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee: __________________________________________________________




                          SETTLEMENT INSTRUCTIONS


The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Stock Purchase Date of the Purchase Contracts underlying the number of Upper DECS evidenced by this Upper DECS Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated: ___________________                                 Signature: __________________________
                                                           Signature Guarantee: ________________
                                                           (if assigned to another person)

If shares are to be registered in the name of and          REGISTERED HOLDER
delivered to a Person other than the Holder, please        Please print name and address of
                                                           Registered Holder:
(i) print such Person's name and address and
(ii) provide a guarantee of your signature:

__________________________________                         ______________________________________
Name                                                       Name

__________________________________                         ______________________________________
Address                                                    Address

Social Security or other Taxpayer
Identification Number, if any




                          ELECTION TO SETTLE EARLY

The undersigned Holder of this Upper DECS Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Upper DECS evidenced by this Upper DECS Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Upper DECS with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Upper DECS Certificate representing any Upper DECS evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Notes, Pledged Treasury Consideration or the Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated: ____________________                 Signature: __________________________________________
                                            Signature Guarantee: ________________________________

Number of Upper DECS evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If shares of Common Stock are to be registered in the      REGISTERED HOLDER
name of and delivered to and Pledged Notes, Pledged
Treasury Consideration or Pledged Applicable Ownership     Please print name and address of Registered
Interest in the Treasury Portfolio, as the case may be,    Holder:
are to be transferred to a Person other than the Holder,
please print such Person's name and address:

__________________________________                         ______________________________________
Name                                                       Name

__________________________________                         ______________________________________
Address                                                    Address

Social Security or other Taxpayer
Identification Number, if any

Transfer instructions for Pledged Notes, Pledged Treasury Consideration or the Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, transferable upon Early Settlement or a Termination Event:




                  (TO BE ATTACHED TO GLOBAL CERTIFICATES)


          SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE


The following increases or decreases in this Global Certificate have been made:

                                                                 Stated Amount of
                   Amount of Decrease    Amount of Increase         the Global
                    in Stated Amount     in Stated Amount of       Certificate
                      of the Global          the Global           Following Such       Signature of Authorizing
      Date             Certificate           Certificate       Decrease or Increase             Officer








                                 EXHIBIT B


                     FORM OF STRIPPED DECS CERTIFICATE


[FOR INCLUSION IN GLOBAL CERTIFICATES ONLY -- THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF A CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

Form of Face of Stripped DECS Certificate

No. ___________________ CUSIP No. 879868305 Number of Stripped DECS
_______________ This Stripped DECS Certificate certifies that [For inclusion in Global Certificates only -- Cede & Co.] is the registered Holder of the number of Stripped DECS set forth above [For inclusion in Global Certificates only - or such other number of Stripped DECS reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto]. Each Stripped DECS represents (i) a 1/20 undivided beneficial ownership interest in a Treasury Security, subject to the Pledge of such interest in such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with TEMPLE-INLAND INC., a Delaware corporation (the "Company"). All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

Pursuant to the Pledge Agreement, the Treasury Security constituting part of each Stripped DECS evidenced hereby has been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a part of such Stripped DECS.

Each Purchase Contract evidenced hereby obligates the Holder of this Stripped DECS Certificate to purchase, and the Company to sell, on May 17, 2005 (the "Stock Purchase Date"), at a price equal to $50 (the "Stated Amount"), a number of shares of Common Stock, $1.00 par value per share ("Common Stock"), of the Company, equal to the Settlement Rate, unless on or prior to the Stock Purchase Date there shall have occurred a Termination Event or an Early Settlement, Merger Early Settlement or Cash Settlement with respect to the Stripped DECS of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The Purchase Price (as defined herein) for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Stock Purchase Date by application of payments received in respect of the Pledged Treasury Securities pledged to secure the obligations under such Purchase Contract in accordance with the terms of the Pledge Agreement.

The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of a Stripped DECS evidenced hereby an amount (the "Contract Adjustment Payments") equal to 1.08% per year of the Stated Amount, computed on the basis of a 360-day year of 12 30-day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof (provided that if any date on which Contract Adjustment Payments are to be made on the Purchase Contracts is not a Business Day, then payment of the Contract Adjustment Payments payable on that date will be made on the next succeeding day which is a Business Day, and no interest or payment will be paid in respect of the delay, except that if such next succeeding Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day). Such Contract Adjustment Payments shall be payable to the Person in whose name this Stripped DECS Certificate (or a Predecessor Stripped DECS Certificate) is registered at the close of business on the Record Date for such Payment Date.

Contract Adjustment Payments, if any, will be payable at the office of the Agent in the City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Stripped DECS Register or by wire transfer to the account designated by such Person in writing at least five Business Days prior to the applicable Payment Date.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Stripped DECS Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.




IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                        TEMPLE-INLAND INC.


                        By: ____________________________________
                             Name:
                             Title:


                        HOLDER SPECIFIED ABOVE (as to obligations of such Holder
                             under the Purchase Contracts)


                        By: JPMORGAN CHASE BANK, not individually but solely as
                             Attorney-in-Fact of such Holder


                        By: ____________________________________
                             Authorized Officer




                   AGENT'S CERTIFICATE OF AUTHENTICATION


This is one of the Stripped DECS referred to in the within-mentioned Purchase Contract Agreement.

                                               JPMORGAN CHASE BANK,
                                               as Purchase Contract Agent


Dated:                                           By:___________________________
                                                 Authorized Officer




                   (Reverse of Stripped DECS Certificate)

Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of May 1, 2002 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and JPMorgan Chase Bank, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Stripped DECS Certificates are, and are to be, executed and delivered. In the case of any inconsistency between this Certificate and the Purchase Contract Agreement, the terms of the Purchase Contract Agreement shall prevail.

Each Purchase Contract evidenced hereby obligates the Holder of this Stripped DECS Certificate to purchase, and the Company to sell, on the Stock Purchase Date at a price equal to $50 (the "Purchase Price"), a number of shares of Common Stock of the Company equal to the Settlement Rate, unless, on or prior to the Stock Purchase Date, there shall have occurred a Termination Event or an Early Settlement, Merger Early Settlement or Cash Settlement with respect to the Stripped DECS of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is greater than or equal to $63.44 (the "Threshold Appreciation Price"), 0.7881 shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $52.00, the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to $52.00, 0.9615 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Stock Purchase Date.

The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

Each Purchase Contract evidenced hereby may be settled prior to the Stock Purchase Date through Early Settlement, Merger Early Settlement or Cash Settlement, in accordance with the terms of the Purchase Contract
Agreement.

In accordance with the terms of the Purchase Contract Agreement, the Holder of this Stripped DECS Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby (i) by effecting an Early Settlement, Merger Early Settlement or Cash Settlement or (ii) by application of payments received in respect of the Pledged Treasury Securities underlying the Stripped DECS represented by this Stripped DECS Certificate.

The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

The Stripped DECS Certificates are issuable only in registered form and only in denominations of a single Stripped DECS and any integral multiple thereof. The transfer of any Stripped DECS Certificate will be registered and Stripped DECS Certificates may be exchanged as provided in the Purchase Contract Agreement. The Stripped DECS Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Holder of a Stripped DECS may substitute for the Pledged Treasury Securities securing its obligations under the related Purchase Contract Notes or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such substitution, the Stripped DECS for which such Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio secures the Holder's obligation under the Purchase Contract shall be referred to as an "Upper DECS." A Holder that elects to substitute Notes or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, for Pledged Treasury Securities, thereby reestablishing Upper DECS, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Stripped DECS remains in effect, such Stripped DECS shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Stripped DECS in respect of the Pledged Treasury Security and the Purchase Contract constituting such Stripped DECS may be transferred and exchanged only as a Stripped DECS.

Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, payable in respect of each Purchase Contract to the Person in whose name the Stripped DECS Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments, if any, will be payable at the office of the Agent in the City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Stripped DECS Register or by wire transfer to the account designated by such Person in writing at least five Business Days prior to the applicable Payment Date.

The Company shall have the right, at any time prior to the Stock Purchase Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer Contract Adjustment Payments as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments so deferred shall, to the extent permitted by law, bear additional Contract Adjustment Payments thereon at the rate of 6.42% per year (computed on the basis of a 360-day year of 12 30-day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments may be deferred to a date that is after the Stock Purchase Date and no such deferral period may end other than on a Payment Date.

In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until a Payment Date prior to the Stock Purchase Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Stock Purchase Date, the Holder of this Stripped DECS Certificate will receive on the Stock Purchase Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to the number of shares of Common Stock equal to the Settlement Rate) equal to (i) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Stripped DECS Certificate divided by (ii) the Applicable Market Value.

In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its Common Stock other than
(i) purchases, redemptions or acquisitions of shares of Common Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date the Company exercises its rights to defer the Contract Adjustment Payments; (ii) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of the Company's Capital Stock; (iii) the purchase of fractional interests in shares of the Company's Common Stock pursuant to the conversion or exchange provisions of such Common Stock or the security being converted or exchanged; (iv) dividends or distributions in Common Stock (or rights to acquire Common Stock) or repurchases, acquisitions or redemptions of Common Stock in connection with the issuance or exchange of Common Stock (or securities convertible into or exchangeable for shares of our Common Stock); or (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future.

The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments, and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Stock Purchase Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Stripped DECS Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement.

Upon registration of transfer of this Stripped DECS Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Stripped DECS Certificate. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

The Holder of this Stripped DECS Certificate, by his acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Stripped DECS evidenced hereby on his behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform such Holder's obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on such Holder's behalf as attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Stripped DECS Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Pledged Treasury Securities, to be paid upon settlement of such Holder's obligations to purchase Common Stock under the Purchase Contract, shall be paid on the Stock Purchase Date by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

Each Holder of any Upper DECS or Stripped DECS, and each Beneficial Owner thereof, by its acceptance thereof or of its interest therein, further agrees to treat (i) itself as the owner of the related Notes, Treasury Consideration or Treasury Securities, as the case may be, and (ii) the Notes as indebtedness of the Company, in each case, for United States federal, state and local income and franchise tax purposes.

Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Stripped DECS Certificate is registered as the owner of the Stripped DECS evidenced hereby for the purpose of receiving any Contract Adjustment Payments and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever (subject to the Record Date provisions hereof), whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent, such Affiliate, nor any such agent shall be affected by notice to the contrary.

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.




                               ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

UNIF GIFT MIN ACT - Custodian

                                            --------------------------------
                                            (cust)                  (minor)


                                            Under Uniform Gifts to Minors Act
                                            --------------------------------
                                                        (State)


TEN ENT -      as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.




                                 ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Stripped DECS Certificates and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ attorney to transfer said Upper DECS Certificates on the books of TEMPLE-INLAND INC. with full power of substitution in the premises.

Dated: _______________________      Signature: ___________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Stripped DECS Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee: ___________________________________________________




                          SETTLEMENT INSTRUCTIONS


The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Stock Purchase Date of the Purchase Contracts underlying the number of Stripped DECS evidenced by this Stripped DECS Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: ____________________                                Signature:
                                                           Signature Guarantee:
                                                           (if assigned to another person)

If shares are to be registered in the name of and          REGISTERED HOLDER
delivered to a Person other than the Holder, please        Please print name and address of Registered Holder:
(i) print such Person's name and address and
(ii) provide a guarantee of your signature:

----------------------------------                         ----------------------------------
Name                                                       Name
----------------------------------                         ----------------------------------
Address                                                    Address

Social Security or other Taxpayer
Identification Number, if any




                          ELECTION TO SETTLE EARLY


The undersigned Holder of this Stripped DECS Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Stripped DECS evidenced by this Stripped DECS Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Stripped DECS with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Stripped DECS Certificate representing any Stripped DECS evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated: ____________________                 Signature: _____________________________
                                            Signature Guarantee: ___________________

Number of Stripped DECS evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If shares of Common Stock are to be registered in the      REGISTERED HOLDER
name of and delivered to and Pledged Treasury Securities
are to be transferred to a Person other than the Holder,   Please print name and address of Registered Holder:
please print such Person's name and address:

----------------------------------                         ----------------------------------
Name                                                       Name
----------------------------------                         ----------------------------------
Address                                                    Address

Social Security or other Taxpayer
Identification Number, if any

Transfer instructions for Pledged Treasury Securities transferable upon Early Settlement or a Termination Event:






                                 (TO BE ATTACHED TO GLOBAL CERTIFICATES)


                             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE


The following increases or decreases in this Global Certificate have been made:

                                                                 Stated Amount of
                   Amount of Decrease    Amount of Increase         the Global
                    in Stated Amount     in Stated Amount of       Certificate
                      of the Global          the Global           Following Such       Signature of Authorizing
      Date             Certificate           Certificate       Decrease or Increase             Officer








                                 EXHIBIT C


                INSTRUCTION FROM PURCHASE CONTRACT AGENT TO
                              COLLATERAL AGENT


Bank One Trust Company, N.A.,
as Collateral Agent
1 Bank One Plaza
Chicago, Illinois 60670

Re:      Upper DECS of TEMPLE-INLAND INC. (the "Company")

                 ------------------------------------------

We hereby notify you in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of May 1, 2002 (the "Pledge Agreement") among the Company, you, as Collateral Agent, Custodial Agent and Securities Intermediary and us, as Purchase Contract Agent and as attorney-in-fact for the holders of [Upper DECS] [Stripped DECS] from time to time, that the holder of Upper DECS and Stripped DECS listed below (the "Holder") has elected to substitute [$_____ aggregate principal amount of Treasury Securities (CUSIP No. _________)] [$_______ aggregate principal amount of Notes or $_____ aggregate principal amount of Treasury Consideration (CUSIP No. _____) or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] in exchange for the related [Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Treasury Securities] [Notes, the Treasury Consideration or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest of the Treasury Portfolio, as the case may be,], and upon the payment by such Holder of any applicable fees, to release the [Notes, the Treasury Consideration or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Treasury Securities] related to such [Upper DECS] [Stripped DECS] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.





Date:  _____________________

                                             JPMORGAN CHASE BANK,
                                             as Purchase Contract Agent
                                             By:_______________________________
                                                Name:
                                                Title:

Please print name and address of Registered Holder electing to substitute [Treasury Securities] [Notes, Treasury Consideration or the appropriate Applicable Ownership Interest in the Treasury Portfolio] for the [Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio] [Pledged Treasury Securities]:

Name:
Social Security or other Taxpayer Identification Number, if any:
Address:




                                 EXHIBIT D


                   INSTRUCTION TO PURCHASE CONTRACT AGENT


JPMorgan Chase Bank,
as Purchase Contract Agent
450 West 33rd Street
New York, NY 10001
Attn: Institutional Trust Services
Telecopy: (212) 946-8160

Re:  Upper DECS of TEMPLE-INLAND INC. (the "Company")

The undersigned Holder hereby notifies you that it has delivered to Bank One Trust Company, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary [$_______ aggregate principal amount of Treasury Securities (CUSIP No. _________)] [$_______ aggregate principal amount of Notes or $_____ principal amount of Treasury Consideration (CUSIP No. _____) or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be] in exchange for the related [Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated May 1, 2002 (the "Pledge Agreement"), among you, the Company and the Collateral Agent. The undersigned Holder has paid the Collateral Agent all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be] [Pledged Treasury Securities] related to such [Upper DECS] [Stripped DECS]. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date: ____________________          Signature: _____________________________


                                    Signature Guarantee: ___________________

Please print name and address of Registered Holder:

Name:

Social Security or other Taxpayer Identification Number, if any:

Address:




                                 EXHIBIT E


                     NOTICE TO SETTLE BY SEPARATE CASH


JPMorgan Chase Bank
as Purchase Contract Agent
450 West 33rd Street
New York, NY 10001
Attn: Institutional Trust Services
Telecopy: (212) 946-8160

Re:      Upper DECS of TEMPLE-INLAND INC. (the "Company")

The undersigned Holder hereby irrevocably notifies you in accordance with
Section 5.4 of the Purchase Contract Agreement dated as of May 1, 2002 among the Company and yourselves, as Purchase Contract Agent and as Attorney-in-Fact for the Holders of the Purchase Contracts, that such Holder has elected to pay to the Collateral Agent, on or prior to 11:00 a.m. New York City time, on the Business Day immediately preceding the Stock Purchase Date, (in lawful money of the United States by [certified or cashiers check or] wire transfer, in each case in immediately available funds), $_________ as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company under the related Purchase Contract on the Stock Purchase Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holder's election to make such cash settlement with respect to the Purchase Contracts related to such Holder's Upper DECS.

Dated: ____________________            Signature: _____________________________
                                       Signature Guarantee: ___________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Please print name and address of Registered Holder:

Social Security or other Taxpayer Identification Number, if any: ______________




                                 EXHIBIT F


                       FORM OF REMARKETING AGREEMENT




                                 Exhibit B

                                Form of Note

[For inclusion in Global Securities only - Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED IN WHOLE OR IN PART FOR, A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

                             TEMPLE-INLAND INC.
                         6.42% Senior Note due 2007


Number: __                                                CUSIP NO.: 879868AG2


         Temple-Inland Inc., a Delaware corporation (the "Issuer", which term includes any successor corporation under the Indenture hereafter referred to), for value received, hereby promises to pay to [For inclusion in Global Securities only - Cede & Co.] [For inclusion in Pledged Note - JPMorgan Chase Bank, as Purchase Contract Agent pursuant to the Purchase Contract Agreement (as defined below)] or registered assigns, the principal sum of ____________ [For inclusion in Global Securities and Pledged Note only - or such other principal sum as is reflected in the Schedule of Increases or Decreases attached hereto] on May 17, 2007, and to pay interest thereon at 6.42% per annum (the "Interest Rate"), from May 1, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing August 17, 2002; provided that if and to the extent there is a successful remarketing of the Notes on or after the third Business Day immediately preceding February 17, 2005 (as described on the reverse hereof), the interest rate shall become the Reset Rate after such remarketing. The amount of interest payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and (3) for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if the Business Day is in the next succeeding calendar year, then the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment which in the case of a Global Security or a Pledged Note shall be the Business Day immediately preceding such Interest Payment Date and in the case of all other Notes, shall be the fifteenth calendar day preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holders on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the registered Holders of this series of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, the City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account in the United States designated to the Trustee by a prior written notice by such Person delivered at least five Business Days prior to the applicable Interest Payment Date.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof by manual signature.

                          [Signature page follows]




         IN WITNESS WHEREOF, Temple-Inland Inc. has caused this instrument to be signed by one of its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                                  TEMPLE-INLAND INC.


                                                  By:_________________________
                                                  Name:_______________________
                                                  Title:______________________


ATTEST:

______________________________
Name: ________________________
Its. _________________________


                       CERTIFICATE OF AUTHENTICATION



                  This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:



JPMORGAN CHASE BANK, as Trustee



By:
         --------------------------------------------------------------
                           Authorized Officer





                             [REVERSE OF NOTE]

                             TEMPLE-INLAND INC.

                         6.42% Senior Note due 2007

         This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of September 1, 1986 (herein called the "Indenture"), between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (herein called the "Trustee"), as amended by the first supplemental indenture, dated as of April 15, 1988, the second supplemental indenture, dated as of December 27, 1990, and the third supplemental indenture, dated as of May 9, 1991, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any) and may otherwise vary as provided in the Indenture.

         This Note is one of a series designated as the 6.42% Senior Notes due 2007 (the "Notes") of the Issuer. The Notes are initially limited in aggregate principal amount of $300,000,000, subject to increase to $345,000,000 in case of the exercise of the over-allotment option under the Underwriting Agreement; provided, however, that the Issuer may, without the consent of the Holders of the Notes, create and issue additional notes ranking equally with the Notes and otherwise similar in all respects so that such further notes would be consolidated and form a single series of the Notes.

         [For inclusion in Global Securities only - Except as otherwise provided in the Indenture, this Note will be issued in global form only registered in the name of The Depository Trust Company ("DTC") or its nominee. This Note will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of this Note shall be maintained in book-entry form by DTC for the accounts of participating organizations of DTC.]

         In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof and accrued interest hereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Notes are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. At the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

         Reference is made to (i) the Purchase Contract Agreement, dated as of May 1, 2002 (the "Purchase Contract Agreement"), between the Issuer and JPMorgan Chase Bank, as Purchase Contract Agent (the "Purchase Contract Agent") and (ii) the Pledge Agreement, dated as of May 1, 2002 (the "Pledge Agreement"), among the Issuer, the Purchase Contract Agent and Bank One Trust Company, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary. The Notes may be remarketed, and a Reset Rate may be established on the Notes in such remarketing, on or after the third Business Day immediately preceding February 17, 2005, subject to and in accordance with the terms and conditions of the Purchase Contract Agreement and the Pledge Agreement. Pursuant to the term of the Purchase Contract Agreement, the Issuer will engage a nationally recognized investment bank as the remarketing agent to conduct such remarketing, and will enter into a remarketing agreement on terms to be agreed upon by the Issuer, such remarketing agent and the Purchase Contract Agent, but substantially in the form of Exhibit F to the Purchase Contract Agreement.

         The Notes shall be redeemable in whole, but not in part, at any time at the option of the Issuer if a Tax Event occurs and is continuing (a "Redemption Date"), at a redemption price (the "Redemption Price") equal to the Redemption Amount, plus accrued and unpaid interest, if any, to the Redemption Date. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on an Interest Payment Date falling on or prior to the Redemption Date will be payable to the Holders of such Notes registered as such at the close of business on the relevant record date according to the terms and the provisions of the Indenture.

         Subject to the terms of the Purchase Contract Agreement and the Pledge Agreement, the Redemption Price shall be paid to or on behalf of each Holder of the Notes by the Issuer, no later than 12:00 noon, New York City time, on the Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder, or to the Collateral Agent.

         Notice of any redemption must be given at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If money sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date is deposited on or before the Redemption Date and the other conditions set forth in the Indenture are satisfied, then on and after such date, interest will cease to accrue on the Notes called for redemption.

         The Notes are not entitled to any sinking fund.

         By accepting this Note, the Holder shall be deemed to have agreed to treat for all U.S. federal income tax purposes this Note as a "contingent payment debt instrument" as the term is used in Treasury regulations section 1275-4.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith. In the event any Notes are called for redemption, neither the Issuer nor the Trustee will be required to register the transfer of or exchange the Notes to be redeemed.

         Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes (subject to certain provisions relating to Defaulted Interest), whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration of the issue hereof.

         This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         Terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture, and if not defined therein, in the Purchase Contract Agreement, and if not defined in either of the preceding, in the Pledge Agreement.




                                 ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assigns) and transfer(s) unto:

         --------------------------------------------------------------------
(Please insert social security or other identifying number of assignee)

         ---------------------------------------------------------------------
(Please insert name and address, including ZIP code, of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:  ________________   Signed:  __________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


Signature Guarantee




          [TO BE ATTACHED TO GLOBAL SECURITIES AND PLEDGED NOTES]

                     SCHEDULE OF INCREASES OR DECREASES

         The following increases or decreases in this [Global Security] [Pledged Note] have been made:



                                                               Principal amount of
                   Amount of increase    Amount of decrease     Note evidenced by
                      in principal       in principal amount       the [Global
                     amount of Note     of Note evidenced by    Security] [Pledged
                    evidenced by the         the [Global         Note] following        Signature of authorized
                    [Global Security]    Security] [Pledged      such decrease or        officer of Trustee or
      Date           [Pledged Note]             Note]                increase            Securities Custodian
      ----           --------------      ------------------     -------------------      -----------------------







                                 Exhibit C

                       Form of Remarketing Agreement



                  TEMPLE-INLAND INC. REMARKETING AGREEMENT


                  REMARKETING AGREEMENT, dated as of ___________ (the "Agreement") by and between TEMPLE-INLAND INC., a Delaware corporation (the "Company"), JPMORGAN CHASE BANK, not individually but solely as Purchase Contract Agent (the "Purchase Contract Agent") and as attorney-in-fact of the Holders of Purchase Contracts (as defined in the Purchase Contract Agreement (as defined herein)), and [ ] (the "Remarketing Agent").

                                WITNESSETH:

                  WHEREAS, the Company issued $300,000,000 (or up to $345,000,000 if the underwriters' over-allotment option was exercised in full) aggregate stated amount of its Upper DECS (the "Upper DECS") under the Purchase Contract Agreement, dated as of May 1, 2002, by and between the Purchase Contract Agent and the Company (the "Purchase Contract Agreement"); and

                  WHEREAS, the Company issued concurrently in connection with the issuance of the Upper DECS $300,000,000 (or up to $345,000,000 if the underwriters' over-allotment option was exercised in full) aggregate principal amount of 6.42% Senior Notes due 2007 (the "Notes") of the Company; and

                  WHEREAS, the Notes forming a part of the Upper DECS have been pledged pursuant to the Pledge Agreement (the "Pledge Agreement"), dated as of May 1, 2002, by and among the Company, Bank One Trust Company, N.A., a national banking association, as collateral agent (the "Collateral Agent"), and the Purchase Contract Agent, to secure the obligations of Holders of Upper DECS under the related Purchase Contract on the Stock Purchase Date; and

                  WHEREAS, the Remarketing Agent will attempt on the Remarketing Date to remarket all of (i) the Notes of Holders of Upper DECS, other than the Notes of Holders of Upper DECS who elect not to participate in the remarketing, and (ii) the Separate Notes of Holders who elect to participate in the remarketing, pursuant respectively to the procedures set forth in Section 5.4(b) of the Purchase Contract Agreement and Section 4.5(d) of the Pledge Agreement (each of which Sections is incorporated herein by reference); and

                  WHEREAS, in the event the remarketing on the Remarketing Date is unsuccessful, the Remarketing Agent will remarket the Notes to be included in the remarketing on each of the two Business Days immediately following the Remarketing Date, and, if necessary, will attempt to remarket such Notes on each of the three Business Days immediately preceding April 6, 2005 and, if necessary, will further attempt to remarket such Notes on each of the three Business Days immediately preceding the Stock Purchase Date; and

                  WHEREAS, in the event of a successful remarketing on the Remarketing Date or any Subsequent Remarketing Date, as the case may be, the applicable interest rate on the Notes will be reset on such Remarketing Date or on any Subsequent Remarketing Date to the Reset Rate to be determined by the Remarketing Agent (as defined below) such that the then current aggregate market value of the Notes will equal at least 100.50% of the Remarketing Value (as described in the Purchase Contract Agreement) as of such Remarketing Date or Subsequent Remarketing Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate permitted by applicable law; and

                  WHEREAS, the Company has requested [              ] to act
as the Remarketing Agent, and as such to perform the services described herein; and

                  WHEREAS, [            ] is willing to act as the
Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;

                  NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

                  Section 1. Definitions.

                  Capitalized terms used and not defined in this Agreement, in the recitals hereto or in the paragraph preceding such recitals shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein defined, the Pledge Agreement.

                  Section 2. Appointment and Obligations of the Remarketing
Agent.

                  (a) The Company hereby appoints [    ] and [     ] hereby
accepts such appointment, (i) as the Remarketing Agent to determine, in consultation with the Company, in the manner provided for herein and in the Indenture (as in effect on the date of this Remarketing Agreement) with respect to the Notes, the Reset Rate that, in the opinion of the Remarketing Agent, will be reasonable and consistent with market practice at the time of remarketing, and, when applied to the Notes (assuming, even if not true, that all of the Notes are included in the remarketing), enable the then current aggregate market value of the Notes to have a value equal to at least 100.50% of the Remarketing Value as of the Remarketing Date or as of any Subsequent Remarketing Date, as the case may be, provided that the Company, by notice to the Remarketing Agent prior to (A) the [tenth] Business Day preceding the Remarketing Date, with respect to any remarketing to occur on either the Remarketing Date or the two Business Days immediately following such Remarketing Date, (B) the [thirteenth] Business Day preceding April 6, 2005 with respect to any remarketing to occur on any of the three Business Days immediately preceding April 6, 2005, or (C) the [thirteenth] Business Day preceding the Stock Purchase Date with respect to any remarketing to occur on any of the three Business Days immediately preceding such Stock Purchase Date, shall, if applicable, limit the Reset Rate so that it does not exceed the maximum rate permitted by applicable law, and (ii) as the exclusive Remarketing Agent (subject to the right of such Remarketing Agent to appoint additional remarketing agents hereunder as described below) to remarket the Notes to be included in the remarketing on the Remarketing Date or any Subsequent Remarketing Date, as the case may be. The Company agrees that the Remarketing Agent shall have the right, on 15 Business Days notice to the Company, to appoint one or more additional remarketing agents so long as any such additional remarketing agents shall be reasonably acceptable to the Company. Upon any such appointment, the parties shall enter into an appropriate amendment to this Agreement to reflect the addition of any such remarketing agent.

                  (b) Subject to the terms and conditions set forth herein, the Remarketing Agent shall use its reasonable efforts to (i) remarket on the Remarketing Date the Notes that the Purchase Contract Agent or the Custodial Agent shall have notified the Remarketing Agent are to be remarketed at a Reset Rate such that the then current aggregate market value of the Notes is equal to at least 100.50% of the Remarketing Value, and (ii) in the event the Remarketing Agent cannot establish such a Reset Rate on the Remarketing Date, attempt to remarket such Notes on each of the two Business Days immediately following the Remarketing Date and, if necessary, on each of the three Business Days immediately preceding April 6, 2005, and, if necessary, on each of the three Business Days immediately preceding the Stock Purchase Date, in each case at a Reset Rate such that the then current aggregate market value of the Notes is equal to at least 100.50% of the Remarketing Value, and (iii) in the event of a Last Failed Remarketing, promptly return the Separate Notes, if any, included in such Last Failed Remarketing to the Collateral Agent to be held by the Collateral Agent in accordance with Section 4.5(b) of the Pledge Agreement (which Section is incorporated herein by reference). After deducting the fee specified in Section 3 below, the remaining proceeds of any such remarketing, together with the Agent-purchased Treasury Consideration, shall be delivered to the Purchase Contract Agent in accordance with
Section 4.5(a) of the Pledge Agreement (which Section is incorporated herein by reference) and Section 5.4(b) of the Purchase Contract Agreement. The right of each Holder of Upper DECS or Separate Notes to have Notes included in any remarketing shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing on the Remarketing Date or on any Subsequent Remarketing Date, as the case may be, pursuant to the terms of this Agreement, (ii) the Notes included in a remarketing have not been called for redemption pursuant to the Purchase Contract Agreement, (iii) the Remarketing Agent is able to find a purchaser or purchasers for the Notes included in a remarketing at a Reset Rate such that the then current aggregate market value of the Notes is equal to at least 100.50% of the Remarketing Value, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

                  (c) It is understood and agreed that the Remarketing Agent shall not have any obligation whatsoever to purchase any Notes, whether in a remarketing held on the Remarketing Date or on any Subsequent Remarketing Date or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Notes for remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under this Agreement. The Company shall not be obligated in any case to provide funds to make payment upon delivery of Notes for remarketing.

                  Section 3. Fees.

                  In the event of a successful remarketing, the Remarketing Agent shall retain as a remarketing fee (the "Remarketing Fee") an amount not exceeding 25 basis points (0.25%) of the total proceeds received in connection with any such remarketing in accordance with Section 5.4(b)(ii) of the Purchase Contract Agreement.

                  Section 4. Replacement and Resignation of Remarketing
Agent.

                  (a) The Company may in its absolute discretion replace [ ] as the Remarketing Agent by giving notice prior to 3:00 p.m., New York City time (i) on the [eleventh] Business Day immediately prior to the Remarketing Date in the case of a remarketing to occur on the Remarketing Date or any of the two Business Days immediately following the Remarketing Date, (ii) the [fourteenth] Business Day immediately prior to April 6, 2005 in the case of a remarketing to occur on a Subsequent Remarketing Date immediately following a Failed Remarketing on any of the two Business Days immediately following the Remarketing Date, or (iii) the [fourteenth] Business Day immediately prior to the Stock Purchase Date in the case of a remarketing to occur on any of the three Business Days immediately prior to the Stock Purchase Date. Any such replacement shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent. Upon providing such notice, the Company shall use all reasonable efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable.

                  (b) [ ] may resign at any time and be discharged from its duties and obligations hereunder as the Remarketing Agent by giving notice prior to 3:00 p.m., New York City time (i) on the [eleventh] Business Day immediately prior to the Remarketing Date in the case of a remarketing to occur on the Remarketing Date or any of the two Business Days immediately following the Remarketing Date, (ii) the [fourteenth] Business Day immediately prior to April 6, 2005 in the case of a remarketing to occur on a Subsequent Remarketing Date immediately following a Failed Remarketing on any of the two Business Days immediately following the Remarketing Date, or
(iii) the [fourteenth] Business Day immediately prior to the Stock Purchase Date in the case of a remarketing to occur on any of the three Business Days immediately prior to the Stock Purchase Date. Any such resignation shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent. Upon receiving notice from the Remarketing Agent that it wishes to resign hereunder, the Company shall appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.

                  (c) The Company shall give the Purchase Contract Agent and the Trustee prompt written notice of any replacement of the Remarketing Agent pursuant to this section.

                  Section 5. Dealing in the Securities.

                  The Remarketing Agent, when acting hereunder or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Notes, Stripped DECS, Upper DECS or any other securities of the Company. With respect to any Notes, Stripped DECS, Upper DECS or any other securities of the Company owned by it, the Remarketing Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

                  The Company or its affiliates may, to the extent permitted by law, purchase any Notes that are remarketed by any Remarketing Agent.

                  Section 6. Registration Statement and Prospectus.

                  (a) In connection with any remarketing to occur on the Remarketing Date or any Subsequent Remarketing Date, if and to the extent required, in the view of counsel (which need not be an opinion) for each of the Remarketing Agent and the Company, by applicable law, regulations or interpretations in effect at the time of any such Remarketing Date or Subsequent Remarketing Date, as the case may be, the Company shall use its reasonable efforts, if requested by the Remarketing Agent, (i) (A) to have a registration statement relating to the Notes effective under the Securities Act and (B) to furnish a current preliminary prospectus and, if applicable, a current preliminary prospectus supplement (in such quantities as the Remarketing Agent may reasonably request), to be used by the Remarketing Agent in a remarketing pursuant hereunder, in each case by a date that is no later than (x) [seven] Business Days prior to the Remarketing Date in the case of a remarketing to occur on the Remarketing Date or on any of the two Business Days immediately following the Remarketing Date, (y) [ten] Business Days prior to April 6, 2005 in the case of a remarketing to occur on any of the three Business Days prior to April 6, 2005, or (z) [ten] Business Days prior to the Stock Purchase Date in the case of a remarketing to occur on any of the three Business Days immediately prior to the Stock Purchase Date (or in each such case, at such earlier date as the Remarketing Agent may reasonably request), and (ii) if requested by the Remarketing Agent, shall furnish a current final prospectus and, if applicable, a final prospectus supplement, to be used by the Remarketing Agent in the remarketing pursuant hereunder, by a date that is no later than (x) [five] Business Days prior to the Remarketing Date in the case of a remarketing to occur on the Remarketing Date or on any of the two Business Days immediately following the Remarketing Date, (y) [eight] Business Days prior to April 6, 2005 in the case of a remarketing to occur on any of the three Business Days prior to April 6, 2005, or (z) [eight] Business Days prior to the Stock Purchase Date in the case of a remarketing to occur on any of the three Business Days immediately prior to the Stock Purchase Date (or in each such case, at such earlier date as the Remarketing Agent may reasonably request). The Company shall pay all expenses relating thereto.

                  (b) If in connection with any remarketing, it shall not be possible, in the view of counsel (which need not be an opinion) for each of the Remarketing Agent and the Company, under applicable law, regulations or interpretations in effect as of the Remarketing Date or Subsequent Remarketing Date, as the case may be, to register the offer and sale by the Company of the Notes under the Securities Act as otherwise contemplated by this Section 6, the Company (i) shall use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to permit and effectuate the offer and sale of the Notes in connection with any remarketing pursuant hereunder without registration under the Securities Act pursuant to an exemption therefrom, if available, including the exemption afforded by Rule 144A under the rules and regulations promulgated under the Securities Act by the Securities and Exchange Commission, (ii) if requested by the Remarketing Agent, shall furnish a current preliminary remarketing memorandum and a current final remarketing memorandum (in such quantities as the Remarketing Agent may reasonably request) to be used by the Remarketing Agent in any remarketing pursuant hereunder, in each case by a date that is not later than (A) [seven] Business Days prior to the Remarketing Date, in the case of a remarketing to occur on the Remarketing Date or on any of the two Business Days immediately following the Remarketing Date, (B) [ten] Business Days prior to April 6, 2005 in the case of a remarketing to occur on any of the three Business Days prior to April 6, 2005, or (C) [ten] Business Days prior to the Stock Purchase Date in the case of a remarketing to occur on any of the three Business Days prior to the Stock Purchase (or in either case such earlier date as the Remarketing Agent may reasonably request). The Company shall pay all expenses relating thereto.

                  (c) The Company shall also take all such actions as may (upon advice of counsel to the Company or the Remarketing Agent) be necessary or desirable under state securities or blue sky laws in connection with any remarketing.

                  Section 7. Conditions to the Remarketing Agent's
Obligations.

                  (a) The obligations of the Remarketing Agent under this Agreement shall be subject to the terms and conditions hereunder, including, without limitation, the following conditions: (i) the Notes to be included in any remarketing have not been called for redemption, (ii) the Remarketing Agent is able to find a purchaser or purchasers for Notes included in any remarketing at a price not less than 100.50% of the Remarketing Value, (iii) the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Securities Intermediary, the Company and the Trustee shall have performed their respective obligations in connection with any remarketing pursuant hereunder and pursuant to the Purchase Contract Agreement, the Pledge Agreement, the Indenture, and this Agreement (including, without limitation, the Purchase Contract Agent's and the Custodial Agent's giving the Remarketing Agent notice of the aggregate principal amount of the Notes to be remarketed, no later than 10:00 a.m., New York City time, on the third Business Day preceding the Remarketing Date and concurrently delivering the Notes to be remarketed to the Remarketing Agent), (iv) no Event of Default (as defined in the Indenture) shall have occurred and be continuing, (v) the accuracy of the representations and warranties of the Company included in this Agreement or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions included in this Agreement, (vi) the performance by the Company of its covenants and other obligations included herein, and (vii) the satisfaction of the other conditions set forth in this Agreement.

                  (b) If at any time during the term of this Agreement, any Event of Default or event that with the passage of time or the giving of notice or both would become an Event of Default has occurred and is continuing under the Indenture, then the obligations and duties of the Remarketing Agent under this Agreement shall be suspended until such default or event has been cured. The Company will promptly give the Remarketing Agent notice of all such defaults and events of which the Company is aware.

                  Section 8. Termination of Remarketing Agreement.

                  This Agreement shall terminate as to any Remarketing Agent that is replaced on the effective date of its replacement pursuant to
Section 4(a) hereof or pursuant to Section 4(b) hereof. Notwithstanding the foregoing, the obligations set forth in Section 3 hereof shall survive and remain in full force and effect until all amounts payable under said
Section 3 shall have been paid in full; provided, however, that if any Remarketing Agent resigns, then the obligations set forth in Section 3 hereof shall not survive the termination of this Agreement and no fee shall be payable to such Remarketing Agent in such capacity. In addition, each former Remarketing Agent shall be entitled to the rights and benefits under
Section 10 of this Agreement notwithstanding the replacement or resignation of such Remarketing Agent.

                  Section 9. Remarketing Agent's Performance; Duty of Care.

                  The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions hereunder. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement. In the absence of a final judicial determination of willful misconduct, bad faith or gross negligence on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it which purports to conform to the requirements hereunder as to the truth of the statements expressed therein. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to be signed, presented or made by the proper party or parties. The Remarketing Agent shall not have any obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Notes or, if there is any such limitation, the maximum permissible Reset Rate on the Notes, and it shall rely solely upon timely written notice from the Company pursuant to Section 2(a) hereof as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. The Remarketing Agent shall not incur any liability under this Agreement to any beneficial owner or holder of Notes, or other securities, either in its individual capacity or as Remarketing Agent, as the case may be, for any action or failure to act in connection with the Remarketing or otherwise in connection with the transactions contemplated by this Agreement, except to the extent that such liability has, by final judicial determination, resulted from the willful misconduct, bad faith or gross negligence of the Remarketing Agent or by its failure to fulfill their express obligations hereunder. The provisions of this Section 9 shall survive any termination of this Agreement and shall also continue to apply to every Remarketing Agent notwithstanding its resignation or removal. The Remarketing Agent will act as the agent of the Holders, and not as the agent of the Company.

                  Section 10. Indemnification.

                  The Company agrees to indemnify the Remarketing Agent for, and to hold it harmless from and against, any loss, liability or reasonable out-of-pocket expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties or collecting such amounts. The Remarketing Agent shall promptly notify the Company of any third party claim which may give rise to the indemnity hereunder and give the Company the opportunity to participate in the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld.

                  Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

                  Section 12. Term of Agreement.

                  (a) Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until the Business Day immediately following the Remarketing Date or any Subsequent Remarketing Date, as applicable, in the case of any successful remarketing held on any such date. Anything herein to the contrary notwithstanding, the provisions of the last section of Section 8 hereof and the provisions of Sections 3, 9, 10 and 12(b) hereof shall survive any termination of this Agreement and remain in full force and effect; provided, however, that if any Remarketing Agent resigns, then the obligations set forth in Section 3 hereof shall not survive the termination of this Agreement and no fee shall be payable to such Remarketing Agent in such capacity.

                  (b) All representations and warranties included in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent or any of their controlling persons, or by or on behalf of the Company or the Purchase Contract Agent, and shall survive the remarketing of the Notes.

                  Section 13. Successors and Assigns.

                  The rights and obligations of the Company and the Purchase Contract Agent (both in its capacity as Purchase Contract Agent and as attorney-in-fact) hereunder may not be assigned or delegated to any other person (except pursuant to sections 7.9 and 7.10 of the Purchase Contract Agreement) without the prior written consent of the Remarketing Agent, which consent shall not be unreasonably withheld. The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company, except that the Remarketing Agent shall have the right to appoint additional remarketing agents as provided herein. This Agreement shall inure to the benefit of and be binding upon the Company, the Purchase Contract Agent and the Remarketing Agent and their respective successors and assigns and the other indemnified parties (set forth in Section 10 hereof) and the successors, assigns, heirs and legal representatives of such indemnified parties. The terms "successors" and "assigns" shall not include any purchaser of Notes merely because of such purchase.

                  Section 14. Headings.

                  Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

                  Section 15. Severability.

                  If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement, as the case may be, invalid, inoperative or unenforceable to any extent whatsoever.

                  Section 16. Counterparts.

                  This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

                  Section 17. Amendments.

                  This Agreement may be amended by any instrument in writing signed by the parties hereto.

                  Section 18. Notices.

                  Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to TEMPLE-INLAND INC., 303 South Temple Drive, Diboll, Texas 75941, Attention:
General Counsel, if to the Remarketing Agent, to [ ]; and if to the Purchase Contract Agent, to JP Morgan Chase Bank, 450 West 33rd Street, New York, New York 10001, Attention: Institutional Trust Services, or to such other address as any of the above shall specify to the other in writing.

                  Section 19. Information.

                  The Company agrees to furnish the Remarketing Agent with such information and documents as the Remarketing Agent may reasonably request in connection with the transactions contemplated by this Remarketing Agreement, and if the remarketing is effected pursuant to a registration statement in accordance with Section 6 hereof, make reasonably available to the Remarketing Agent and any accountant, attorney or other advisor retained by the Remarketing Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and cause the Company's officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such person in connection with such investigation.

                  IN WITNESS WHEREOF, each of the Company, the Purchase Contract Agent and the Remarketing Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized signatories as of the date first above written.

                                     TEMPLE-INLAND INC.


                                     By
                                          -----------------------------------
                                          Name:
                                          Title:


                                     [Remarketing Agent]


                                     By:
                                          -----------------------------------
                                          Name:
                                          Title:


CONFIRMED AND ACCEPTED:

JPMORGAN CHASE BANK,
not individually but solely as
Purchase Contract Agent and as
attorney-in-fact for the Holders of
the Purchase Contracts

By:
   --------------------------------
     Name:
     Title:


                                 Exhibit D

                              Pledge Agreement



                            TEMPLE-INLAND INC.,


                       BANK ONE TRUST COMPANY, N.A.,

                    as Collateral Agent, Custodial Agent
                        and Securities Intermediary


                                    AND


                            JPMORGAN CHASE BANK,

                         as Purchase Contract Agent





                              PLEDGE AGREEMENT





                          Dated as of May 1, 2002







                             TABLE OF CONTENTS

                                                                                                               Page

                                 ARTICLE I

                                DEFINITIONS

SECTION 1.1              Definitions.............................................................................2

                                 ARTICLE II

                       PLEDGE; CONTROL AND PERFECTION

SECTION 2.1              The Pledge..............................................................................4
SECTION 2.2              Control and Perfection..................................................................5

                                ARTICLE III

                       PAYMENTS ON PLEDGED COLLATERAL

SECTION 3.1              Payments................................................................................7
SECTION 3.2              Application of Payments.................................................................8

                                 ARTICLE IV

          SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT OF NOTES

SECTION 4.1              Collateral Substitution and the Creation of Stripped DECS...............................9
SECTION 4.2              Collateral Substitution and the Re-Creation of Upper DECS...............................9
SECTION 4.3              Termination Event......................................................................10
SECTION 4.4              Early Settlement; Merger Early Settlement; Cash Settlement.............................11
SECTION 4.5              Remarketing; Application of Proceeds; Settlement.......................................11

                                 ARTICLE V

                           VOTING RIGHTS -- NOTES

SECTION 5.1              Exercise by Purchase Contract Agent....................................................13

                                 ARTICLE VI

                 RIGHTS AND REMEDIES; TAX EVENT REDEMPTION

SECTION 6.1              Rights and Remedies of the Collateral Agent............................................14
SECTION 6.2              Substitutions..........................................................................15
SECTION 6.3              Tax Event Redemption...................................................................15

                                ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES; COVENANTS

SECTION 7.1              Representations and Warranties.........................................................16
SECTION 7.2              Covenants..............................................................................16

                                ARTICLE VIII

                            THE COLLATERAL AGENT

SECTION 8.1              Appointment, Powers and Immunities.....................................................17
SECTION 8.2              Instructions of the Company............................................................18
SECTION 8.3              Reliance...............................................................................19
SECTION 8.4              Rights in Other Capacities.............................................................19
SECTION 8.5              Non-Reliance on Collateral Agent.......................................................19
SECTION 8.6              Compensation and Indemnity.............................................................20
SECTION 8.7              Failure to Act.........................................................................20
SECTION 8.8              Resignation............................................................................21
SECTION 8.9              Right to Appoint Agent or Advisor......................................................22
SECTION 8.10             Survival...............................................................................22
SECTION 8.11             Exculpation............................................................................22

                                 ARTICLE IX

                                 AMENDMENT

SECTION 9.1              Amendment Without Consent of Holders...................................................22
SECTION 9.2              Amendment with Consent of Holders......................................................23
SECTION 9.3              Execution of Amendments................................................................23
SECTION 9.4              Effect of Amendments...................................................................24
SECTION 9.5              Reference to Amendments................................................................24

                                 ARTICLE X

                               MISCELLANEOUS

SECTION 10.1             No Waiver..............................................................................24
SECTION 10.2             Governing Law..........................................................................24
SECTION 10.3             Notices................................................................................25
SECTION 10.4             Successors and Assigns.................................................................25
SECTION 10.5             Counterparts...........................................................................25
SECTION 10.6             Severability...........................................................................25
SECTION 10.7             Expenses, Etc..........................................................................26
SECTION 10.8             Security Interest Absolute.............................................................26
SECTION 10.9             Waiver of Jury Trial...................................................................27

EXHIBIT A         Instruction from Purchase Contract Agent to Collateral Agent
EXHIBIT B         Instruction to Purchase Contract Agent
EXHIBIT C         Instruction to Custodial Agent Regarding Remarketing
EXHIBIT D         Instruction to Custodial Agent Regarding Withdrawal from Remarketing




                              PLEDGE AGREEMENT

         PLEDGE AGREEMENT, dated as of May 1, 2002 (this "Agreement"), among TEMPLE-INLAND INC., a Delaware corporation (the "Company"), Bank One Trust Company, N.A., a national banking association, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), as custodial agent (in such capacity, together with its successors in such capacity, the "Custodial Agent") and as "securities intermediary" as defined in Section 8-102(a)(14) of the Code (as defined herein) (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and JPMorgan Chase Bank, a New York banking corporation, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders from time to time of the Upper DECS and Stripped DECS (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement (as defined herein).

                                  RECITALS

         WHEREAS, the Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there may be issued 6,000,000 Upper DECS of the Company (or 6,900,000 Upper DECS if the Underwriters exercise their over-allotment option in full) each having a Stated Amount of $50.

         WHEREAS, each Upper DECS will be comprised of (a) a Purchase Contract and (b) either beneficial ownership of (i) a Note, (ii) following the successful remarketing of the Notes in accordance with the Purchase Contract Agreement and the Remarketing Agreement, the appropriate Treasury Consideration or (iii) following a Tax Event Redemption in accordance with the Purchase Contract Agreement, any Applicable Ownership Interest in the Treasury Portfolio.

         WHEREAS, in accordance with the terms of the Purchase Contract Agreement, a holder of Upper DECS may separate the Notes or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, from the related Purchase Contracts by substituting for such Notes or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, Treasury Securities that will pay in the aggregate an amount equal to the aggregate principal amount of such Upper DECS. Upon such separation, the Upper DECS will become Stripped DECS. Each Stripped DECS will be comprised of (a) a Purchase Contract and (b) a 1/20 undivided beneficial interest in a Treasury Security.

         WHEREAS, pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders, from time to time, of the Upper DECS and Stripped DECS have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Notes, any Treasury Consideration, any Treasury Securities and any Applicable Ownership Interest in the Treasury Portfolio delivered in exchange therefor to secure each Holder's obligations under the related Purchase Contract, as provided herein and subject to the terms hereof.

         NOW, THEREFORE, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Collateral Agent, the Securities Intermediary, the Custodial Agent and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Upper DECS and Stripped DECS, agree as follows:

Article I

                                DEFINITIONS

SECTION 1.1       Definitions.
                  -----------

         For all purposes of this agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) capitalized terms used but not defined herein are used as defined in the Purchase Contract Agreement;

         (b) the defined terms in this Agreement have the meanings assigned to them in this Article and include the plural as well as the singular; and

         (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Code" has the meaning specified in Section 6.1(a) hereof.

         "Collateral" has the meaning specified in Section 2.1(a) hereof.

         "Collateral Account" means the securities account (number 2600048200) maintained at Bank One Trust Company, N.A. in the name "JPMorgan Chase Bank, a New York banking corporation, as Purchase Contract Agent on behalf of the holders of certain securities of Temple-Inland Inc., Collateral Account subject to the security interest of Bank One Trust Company, N.A., as Collateral Agent, for the benefit of Temple-Inland Inc., as pledgee" and any successor account.

         "Collateral Agent" has the meaning specified in the first paragraph of this Agreement.

         "Company" means the Person named as the "Company" in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provisions of the Purchase Contract Agreement, and thereafter "Company" shall mean such successor.

         "Custodial Agent" has the meaning specified in the first paragraph of this Agreement.

         "Intermediary" means any entity that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

         "Pledge" has the meaning specified in Section 2.1 hereof.

         "Pledged Applicable Ownership Interest in the Treasury Portfolio" has the meaning specified in Section 2.1(c) hereof.

         "Pledged Notes" has the meaning specified in Section 2.1(c) hereof.

         "Pledged Treasury Consideration" has the meaning specified in
Section 2.1(c) hereof.

         "Pledged Treasury Securities" has the meaning specified in Section 2.1(c) hereof.

         "Proceeds" means all interest, dividends, cash, instruments, securities, financial assets (as defined in Section 8-102(a)(9) of the Code) and other property from time to time received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of the Collateral or any proceeds thereof.

         "Purchase Contract Agent" has the meaning specified in the first paragraph of this Agreement.

         "Purchase Contract Agreement" has the meaning specified in the Recitals.

         "Securities Intermediary" has the meaning specified in the first paragraph of this Agreement.

         "Security Entitlement" has the meaning set forth in Section 8-102(a) (17) of the Code.

         "Separate Notes" means any Notes that are not Pledged Notes.

         "Tax Event Redemption Date" means the date upon which a Tax Event Redemption is to occur.

         "TRADES Regulations" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

         "Transfer" means, with respect to the Collateral and in accordance with the instructions of the Collateral Agent, the Purchase Contract Agent or the Holder, as applicable:

                  (i) in the case of Collateral consisting of securities which cannot be delivered by book-entry or which the parties agree are to be delivered in physical form, delivery in appropriate physical form to the recipient accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

                  (ii) in the case of Collateral consisting of securities maintained in book-entry form by causing a "securities intermediary" (as defined in Section 8-102(a)(14) of the Code) to
         (a) credit a "security entitlement" (as defined in Section 8-102(a)(17) of the Code) with respect to such securities to a "securities account" (as defined in Section 8-501(a) of the Code) maintained by or on behalf of the recipient and (b) to issue a confirmation to the recipient with respect to such credit. In the case of Collateral to be delivered to the Collateral Agent, the securities intermediary shall be the Securities Intermediary and the securities account shall be the Collateral Account. In addition, any Transfer of Treasury Securities and Treasury Consideration hereunder shall be made in accordance with the TRADES Regulations and other applicable law.

                                Article II

                       PLEDGE; CONTROL AND PERFECTION

SECTION 2.1       The Pledge.
                  ----------

         (a) The Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, and the Purchase Contract Agent, as such attorney-in-fact and as nominal owner of the Collateral, hereby pledge and grant to the Collateral Agent, for the benefit of the Company, as collateral security for the performance when due by such Holders of their respective obligations under the related Purchase Contracts, a security interest in all of the right, title and interest of the Purchase Contract Agent and such Holders in:

                  (i) (A) the Notes, Treasury Consideration, Treasury Securities and any Applicable Ownership Interest in the Treasury Portfolio constituting a part of the Upper DECS or Stripped DECS,
         (B) any Treasury Securities delivered in exchange for any Notes, Treasury Consideration or any Applicable Ownership Interest in the Treasury Portfolio, as applicable, in accordance with Section 4.1 hereof, and (C) any Notes, Treasury Consideration or any Applicable Ownership Interest in the Treasury Portfolio, as applicable, delivered in exchange for any Treasury Securities in accordance with Section 4.2 hereof, in each case that have been Transferred to or otherwise received by the Collateral Agent and not released by the Collateral Agent to such Holders under the provisions of this Agreement;

                  (ii) the Collateral Account and all securities, financial assets, security entitlements, cash and other property credited thereto and all Security Entitlements related thereto; and

                  (iii) all Proceeds of the foregoing (all of the foregoing, collectively, the "Collateral").

         (b) Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Upper DECS, shall cause the Notes comprising a part of the Upper DECS to be Transferred to the Securities Intermediary for credit to the Collateral Account.

         (c) The pledge provided in this Section 2.1 is herein referred to as the "Pledge" and the Notes (or the Notes that are delivered pursuant to Section 6.2 hereof), Treasury Consideration, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio subject to the Pledge, excluding any Notes, Treasury Consideration, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio released from the Pledge as provided in Sections 4.1 and 4.2 hereof, respectively, are hereinafter referred to as "Pledged Notes," "Pledged Treasury Consideration," "Pledged Treasury Securities" or "Pledged Applicable Ownership Interest in the Treasury Portfolio," respectively. Subject to the Pledge and the provisions of Section 2.2 hereof, the Holders from time to time shall have full beneficial ownership of the Collateral. For purposes of perfecting the Pledge under applicable law, including, to the extent applicable, the TRADES Regulations or the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction, the Collateral Agent shall be the agent of the Company as provided herein. Whenever directed by the Collateral Agent acting on behalf of the Company, the Securities Intermediary shall have the right to re-register in its name the Notes or any other securities held in physical form.

         (d) Except as may be required in order to release Notes or Treasury Consideration, as applicable, in connection with a Tax Event Redemption or with a Holder's election to convert its investment from an Upper DECS to a Stripped DECS, or except as otherwise required to release Notes as specified herein, neither the Collateral Agent, the Custodial Agent nor the Securities Intermediary shall relinquish physical possession of any certificate evidencing a Note prior to the termination of this Agreement. If it becomes necessary for the Securities Intermediary to relinquish physical possession of a certificate in order to release a portion of the Notes evidenced thereby from the Pledge, the Company or the Purchase Contract Agent shall use its best efforts to obtain physical possession of a replacement certificate evidencing any Notes remaining subject to the Pledge hereunder registered to the Securities Intermediary or endorsed in blank within fifteen days of the date the Securities Intermediary relinquished possession. The Securities Intermediary shall promptly notify the Company and the Collateral Agent of the Securities Intermediary's failure to obtain possession of any such replacement certificate as required hereby.

SECTION 2.2       Control and Perfection.
                  ----------------------

         (a) In connection with the Pledge granted in Section 2.1, and subject to the other provisions of this Agreement, the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, and the Purchase Contract Agent as nominal owner of the Collateral hereby authorize and direct the Securities Intermediary (without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders), and the Securities Intermediary agrees, to comply with and follow any instructions and entitlement orders (as defined in Section 8-102(a)(8) of the Code) that the Collateral Agent may deliver with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect to any thereof. In the event the Securities Intermediary receives from the Holders or the Purchase Contract Agent entitlement orders which conflict with entitlement orders received from the Collateral Agent, the Securities Intermediary shall follow the entitlement orders received from the Collateral Agent. Such instructions and entitlement orders may, without limitation, direct the Securities Intermediary to transfer, redeem, assign, or otherwise deliver the Notes, the Treasury Consideration, the Treasury Securities, any Applicable Ownership Interest in the Treasury Portfolio and any Security Entitlements with respect thereto or sell, liquidate or dispose of such assets through a broker designated by the Company, and to pay and deliver any income, proceeds or other funds derived therefrom to the Company. The Holders from time to time acting through the Purchase Contract Agent hereby further authorize and direct the Collateral Agent, as agent of the Company, to itself issue instructions and entitlement orders, and to otherwise take action, with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect thereto, pursuant to the terms and provisions hereof, all without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders. The Collateral Agent shall be the agent of the Company and shall act only in accordance with the terms hereof or as otherwise directed in writing by the Company. Without limiting the generality of the foregoing, the Collateral Agent shall issue entitlement orders to the Securities Intermediary as directed in writing by the Company. (b) The Securities Intermediary hereby confirms and agrees that:

                  (i) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, or its nominee, indorsed to the Securities Intermediary, or its nominee, or in blank or credited to another Collateral Account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent, the Collateral Agent, the Company or any Holder, or payable to the order of, or specially indorsed to, the Purchase Contract Agent, the Collateral Agent, the Company or any Holder except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

                  (ii) all property delivered to the Securities
         Intermediary pursuant to this Pledge Agreement (including, without limitation, any Notes, Treasury Consideration, Treasury Securities or any Applicable Ownership Interest in the Treasury Portfolio) will be promptly credited to the Collateral Account;

                  (iii) the Collateral Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Purchase Contract Agent as entitled to exercise the rights of any financial asset credited to the Collateral Account;

                  (iv) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Collateral Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the Code) of such other Person;

                  (v) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Company, the Collateral Agent or the Purchase Contract Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in this Section 2.2 hereof;

                  (vi) the Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a "financial asset" within the meaning of
         Section 8-102(a)(9) of the Code; and

                  (vii) in the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

         (c) The Purchase Contract Agent hereby irrevocably constitutes and appoints the Collateral Agent and the Company, with full power of substitution, as the Purchase Contract Agent's attorney-in-fact to take on behalf of, and in the name, place and stead of, the Purchase Contract Agent and the Holders, any action necessary or desirable to perfect and to keep perfected the security interest in the Collateral referred to in Section
2.1. The grant of such power-of-attorney shall not be deemed to require of the Collateral Agent any specific duties or obligations not otherwise assumed by the Collateral Agent hereunder. Notwithstanding the foregoing, in no event shall the Collateral Agent or Securities Intermediary be responsible for the preparation or filing of any financing or continuation statements in the appropriate jurisdictions or responsible for maintenance or perfection of any security interest hereunder.

                                Article III

                       PAYMENTS ON PLEDGED COLLATERAL

SECTION 3.1       Payments.
                  --------

         So long as the Purchase Contract Agent is the registered owner of the Pledged Notes, Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, it shall receive all payments thereon. If the Pledged Notes are reregistered, such that the Collateral Agent becomes the registered holder, all payments of the principal of, or interest on, the Pledged Notes and all payments of the principal of, or cash distributions on, any Pledged Treasury Consideration, Pledged Treasury Securities or any Pledged Applicable Ownership Interest in the Treasury Portfolio, that are received by the Collateral Agent and that are properly payable hereunder, shall be paid by the Collateral Agent by wire transfer in same day funds:

                  (i) in the case of (A) quarterly cash distributions on Upper DECS that include Pledged Notes, Pledged Treasury Consideration or any Pledged Applicable Ownership Interest in the Treasury Portfolio, any interest payments with respect to the Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (B) of the definition of Applicable Ownership Interest), as the case may be, and (B) any payments of principal or, if applicable, the appropriate Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (A) of the definition of such term) with respect to any Notes, Treasury Consideration or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to Section 4.3 hereof, to the Purchase Contract Agent, for the benefit of the relevant Holders of the Upper DECS, to the account designated by the Purchase Contract Agent for such purpose, no later than 11:00 a.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 9:00 a.m., New York City time, on a Business Day, then such payment shall be made no later than 9:30 a.m., New York City time, on the next succeeding Business Day);

                  (ii) in the case of any payments with respect to any Treasury Securities that have been released from the Pledge pursuant to Section 4.3 hereof, to the Holders of the Stripped DECS to the accounts designated by them in writing for such purpose no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 10 a.m., New York City time, on a Business Day, then such payment shall be made no later than 10:00 a.m., New York City time, on the next succeeding Business Day); and

                  (iii) in the case of payments in respect of any Pledged Notes, Pledged Treasury Consideration, Pledged Treasury Securities or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (A) of the definition of such term), as the case may be, to be paid upon settlement of such Holder's obligations to purchase Common Stock under the Purchase Contract, to the Company on the Stock Purchase Date in accordance with the procedure set forth in Section 4.5(a) or 4.5(b) hereof, in full satisfaction of the respective obligations of the Holders under the related Purchase Contracts.

SECTION 3.2       Application of Payments.
                  -----------------------

         All payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing, the Purchase Contract Agent shall receive any payments of principal on account of any Note, Treasury Consideration or the appropriate Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (A) of the definition of such term), as applicable, that, at the time of such payment, is a Pledged Note, Treasury Consideration or the appropriate Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (A) of the definition of such term), as the case may be, or a Holder of a Stripped DECS shall receive any payments of principal on account of any Treasury Securities that, at the time of such payment, are Pledged Treasury Securities, the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company (and promptly deliver the same over to the Company) for application to the obligations of the Holders under the related Purchase Contracts, and the Holders shall acquire no right, title or interest in any such payments of principal so received.

                                Article IV

          SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT OF NOTES

SECTION 4.1 Collateral Substitution and the Creation of Stripped DECS.

         At any time on or prior to the second Business Day immediately preceding the Stock Purchase Date, a Holder of Upper DECS shall have the right to substitute Treasury Securities for the Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, securing such Holder's obligations under the Purchase Contracts comprising a part of such Upper DECS, in integral multiples of 20 Upper DECS, or after a remarketing of the Notes pursuant to the Purchase Contract Agreement or a Tax Event Redemption, in integral multiples of Upper DECS such that Treasury Securities to be deposited and the applicable Treasury Consideration or the Applicable Ownership Interest in the Treasury Portfolio to be released are in integral multiples of $1,000, by (a) Transferring to the Collateral Agent Treasury Securities having an aggregate principal amount equal to the aggregate Stated Amount of such Upper DECS and (b) delivering such Upper DECS to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Purchase Contract Agent stating that such Holder has Transferred Treasury Securities to the Collateral Agent pursuant to clause (a) above (stating the principal amount and the CUSIP numbers of the Treasury Securities Transferred by such Holder) and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, related to such Upper DECS, whereupon the Purchase Contract Agent shall promptly give such instruction in writing to the Collateral Agent in the form provided in Exhibit A hereto; provided that, such Holder may not substitute such Treasury Securities for such Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio pursuant to this Section 4.1 during the period from four Business Days prior to any Remarketing Period until the expiration of three Business Days after the end of such Remarketing Period. Upon receipt of Treasury Securities from a Holder of Upper DECS and the related written instruction from the Purchase Contract Agent, the Collateral Agent shall release the Pledged Notes, Pledged Treasury Consideration or the Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and shall promptly Transfer such Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent. All items Transferred and/or substituted by any Holder pursuant to this Section 4.1,
Section 4.2 or any other Section of this Agreement shall be Transferred and/or substituted free and clear of all liens, claims and encumbrances.

SECTION 4.2 Collateral Substitution and the Re-Creation of Upper DECS.

         At any time on or prior to the second Business Day immediately preceding the Stock Purchase Date, a Holder of Stripped DECS shall have the right to reestablish Upper DECS (a) consisting of the Purchase Contracts and Notes in integral multiples of 20 Stripped DECS, or (b) after a remarketing of the Notes pursuant to the Purchase Contract Agreement or a Tax Event Redemption, consisting of the Purchase Contracts and the appropriate Treasury Consideration (identified and calculated by reference to the Treasury Consideration then comprising Upper DECS) or the appropriate portion of the Treasury Portfolio in integral multiples of Stripped DECS such that the Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio to be deposited and the Treasury Securities to be released are in integral multiples of $1,000, by (x) Transferring to the Collateral Agent Notes or the appropriate Treasury Consideration or the Applicable Ownership Interest in the Treasury Portfolio (as defined in clause (A) of the definition of such term), as the case may be, then comprising such number of Upper DECS as is equal to such Stripped DECS and (y) delivering such Stripped DECS to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Purchase Contract Agent stating that such Holder has Transferred Notes, Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio to the Collateral Agent pursuant to clause (a) above and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Treasury Securities related to such Stripped DECS, whereupon the Purchase Contract Agent shall give such instruction to the Collateral Agent in the form provided in Exhibit A hereto; provided that, such Holder of Stripped DECS shall not have the right to reestablish Upper DECS pursuant to this Section
4.2 during the period from four Business Days prior to any Remarketing Period until the expiration of three Business Days after the end of such Remarketing Period. Upon receipt of the Notes or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, from such Holder and the instruction from the Purchase Contract Agent, the Collateral Agent shall release the Pledged Treasury Securities and shall promptly Transfer such Pledged Treasury Securities, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent.

SECTION 4.3       Termination Event.
                  -----------------

         (a) Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that there has occurred a Termination Event, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer any Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and Pledged Treasury Securities to the Purchase Contract Agent for the benefit of the Holders of the Upper DECS and the Stripped DECS, respectively, free and clear of any lien, pledge or security interest or other interest created hereby.

         (b) If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Notes, Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio, or Pledged Treasury Securities, as the case may be, as provided by this Section 4.3, the Purchase Contract Agent shall:

                  (i) use its best efforts to obtain at the expense of the Company an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 4.3, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (y) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or
         (z) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Notes, Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, as provided in this Section 4.3, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Notes, Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, as provided by this Section 4.3 or

                  (ii) commence an action or proceeding like that described in subsection (i)(z) hereof within ten days after the occurrence of such Termination Event.

SECTION 4.4       Early Settlement; Merger Early Settlement; Cash Settlement.
                  ----------------------------------------------------------

         Upon written notice to the Collateral Agent by the Purchase Contract Agent that one or more Holders of Upper DECS or Stripped DECS have elected to effect Early Settlement, Merger Early Settlement or Cash Settlement of their respective obligations under the Purchase Contracts forming a part of such Upper DECS or Stripped DECS in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement (setting forth the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement, Merger Early Settlement or Cash Settlement), and that the Purchase Contract Agent has received from such Holders, and paid to the Company, as confirmed to the Collateral Agent in writing by the Company, the related Early Settlement Amounts, Merger Early Settlement Amounts or the Purchase Prices in the case of the Cash Settlement, as the case may be, pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early Settlement, Merger Early Settlement or Cash Settlement, as the case may be, have been satisfied, then the Collateral Agent shall release from the Pledge (a) Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, in the case of a Holder of Upper DECS or (b) Pledged Treasury Securities, in the case of a Holder of Stripped DECS, relating to such Purchase Contracts as to which such Holders have elected to effect Early Settlement, Merger Early Settlement or Cash Settlement, and shall Transfer all such Pledged Notes, Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, free and clear of the Pledge created hereby, to the Purchase Contract Agent for the benefit of such Holders.

SECTION 4.5       Remarketing; Application of Proceeds; Settlement.
                  ------------------------------------------------

         (a) Pursuant to the Purchase Contract Agreement, the Purchase Contract Agent shall notify, by 10:00 a.m., New York City time, on the third Business Day preceding the Remarketing Date or any Subsequent Remarketing Date, as the case may be, the Remarketing Agent and the Collateral Agent of the aggregate principal amount of Notes comprising part of Upper DECS to be remarketed. The Collateral Agent shall, by 10:00 a.m., New York City time, on the Business Day immediately preceding the first day of any Remarketing Period or any Subsequent Remarketing Period, as the case may be, without any instruction from Holders of Upper DECS, deliver the Pledged Notes to be remarketed to the Remarketing Agent for remarketing. After deducting as the remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds of such remarketing of Pledged Notes, the Remarketing Agent will deliver the Agent-purchased Treasury Consideration (as defined in the Purchase Contract Agreement) purchased from the proceeds of the remarketing to the Purchase Contract Agent, which shall thereupon deliver such Agent-purchased Treasury Consideration to the Collateral Agent. Upon receipt of the Agent-purchased Treasury Consideration from the Purchase Contract Agent following a successful remarketing, (i) the Collateral Agent, for the benefit of the Company, shall thereupon hold in the Collateral Account such Agent-Purchased Treasury Consideration to secure the obligations under the Purchase Contracts of Holders of Upper DECS participating in the successful remarketing and to fund the quarterly interest payment due to such Holders of Upper DECS on the Stock Purchase Date, and (ii) the remaining portion, if any, of the proceeds of such successful remarketing shall be distributed by the Remarketing Agent to the Purchase Contract Agent for payment to such Holders of Upper DECS participating in such remarketing. On the Stock Purchase Date, the Collateral Agent shall, at the direction of the Company,
(i) apply that portion of the payments received in respect of the Pledged Treasury Consideration equal to the aggregate Stated Amount of the related Upper DECS to satisfy in full the obligations of such Holders of Upper DECS to pay the Purchase Price under the related Purchase Contracts and (ii) apply the remaining portion to pay the quarterly interest payment due to such Holders of Upper DECS on such Stock Purchase Date, which such quarterly interest payment shall be paid on the Pledged Notes in an amount equal to the Coupon Rate for such quarterly interest payment.

         (b) Within three Business Days following the Last Failed Remarketing, if any, the Notes delivered to the Remarketing Agent pursuant to Section 4.5(a) hereof shall be returned to the Collateral Agent, together with written notice from the Remarketing Agent of the Last Failed Remarketing. The Collateral Agent, for the benefit of the Company, shall thereupon hold such Notes to secure the obligations of Holders of Upper DECS under the Purchase Contracts. The Remarketing Agent shall make one or more attempts to remarket the Notes in accordance with the procedures set forth in the Purchase Contract Agreement and the Remarketing Agreement, provided that the requirements of Section 5.4(b)(ii) of the Purchase Contract Agreement have been met. If by 4:00 p.m., New York City time, on the Business Day immediately preceding the Stock Purchase Date, the Remarketing Agent has failed to remarket the Notes at 100.50% of the Remarketing Value (as described in the Purchase Contract Agreement), the Last Failed Remarketing shall be deemed to have occurred. In this case, the Remarketing Agent shall advise the Collateral Agent in writing that it cannot remarket the related Pledged Notes of such Holders of Upper DECS, and the Holders of Upper DECS that have not made a Cash Settlement, Early Settlement or Merger Early Settlement of the Purchase Contracts underlying their Upper DECS shall be deemed to have directed the Company to retain or dispose of the Pledged Notes in satisfaction of their obligations under the Purchase Contracts. The Collateral Agent, for the benefit of the Company will, at the written direction of the Company, retain or dispose of the Pledged Notes in accordance with applicable law and satisfy in full, from any such disposition or retention, such Holders' obligations to pay the Purchase Price for the Common Stock; provided, that if upon a Failed Remarketing, the Collateral Agent exercises such rights for the benefit of the Company with respect to such Notes, any accrued and unpaid interest on such Notes will become payable by the Company to the Purchase Contract Agent for payment to the Holder of the Upper DECS to which such Notes relate in accordance with the Purchase Contract Agreement.

         (c) In the event a Holder of Stripped DECS has not made a Cash Settlement, Early Settlement or Merger Early Settlement of the Purchase Contracts underlying its Stripped DECS, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contracts from the payments received in respect of the related Pledged Treasury Securities. Without receiving any instruction from any such Holder, the Collateral Agent shall apply such payments to the settlement of such Purchase Contracts on the Stock Purchase Date. In the event the payments received in respect of the related Pledged Treasury Securities are in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall distribute such excess, when received, to the Purchase Contract Agent for the benefit of such Holders of Stripped DECS.

         (d) On or prior to the fourth Business Day preceding the first day of any Remarketing Period, but no earlier than the Payment Date immediately preceding February 17, 2005, holders of Separate Notes may elect to have their Separate Notes remarketed by delivering their Separate Notes, together with a notice of such election, substantially in the form of Exhibit C hereto, to the Custodial Agent. On the third Business Day prior to the first day of any Remarketing Period, by 10:00 a.m., New York City time, the Custodial Agent shall notify the Remarketing Agent of the number of such Separate Notes to be remarketed. The Custodial Agent will hold such Separate Notes in an account separate from the Collateral Account. A holder of Separate Notes electing to have its Separate Notes remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of Exhibit D hereto, on or prior to the fifth Business Day immediately preceding the first day of any Remarketing Period and any Subsequent Remarketing Period, upon which notice the Custodial Agent will return such Separate Notes to such holder. On the third Business Day immediately preceding the first day of any Remarketing Period and any Subsequent Remarketing Period, the Custodial Agent at the written direction of the Remarketing Agent will deliver to the Remarketing Agent for remarketing all Separate Notes delivered to the Custodial Agent pursuant to this Section 4.5(d) and not withdrawn pursuant to the terms hereof prior to such date. The portion of the proceeds from such remarketing equal to the amount calculated in respect of such Separate Notes as set forth in Section 5.4(b) of the Purchase Contract Agreement will automatically be remitted by the Remarketing Agent to the Custodial Agent for the benefit of the holders of such Separate Notes. In addition, after deducting as the remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds of such remarketing of such Separate Notes, the Remarketing Agent will remit to the Custodial Agent the remaining portion of the proceeds, if any, for the benefit of such holders of such Separate Notes. If, despite using its reasonable best efforts, the Remarketing Agent advises the Custodial Agent in writing that there has been a Failed Remarketing, the Remarketing Agent will promptly return such Separate Notes to the Custodial Agent for redelivery to such holders of such Separate Notes.

                                 Article V

                           VOTING RIGHTS -- NOTES

SECTION 5.1       Exercise by Purchase Contract Agent.
                  -----------------------------------

         The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Notes or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided, that the Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Company, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Notes; and provided, further, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five days prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Notes, including notice of any meeting at which holders of Notes are entitled to vote or solicitation of consents, waivers or proxies of holders of Notes, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Notes (in form and substance satisfactory to the Collateral Agent) as are prepared by the Purchase Contract Agent with respect to the Pledged Notes.

                                Article VI

                 RIGHTS AND REMEDIES; TAX EVENT REDEMPTION

SECTION 6.1       Rights and Remedies of the Collateral Agent.
                  -------------------------------------------

         (a) In addition to the rights and remedies available at law or in equity, after an event of default under the Purchase Contracts, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (or any successor thereto) as in effect in the State of New York from time to time (the "Code") (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Wherever reference is made in this Agreement to any section of the Code, such reference shall be deemed to include a reference to any provision of the Code that is a successor to, or amendment of, such section. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (i) retention of the Pledged Notes or other Collateral in full satisfaction of the Holders' obligations under the Purchase Contracts or (ii) sale of the Pledged Notes or other Collateral in one or more public or private sales, in each case at the written direction of the Company.

         (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of any Pledged Notes, Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities as provided in
Article III hereof in satisfaction of the obligations of the Holders of Upper DECS or Stripped DECS of which such Pledged Notes, Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, as applicable, is a part under the related Purchase Contracts, the inability to make such payments shall constitute an event of default under the Purchase Contracts and the Collateral Agent shall have and may exercise, with reference to such Pledged Notes, Pledged Treasury Securities, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Consideration, as applicable, and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

         (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) the principal amount of, or interest on, the Pledged Notes, or (ii) the principal amount of, or interest (if any) on, the Pledged Treasury Consideration, Pledged Applicable Ownership Interest of the Treasury Portfolio or Pledged Treasury Securities, subject, in each case, to the provisions of Article III, and as otherwise granted herein.

         (d) The Purchase Contract Agent, individually and as attorney-in-fact for each Holder of Upper DECS and Stripped DECS, agrees that, from time to time, upon the written request of the Company or the Collateral Agent (acting upon the written request of the Company), the Purchase Contract Agent or such Holder shall execute and deliver such further documents and do such other acts and things as the Company or the Collateral Agent (acting upon the written request of the Company) may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Company or the Collateral Agent (acting upon the written request of the Company) hereunder, except for liability for its own negligent act, its own negligent failure to act, its bad faith or its own willful misconduct.

SECTION 6.2       Substitutions.
                  -------------

         Whenever a Holder has the right to substitute Treasury Securities, Notes, Treasury Consideration or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, for Collateral held by the Collateral Agent, such substitution shall not constitute a novation of the security interest created hereby.

SECTION 6.3       Tax Event Redemption.
                  --------------------

         Upon the occurrence of a Tax Event Redemption prior to a successful remarketing of the Pledged Notes, the aggregate Redemption Price payable on the Tax Event Redemption Date with respect to such Pledged Notes shall be delivered to the Collateral Agent by the Trustee on or prior to 12:00 p.m., New York City time, by wire transfer in immediately available funds at such place and at such account as may be designated by the Collateral Agent in exchange for the Pledged Notes. In the event the Collateral Agent receives such Redemption Price, the Collateral Agent will, at the written direction of the Company, apply an amount, out of such Redemption Price, equal to the aggregate Redemption Amount with respect to the Pledged Notes to purchase from the Quotation Agent the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Purchase Contract Agent for payment to the Holders of Upper DECS. The Collateral Agent shall Transfer the Treasury Portfolio to the Collateral Account to secure the obligation of all Holders of Upper DECS to purchase Common Stock of the Company under the Purchase Contracts constituting a part of such Upper DECS, in substitution for the Pledged Notes. Thereafter the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as it had in respect of the Pledged Notes as provided in Articles II, III, IV, V and VI, and any reference herein to the Notes shall be deemed to be reference to such Treasury Portfolio, and any reference herein to interest on the Notes shall be deemed to be a reference to distributions on such Treasury Portfolio.

                                Article VII

                 REPRESENTATIONS AND WARRANTIES; COVENANTS

SECTION 7.1       Representations and Warranties.
                  ------------------------------

         The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represent and warrant to the Collateral Agent, which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral that:

         (a) such Holder has the power to grant a security interest in and lien on the Collateral;

         (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Section 2.1 hereof;

         (c) upon the Transfer of the Collateral to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any Intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to
Section 2.2 hereof); and

         (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Section 2.1 hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

SECTION 7.2       Covenants.
                  ---------

         The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

         (a) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

         (b) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the pledge hereunder, transferred in connection with the Transfer of the Upper DECS and Stripped DECS.

                                Article VIII

                            THE COLLATERAL AGENT

SECTION 8.1       Appointment, Powers and Immunities.
                  ----------------------------------

         (a) The Collateral Agent shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each of the Collateral Agent, the Custodial Agent and the Securities Intermediary:

                  (i) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against any of them, nor shall any of them be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof;

                  (ii) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Upper DECS or Stripped DECS or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Upper DECS or Stripped DECS or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, existence, validity, perfection or maintenance of any security interest created hereunder;

                  (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except in the case of the Collateral Agent, pursuant to written directions furnished under Section 8.2 hereof, subject to Section 8.6 hereof);

                  (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own gross negligence, bad faith or willful misconduct; and

                  (v) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, the Upper DECS or Stripped DECS or other property deposited hereunder.

         Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

         (b) No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the value of the Collateral or for any special, indirect, individual, consequential damages or lost profits or loss of business, arising in connection with this Agreement even if the Collateral Agent, the Custodial Agent or the Securities Intermediary has been advised of the likelihood of such loss or damage being incurred and regardless of the form of action. Notwithstanding the foregoing, the Collateral Agent, the Custodial Agent, the Purchase Contract Agent and Securities Intermediary, each in its individual capacity, hereby waive any right of setoff, bankers lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

         (c) The Collateral Agent, Custodial Agent and Securities Intermediary shall have no liability whatsoever for the action or inaction of any Clearing Agency or any book-entry system thereof. In no event shall any Clearing Agency or any book-entry system thereof be deemed an agent or subcustodian of the Collateral Agent, Custodial Agent and Securities Intermediary. The Collateral Agent, Custodial Agent and Securities Intermediary shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; war (whether declared or undeclared); terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation.

SECTION 8.2       Instructions of the Company.
                  ---------------------------

         The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent, the Custodial Agent and the Securities Intermediary shall each receive indemnity reasonably satisfactory to it as provided herein. Nothing in this
Section 8.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

SECTION 8.3       Reliance.
                  --------

         Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall be entitled conclusively to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone or facsimile) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

SECTION 8.4       Rights in Other Capacities.
                  --------------------------

         The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any Holder of Upper DECS or Stripped DECS and any holder of Separate Notes (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent, any Holder of Upper DECS or Stripped DECS or any holder of Separate Notes without having to account for the same to the Company; provided that each of the Securities Intermediary, the Custodial Agent and the Collateral Agent covenants and agrees with the Company that, except as provided in this Agreement, it shall not accept, receive or permit there to be created in favor of itself (and waives any right of set-off or banker's lien with respect to) and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral and the Collateral shall not be commingled with any other assets of any such Person.

SECTION 8.5       Non-Reliance on Collateral Agent.
                  --------------------------------

         None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Upper DECS or Stripped DECS of this Agreement, the Purchase Contract Agreement, the Upper DECS or Stripped DECS or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Upper DECS or Stripped DECS. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall not have any duty or responsibility to provide the Company or the Remarketing Agent with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent, any Holder of Upper DECS or Stripped DECS or any holder of Separate Notes (or any of their respective subsidiaries or affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

SECTION 8.6       Compensation and Indemnity.
                  --------------------------

         The Company agrees:

         (a) to pay each of the Collateral Agent, the Custodial Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, for all services rendered by each of them hereunder, and

         (b) to indemnify the Collateral Agent, the Custodial Agent, the Securities Intermediary and their officers, directors and agents for, and to hold each of them harmless from and against, any loss, liability or reasonable out-of-pocket expense incurred without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the out-of-pocket costs and expenses (including fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties or collecting such amounts. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each promptly notify the Company of any third party claim that may give rise to the indemnity hereunder and give the Company the opportunity to participate in the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld. The provisions of this Section 8.6 shall survive the resignation or removal of the Collateral Agent, the Custodial Agent and the Securities Intermediary or the termination of this Agreement.

SECTION 8.7       Failure to Act.
                  --------------

         In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent, Custodial Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and none of the Collateral Agent, Custodial Agent or the Securities Intermediary shall be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent, Custodial Agent and the Securities Intermediary shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, reasonably satisfactory to the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, or (ii) the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, shall have received security or an indemnity reasonably satisfactory to the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, sufficient to save the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, harmless from and against any and all loss, liability or reasonable out-of-pocket expense that the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, may incur by reason of its acting without willful misconduct or gross negligence. The Collateral Agent, Custodial Agent or the Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, may deem necessary. Notwithstanding anything contained herein to the contrary, none of the Collateral Agent, Custodial Agent or the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

SECTION 8.8       Resignation.
                  -----------

         Subject to the appointment and acceptance of a successor Collateral Agent, Custodial Agent or Securities Intermediary, as provided below, (a) the Collateral Agent, Custodial Agent and the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Upper DECS and Stripped DECS, (b) the Collateral Agent, Custodial Agent and the Securities Intermediary may be removed at any time by the Company and
(c) if the Collateral Agent, Custodial Agent or the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent, Custodial Agent or the Securities Intermediary may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (c) of the immediately preceding sentence. The Company shall promptly notify the Purchase Contract Agent of any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (b) of the second preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. If no successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's giving of notice of resignation or such removal, then the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, may at the Company's expense petition any court of competent jurisdiction for the appointment of a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. Each of the Collateral Agent, Custodial Agent and the Securities Intermediary shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, hereunder by a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor after the payment of any outstanding fees, expenses and indemnities due and owing to such remaining party. The retiring Collateral Agent, Custodial Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent, Custodial Agent or Securities Intermediary hereunder. After any retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's resignation hereunder as Collateral Agent, Custodial Agent or Securities Intermediary, the provisions of this Section 8.8, and Section
8.6 hereof, shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, Custodial Agent or Securities Intermediary. Any resignation or removal of the Collateral Agent hereunder shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Custodial Agent and the Securities Intermediary hereunder.

SECTION 8.9       Right to Appoint Agent or Advisor.
                  ---------------------------------

         The Collateral Agent shall have the right to appoint or consult with agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents (other than legal counsel) pursuant to this Section 8.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

SECTION 8.10      Survival.
                  --------

         The provisions of this Article VIII shall survive termination of this Agreement and the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

SECTION 8.11      Exculpation.
                  -----------

         Anything in this Agreement to the contrary notwithstanding, in no event shall any of the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them.

                                 Article IX

                                 AMENDMENT

SECTION 9.1       Amendment Without Consent of Holders.
                  ------------------------------------
         Without the consent of any Holders or the holders of any Separate Notes, the Company, when authorized by a Board Resolution, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, for any of the following purposes:

                  (i) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company;

                  (ii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created hereunder;

                  (iii) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Custodial Agent, Securities Intermediary or Purchase Contract Agent; or

                  (iv) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

SECTION 9.2       Amendment with Consent of Holders.
                  ---------------------------------

         With the consent of the Holders of not less than a majority of the Purchase Contracts at the time outstanding, by Act of said Holders delivered to the Company, the Purchase Contract Agent or the Collateral Agent, as the case may be, the Company, when duly authorized by a Board Resolution, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Upper DECS or Stripped DECS; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding DECS adversely affected thereby,

                  (i) change the amount or type of Collateral underlying an Upper DECS or Stripped DECS (except for the rights of holders of Upper DECS to substitute the Treasury Securities for the Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, or the rights of Holders of Stripped DECS to substitute Notes or the appropriate Treasury Consideration or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as applicable, for the Pledged Treasury Securities), impair the right of the Holder of any Upper DECS or Stripped DECS to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

                  (ii) otherwise effect any action that would require the consent of the Holder of each Outstanding DECS affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

                  (iii) reduce the percentage of Purchase Contracts the consent of whose Holders is required for any such amendment.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.3       Execution of Amendments.
                  -----------------------

         In executing any amendment permitted by this Section, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent shall receive and (subject to Section 8.1 hereof, with respect to the Collateral Agent, and Section 7.1 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied and, in the case of an amendment pursuant to Section 9.1, that such amendment does not adversely affect the validity, perfection or priority of the security interests granted or created hereunder.

SECTION 9.4       Effect of Amendments.
                  --------------------

         Upon the execution of any amendment under this Article IX, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

SECTION 9.5       Reference to Amendments.
                  -----------------------

         Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement and without charge or expense to the Holders in exchange for outstanding Certificates.

                                 Article X

                               MISCELLANEOUS

SECTION 10.1      No Waiver.
                  ---------

         No failure on the part of any party hereto or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any party hereto or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 10.2      Governing Law.
                  -------------

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS. Without limiting the foregoing, the above choice of law is expressly agreed to by the Securities Intermediary, the Collateral Agent, the Custodial Agent and the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral Account, which law, for purposes of the Code, shall be deemed to be the law governing all Security Entitlements related thereto. In addition, such parties agree that, for purposes of the Code, New York shall be the Securities Intermediary's jurisdiction. The Company, the Collateral Agent and the Holders from time to time of the Upper DECS and Stripped DECS, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders from time to time of the Upper DECS and Stripped DECS, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 10.3      Notices.
                  -------

         Unless otherwise stated herein, all notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a mailed notice or notice transmitted by telecopier, upon receipt, in each case given or addressed as aforesaid.

SECTION 10.4      Successors and Assigns.
                  ----------------------

         This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Upper DECS or Stripped DECS, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

SECTION 10.5      Counterparts.
                  ------------

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 10.6      Severability.
                  ------------

         If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7      Expenses, Etc.

         The Company agrees to reimburse the Collateral Agent, the Securities Intermediary and the Custodial Agent for:

         (a) all reasonable costs and all reasonable expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent, the Custodial Agent and the Securities
Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;

         (b) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Upper DECS or Stripped DECS to satisfy its obligations under the Purchase Contracts forming a part of the Upper DECS and Stripped DECS and (ii) the enforcement of this Section 10.7; and

         (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

SECTION 10.8      Security Interest Absolute.
                  --------------------------

         All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of any provision of the Purchase Contracts or the Upper DECS or Stripped DECS or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Upper DECS or Stripped DECS under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

         (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

SECTION 10.9      Waiver of Jury Trial.
                  --------------------

         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                          [SIGNATURE PAGE FOLLOWS]





         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                          TEMPLE-INLAND INC.
                          By: /s/ M. Richard Warner
                             -------------------------------------------
                              Name:  M. Richard Warner
                              Title: Vice President and Chief Administrative
                                     Officer

                          Address for Notices:
                          303 South Temple Drive
                          Diboll, Texas 75941
                          Attention:  General Counsel
                          Telecopy:  936-829-3333


                          JPMORGAN CHASE BANK, as Purchase Contract
                          Agent and as attorney-in-fact of the Holders from time to time of the Upper DECS and Stripped DECS


                          By: /s/ William B. Keenan
                             -------------------------------------------
                              Name:  William B. Keenan
                              Title: Assistant Vice President

                          Address for Notices:
                          450 West 33rd Street
                          New York, New York  10001
                          Attention:  Institutional Trust Services
                          Telecopy:  212-946-8160


                          BANK ONE TRUST COMPANY, N.A., as Collateral
                          Agent, Custodial Agent and Securities
                          Intermediary


                          By: /s/ J. Morand
                             -------------------------------------------
                              Name: J. Morand
                              Title:   Vice President

                          Address for Notices:
                          1 Bank One Plaza
                          Chicago, Illinois  60670
                          Attention:  Corporate Trust Administration
                          Telecopy:  312-336-8840/1




                                 EXHIBIT A

                     INSTRUCTION FROM PURCHASE CONTRACT
                         AGENT TO COLLATERAL AGENT

Bank One Trust Company, N.A.,
as Collateral Agent
1 Bank One Plaza
Chicago, Illinois  60670

Re:          Upper DECS of TEMPLE-INLAND INC. (the "Company")

            ----------------------------------------------------

         We hereby notify you in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of May 1, 2002 (the "Pledge Agreement") among the Company, you, as Collateral Agent, Custodial Agent and Securities Intermediary and us, as Purchase Contract Agent and as attorney-in-fact for the holders of [Upper DECS] [Stripped DECS] from time to time, that the holder of Upper DECS or Stripped DECS listed below (the "Holder") has elected to substitute [$_____ aggregate principal amount of Treasury Securities (CUSIP No. _________)] [$_______ aggregate principal amount of Notes or $_____ aggregate principal amount of Treasury Consideration (CUSIP No. _____) or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] in exchange for the related [Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Treasury Securities] [Notes, the Treasury Consideration or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be,], and upon the payment by such Holder of any applicable fees, to release the [Notes, the Treasury Consideration or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] [Treasury Securities] related to such [Upper DECS] [Stripped DECS] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.




Date:  _____________________

                                              JPMORGAN CHASE BANK, as
                                              Purchase Contract Agent


                                              By:______________________________
                                                 Name:
                                                 Title:


Please print name and address of Registered Holder electing to substitute [Treasury Securities] [Notes, Treasury Consideration or the appropriate Applicable Ownership Interest in the Treasury Portfolio] for the [Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio] [Pledged Treasury Securities]:

Name:
Social Security or other Taxpayer
Identification Number, if any:
Address:




                                 EXHIBIT B

                   INSTRUCTION TO PURCHASE CONTRACT AGENT

JPMorgan Chase Bank,
as Purchase Contract Agent
450 West 33rd Street
New York, New York  10001
Attn:  Institutional Trust Services
Telecopy:  212-946-8160

Re:          Upper DECS of TEMPLE-INLAND INC. (the "Company")
         The undersigned Holder hereby notifies you that it has delivered to Bank One Trust Company, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary [$_______ aggregate principal amount of Treasury Securities (CUSIP No. _________)] [$_______ aggregate principal amount of Notes or $_____ principal amount of Treasury Consideration (CUSIP No. _____) or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be] in exchange for the related [Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated May 1, 2002 (the "Pledge Agreement"), among you, the Company and the Collateral Agent. The undersigned Holder has paid the Collateral Agent all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be] [Pledged Treasury Securities] related to such [Upper DECS] [Stripped DECS]. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:  ___________________          Signature:_______________________________

                                    Signature Guarantee:_____________________

Please print name and address of Registered Holder:

Name:

Social Security or other Taxpayer Identification Number, if any:

Address:




                                 EXHIBIT C

            INSTRUCTION TO CUSTODIAL AGENT REGARDING REMARKETING

Bank One Trust Company, N.A.,
as Custodial Agent
1 Bank One Plaza
Chicago, Illinois  60670

Re:      Notes of TEMPLE-INLAND INC. (the "Company")

         The undersigned hereby notifies you in accordance with Section 4.5(d) of the Pledge Agreement, dated as of May 1, 2002 (the "Pledge Agreement"), among the Company, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent, and JPMorgan Chase Bank, as Purchase Contract Agent and as attorney-in-fact for the Holders of Upper DECS and Stripped DECS from time to time, that the undersigned elects to deliver $__________ aggregate principal amount of Notes for delivery to the Remarketing Agent on the fourth Business Day immediately preceding the first day of any Remarketing Period or any Subsequent Remarketing Period for remarketing pursuant to Section 4.5(d) of the Pledge Agreement. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.

         The undersigned hereby instructs you, upon receipt of the proceeds of such remarketing from the Remarketing Agent, net of amounts payable to the Remarketing Agent in accordance with the Pledge Agreement, to deliver such proceeds to the undersigned in accordance with the instructions indicated herein under "A. Payment Instructions." The undersigned hereby instructs you, in the event of a Failed Remarketing, upon receipt of the Notes tendered herewith from the Remarketing Agent, to be delivered to the person(s) and the address(es) indicated herein under "B. Delivery Instructions."

         With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Notes tendered hereby and that the undersigned is the record owner of any Notes tendered herewith in physical form or a participant in The Depository Trust Company ("DTC") and the beneficial owner of any Notes tendered herewith by book-entry transfer to your account at DTC and (ii) agrees to be bound by the terms and conditions of Section 4.5(d) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:  ___________________              Signature:____________________________

                                        Signature Guarantee:__________________
Name:

Social Security or other Taxpayer Identification Number, if any:

Address:

A.       PAYMENT INSTRUCTIONS

Proceeds of the remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s):          __________________________________

                         (Please Print)
Address:          __________________________________
                         (Please Print)
(Zip Code)
(Tax Identification or Social Security Number):

B.       DELIVERY INSTRUCTIONS

In the event of a Failed Remarketing, Notes which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s):          __________________________________

                         (Please Print)
Address:          __________________________________
                         (Please Print)
(Zip Code)
(Tax Identification or Social Security Number):

In the event of a Failed Remarketing, Notes which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

Name of Account Party:                                       DTC Account Number:




                                 EXHIBIT D

                  INSTRUCTION TO CUSTODIAL AGENT REGARDING

                        WITHDRAWAL FROM REMARKETING

Bank One Trust Company, N.A.,
as Custodial Agent
1 Bank One Plaza
Chicago, Illinois  60670

Re:          Notes of TEMPLE-INLAND INC. (the "Company")

         The undersigned hereby notifies you in accordance with Section 4.5(d) of the Pledge Agreement, dated as of May 1, 2002 (the "Pledge Agreement"), among the Company, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent and JPMorgan Chase Bank, as Purchase Contract Agent and as attorney-in-fact for the Holders of Upper DECS and Stripped DECS from time to time, that the undersigned elects to withdraw the $_____ aggregate principal amount of Notes delivered to the Custodial Agent on ___________, 2005 for remarketing pursuant to Section 4.5(d) of the Pledge Agreement. The undersigned hereby instructs you to return such Notes to the undersigned in accordance with the undersigned's instructions. With this notice, the Undersigned hereby agrees to be bound by the terms and conditions of Section 4.5(d) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:  ___________________              Signature:___________________________

                                        Signature Guarantee:_________________
Name:

Social Security or other Taxpayer Identification Number, if any:

Address:

A.       DELIVERY INSTRUCTIONS

In the event of a Failed Remarketing, Notes which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s):          __________________________________

                         (Please Print)
Address:          __________________________________
                         (Please Print)
(Zip Code)
(Tax Identification or Social Security Number):

In the event of a Failed Remarketing, Notes which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

Name of Account Party:                                      DTC Account Number: